Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 1 of 179

EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW HAMPSHIRE

--	x	
	:	**Chapter 11**
In re:	:	
	:	**Case No. 14-11916-HJB**
GT ADVANCED TECHNOLOGIES INC., *et al.*,	:	
	:	**Jointly Administered**
Debtors.[1]	:	
	:	
--	x	

ORDER CONFIRMING DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED MARCH 7, 2016

GT Advanced Technologies Inc. ("GT Inc.") and its affiliated debtors and debtors in possession in the above-captioned Chapter 11 Cases (collectively, "GTAT" or the "Debtors"), having proposed and filed the *Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated March 7, 2016* [Docket No. 3297] (in the form attached hereto as Exhibit A, and as supplemented by the Plan Supplement, the "Plan") with the United States Bankruptcy Court for the District of New Hampshire (the "Bankruptcy Court"); and the Bankruptcy Court having entered, after due notice and a hearing, the *Order Pursuant to Bankruptcy Code Sections 105, 502, 1125, 1126 and 1129, Bankruptcy Rules 2002, 3003, 3016, 3017, 3018, 3020, 9006, 9013, 9014, and 9021, and Local Rules 2002-1, 3017-1, and 3018-2: (I) Approving Debtors' Disclosure Statement for Joint Plan of Reorganization; (II) Establishing Voting Record Date; (III) Approving Solicitation Packages and Distribution Procedures; (IV) Approving Forms of Ballots and Establishing Procedures for Voting on Joint Plan of*

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[1] The Debtors, along with the last four digits of each debtor's tax identification number, as applicable, are: GT Advanced Technologies Inc. (6749), GTAT Corporation (1760), GT Advanced Equipment Holding LLC (8329), GT Equipment Holdings, Inc. (0040), Lindbergh Acquisition Corp. (5073), GT Sapphire Systems Holding LLC (4417), GT Advanced Cz LLC (9815), GT Sapphire Systems Group LLC (5126), and GT

2 Reorganization; (V) Approving Forms of Notices to Non-Voting Classes Under Plan; (VI) Establishing Voting Deadline to Accept or Reject Plan; (VII) Approving Procedures for Vote Tabulations; and (VIII) Establishing Confirmation Hearing Date and Notice and Objection Procedures in Respect Thereof, dated February 2, 2016 [Docket No. 3006] (the “Disclosure Statement Order”); and the Disclosure Statement for Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated February 1, 2016 [Docket No. 3122] (the “Disclosure Statement”) having been approved by this Court, and the Plan and the Solicitation Packages (as defined below) having been duly transmitted to holders of Claims2 entitled to vote thereon as provided in the Disclosure Statement Order; and due notice of (i) entry of the Disclosure Statement Order, (ii) the Confirmation Hearing, and (iii) the deadline for voting on and/or objecting to the Plan having been provided to holders of Claims against and Equity Interests in the Debtors and other parties in interest in accordance with the Disclosure Statement Order, the Bankruptcy Code, and the Bankruptcy Rules; and such notice being sufficient under the circumstances and no other or further notice being required; and objections to the Plan having been interposed by various parties (the “Objections”); and the Debtors having filed the Amended Memorandum of Law in Support of Confirmation of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and in Response to Objections in Confirmation Thereof [Docket No. 3212] (the “Confirmation Brief”) and the Plan Supplement on February 16, 2016 [Docket No. 3118] (as supplemented on February 19, 2016 [Docket No. 3139], February 24, 2016 [Docket No. 3167], March 2, 2016 [Docket No. 3268], and March 7, Advanced Technologies Limited (1721). The Debtors’ corporate headquarters are located at 243 Daniel Webster Highway, Merrimack, NH 03054. 2 Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan and the Disclosure Statement (as applicable). The “Application of Definitions; Rules of Construction; and Computation of Time” as set forth in Section 2.1 of the Plan are incorporated herein. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 2 of 179

3 2016 [Docket No. 3299]) in accordance with the provisions of the Plan; and such filing and notice thereof being sufficient under the circumstances and no further notice being required; and upon consideration of (i) the Declaration of Michael J. Paque on Behalf of Kurtzman Carson Consultants, LLC Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Vote Certification”), the Declaration of K. Raja Bal, Chief Financial Officer of GTAT Corporation, in Support of Confirmation of the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Bal Declaration”), the Declaration of Neil Augustine in Support of Confirmation of the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Augustine Declaration”), the Declaration of Robert A. Campagna in Support of Confirmation of the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Campagna Declaration”), the Declaration of Robert Amici in Support of Confirmation of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Amici Declaration”), and the Affidavit of Publication of Notice of: (I) Approval of Disclosure Statement; (II) Establishment of Voting Record Date; (III) Procedures and Deadline for Voting on plan; and (IV) Hearing on Confirmation of Plan and Procedures for Objections in The New York Times and The New Hampshire Union Leader on February 11, 2016 (the “Affidavit of Publication,” and together with the Vote Certification, the Bal Declaration, the Augustine Declaration, the Campagna Declaration, and the Amici Declaration, the “Declarations”); and the hearing to consider confirmation of the Plan having been held before the Bankruptcy Court on March 3 and March 4, 2016 (the “Confirmation Hearing”); and the Bankruptcy Court having reviewed and considered the Disclosure Statement, the Disclosure Statement Order, the Plan, the Plan Supplement, the Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 3 of 179

4 Confirmation Brief, the Declarations, each of the Objections that has not been withdrawn or otherwise resolved, and all related documents; and the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing, including the Declarations filed and testimony therein and the exhibits admitted into evidence; and upon all of the proceedings had before the Bankruptcy Court and the entire record of the Confirmation Hearing; and the Bankruptcy Court having determined based upon all of the foregoing that the Plan should be confirmed, as reflected by the Bankruptcy Court’s rulings made herein and on the record of the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor, IT IS HEREBY FOUND, DETERMINED, ORDERED, ADJUDGED, AND DECREED, AS FOLLOWS: FINDINGS OF FACT AND CONCLUSIONS OF LAW A. Findings and Conclusions. The findings and conclusions set forth in this Confirmation Order and on the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. B. Jurisdiction. The Court has jurisdiction over the Debtors’ Chapter 11 Cases, confirmation of the Plan and the Objections pursuant to 28 U.S.C. §§ 157 and 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order confirming the Plan. Venue is proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 4 of 179

5 C. Commencement and Joint Administration of the Debtors’ Chapter 11 Cases. On October 6, 2014 (the “Petition Date”), the Debtors commenced the Chapter 11 Cases. By prior order of the Court [Docket No. 47], the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. The Debtors have managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee has been appointed in the Chapter 11 Cases. D. Official Committee of Unsecured Creditors. On October 14, 2014, the Office of the United States Trustee (the “U.S. Trustee”) appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code (the “Creditors’ Committee”). E. Appointment of Fee Examiner. On May 15, 2015, the Court ordered the appointment of a fee examiner [Docket No. 1826]. F. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases. G. Burden of Proof. The Debtors have met their burden of proving the elements of sections 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard. H. Resolution of Objections. As presented on the record at the Confirmation Hearing and as provided in this Confirmation Order, the consensual resolutions of those Objections that were resolved satisfy all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules and are in the best interests of the Debtors and are hereby approved. All Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 5 of 179

6 Objections that were not resolved by agreement at or prior to the Confirmation Hearing and that have not been withdrawn are overruled. I. Solicitation and Notice. On February 2, 2016, the Court entered the Disclosure Statement Order, which, among other things, approved the Disclosure Statement, finding that it contained “adequate information” within the meaning of section 1125 of the Bankruptcy Code, and established procedures for the Debtors’ solicitation and tabulation of votes on the Plan. The (a) Notice of Confirmation Hearing, (b) Disclosure Statement (with a copy of the version of the Plan dated February 1, 2016 (the “Solicitation Plan”) attached thereto), (c) Disclosure Statement Order (without attachments), (d) notices of non-voting status, and (e) appropriate ballots for voting on the Plan (the “Ballots”) (collectively, the “Solicitation Packages”) were served in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order (the “Solicitation”). As described in the Disclosure Statement Order, and as set forth in the Vote Certification and the Certificate of Service by Kurtzman Carson Consultants LLC (“KCC”), filed at Docket No. 3101, (a) the service of the Solicitation Packages and the Plan Supplement, as described below, was adequate and sufficient under the circumstances of the Chapter 11 Cases and (b) adequate and sufficient notice of the Confirmation Hearing and other requirements, deadlines, hearings, and matters described in the Disclosure Statement Order (i) was timely provided in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and (ii) provided due process and an opportunity to appear and be heard to all parties in interest. No other or further notice is or shall be required. J. Voting. Votes on the Plan were solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code. As evidenced by the Vote Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 6 of 179

7 faith, and in a manner consistent with the Disclosure Statement Order, the Bankruptcy Code, and the Bankruptcy Rules. K. Plan Supplement. On February 16, 2016, the Debtors filed that certain supplement to the Plan [Docket No. 3118] (the “Solicitation Plan Supplement,” and as supplement and amended, the “Plan Supplement”), which includes the following documents: (a) the form of Senior Secured Notes Indenture; (b) the form of Collateral Agreement; (c) the form of Certificate of Designation; (d) the form of DIP Warrant Agreement; (e) the form of Noteholder Warrant Agreement; (f) the list of new members of the New Board; (g) the form of New Employment Agreements for Messrs. Keck, Bal, and Kim; (h) the contracts and leases to be assumed under the Plan; (i) certain Retained Causes of Action; (j) the form of Second Amended and Restated Certificate of Incorporation of Reorganized GT Inc.; (k) the form of Second Amended and Restated Bylaws of Reorganized GT Inc.; (l) the form of Management Incentive Plan; (m) the summary of economic terms for senior executives; (n) the form of Litigation Trust Agreement; (o) the identity of the Litigation Trustee; (p) the form of Shareholder Agreement; and (q) the legal entity organizational chart (as of the Effective Date). All such materials and documents comply with the terms of the Plan, and the filing and notice of such materials and documents was proper and sufficient in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required. L. Bankruptcy Rule 3016. The Plan is dated and identifies the Debtors as the plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b). Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 7 of 179

8 MODIFICATIONS TO THE PLAN M. Modification. Subsequent to Solicitation, the Debtors filed (1) amendments to the Plan on March 2, 2016 [Docket No. 3267] and on March 7, 2016 [Docket No. 3297], which amendments include certain modifications (the “Plan Modifications”) to the Solicitation Plan which, among other things, address objections raised by certain parties, and (2) supplements to the Solicitation Plan Supplement on February 19, 2016 [Docket No. 3139], February 24, 2016 [Docket No. 3167], March 2, 2016 [Docket No. 3268], and March 7, 2016 [Docket No. 3299] (the “Plan Supplement Modifications”). Pursuant to section 1127(a) of the Bankruptcy Code, the Plan Modifications are made a part of the Plan, and the Plan Supplement Modifications are made part of the Plan Supplement, and for all purposes under this Order the Solicitation Plan, as modified by the Plan Modifications, constitutes the “Plan” and the Solicitation Plan Supplement, as modified by the Plan Supplement Modifications, constitutes the “Plan Supplement.” N. Notice of Modifications. The filing of the Solicitation Plan, the Plan Modifications, the Solicitation Plan Supplement, and the Plan Supplement Modifications and the description of the Plan Modifications and Plan Supplement Modifications on the record at the Confirmation Hearing provided due and sufficient notice to all parties in interest under the circumstances of these Chapter 11 Cases. O. Deemed Acceptance of Plan as Modified. The Plan Modifications and the Plan Supplement Modifications are either (a) immaterial or do not adversely affect the treatment of any Claim against or Equity Interest in the Debtors under the Solicitation Plan or (b) the adversely affected parties have consented to the Plan Modifications and the Plan Supplement Modifications. Therefore, in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Solicitation Plan or who Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 8 of 179

9 are conclusively presumed to have accepted the Solicitation Plan are deemed to have accepted the Plan, as modified by the Plan Modifications and the Plan Supplement Modifications. No holder of a Claim or Equity Interest that has voted to accept the Solicitation Plan shall be permitted to change its acceptance to a rejection as a consequence of the Plan Modifications or the Plan Supplement Modifications. P. Pursuant to Bankruptcy Rule 3019, the Plan Modifications and the Plan Supplement Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Solicitation Plan. Q. Compliance with Section 1127 of the Bankruptcy Code. The Plan Modifications incorporated into the Plan and the Plan Supplement Modifications incorporated into the Plan Supplement comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE R. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As further detailed below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. S. Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). Article III of the Plan designates the following eight Classes of Claims and two Classes of Equity Interests: Class 1 (Priority Non-Tax Claims); Class 2 (Secured Tax Claims); Class 3 (Other Secured Claims); Class 4A (GT Inc. Notes Claims); Class 4B (GT Inc. General Unsecured Claims); Class 4C (Corp Debtors General Unsecured Claims); Class 4D (GT Hong Kong General Unsecured Claims); Class 5 (Subordinated Securities Claims); Class 6 (GT Inc. Equity Interests); and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 9 of 179

10 Class 7 (Intercompany Equity Interests). The Plan constitutes a separate chapter 11 plan of reorganization for GT Inc., the Corp Debtors collectively, and GT Hong Kong, each of which shall include the classifications set forth in Article III of the Plan, except that Classes 4A, 4B, and 6 shall be applicable only to GT Inc., Class 4C shall be applicable only to the Corp Debtors, and Class 4D shall be applicable only to GT Hong Kong. Each of the Claims or Equity Interests, as the case may be, in each particular Class is substantially similar to the other Claims or Equity Interests in such Class. Valid business, legal, and factual reasons exist for separately classifying the various Claims and Equity Interests pursuant to the Plan, and such claims are of a different rank, status, or character, as the case may be. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code. T. Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Class 1 (Priority Non-Tax Claims), Class 2 (Secured Tax Claims), and Class 3 (Other Secured Claims) are Unimpaired by the Plan, within the meaning of section 1124 of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(2) of the Bankruptcy Code. Section 5.10 of the Plan provides that Class 7 (Intercompany Equity Interests) is Impaired or Unimpaired by the Plan, as applicable. U. Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Class 4A (GT Inc. Notes Claims), Class 4B (GT Inc. General Unsecured Claims), Class 4C (Corp Debtors General Unsecured Claims), Class 4D (GT Hong Kong General Unsecured Claims), Class 5 (Subordinated Securities Claims), and Class 6 (GT Inc. Equity Interests), within the meaning of section 1124 of the Bankruptcy Code. Sections 5.4 through 5.10 of the Plan specify the treatment of Claims and Equity Interests in such Classes. The Plan therefore satisfies section 1123(a)(3) of the Bankruptcy Code. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 10 of 179

11 V. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed or agrees to a less favorable treatment on account of such Claim or Equity Interest. The Plan therefore satisfies section 1123(a)(4) of the Bankruptcy Code. W. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents set forth in the Plan Supplement provide adequate and proper means for the implementation of the Plan as required by section 1123(a)(5) of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(5) of the Bankruptcy Code. X. Non-Voting Equity Securities/Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The Plan provides that the New Organizational Documents shall contain such provisions as are necessary to satisfy the provisions of the Plan, including the issuance of the Reorganized Common Stock, the Preferred Stock, and the New Warrants and, to the extent required, to prohibit the issuance of nonvoting equity securities (other than any warrants or options) as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of the New Organizational Documents, after the Effective Date, as permitted by applicable law. The Second Amended and Restated Certificate of Incorporation of Reorganized GT Inc., which was filed as part of the Plan Supplement, prohibits Reorganized GT Inc. from issuing any nonvoting equity securities to the extent that doing so would be prohibited by section 1123(a)(6) of the Bankruptcy Code. As such, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code. Y. Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The identities and affiliations of any and all persons proposed to serve as of the Effective Date as a director or officer of the Reorganized Debtors, to the extent then known and determined, were disclosed at, Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 11 of 179

12 or before, the Confirmation Hearing in compliance with applicable law. The foregoing is consistent with the interests of Holders of Claims and Holders of Equity Interests, and with public policy. As such, the Plan satisfies section 1123(a)(7) of the Bankruptcy Code. Z. Additional Plan Provisions (11 U.S.C. § 1123(b)). The other provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code. The failure to address a provision of the Bankruptcy Code specifically in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order. AA. Impairment/Unimpairment of Classes of Claims and Equity Interests (11 U.S.C. § 1123(b)(1)). As contemplated by section 1123(b)(1) of the Bankruptcy Code, Class 4A (GT Inc. Notes Claims), Class 4B (GT Inc. General Unsecured Claims), Class 4C (Corp Debtors General Unsecured Claims), Class 4D (GT Hong Kong General Unsecured Claims), Class 5 (Subordinated Securities Claims), and Class 6 (GT Inc. Equity Interests) are Impaired by the Plan. Class 7 (Intercompany Equity Interests) is Impaired or Unimpaired by the Plan, as applicable. Moreover, Class 1 (Priority Non-Tax Claims), Class 2 (Secured Tax Claims), and Class 3 (Other Secured Claims) are Unimpaired by the Plan. Accordingly, the Plan satisfies the requirements of section 1123(b)(1) of the Bankruptcy Code. BB. Assumption and Rejection of Executory Contracts (11 U.S.C. § 1123(b)(2)). In accordance with section 1123(b)(2) of the Bankruptcy Code, Section 11.1(a) of the Plan provides that, on the Effective Date, all of the Debtors’ executory contracts and unexpired leases will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent (i) the Debtors previously have assumed, assumed and assigned, or rejected such executory contract or Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 12 of 179

13 unexpired lease, (ii) prior to the Effective Date, the Debtors have filed a motion to assume, assume and assign, or reject an executory contract or unexpired lease on which the Bankruptcy Court has not ruled, (iii) an executory contract and unexpired lease is identified in the Plan Supplement as an executory contract or unexpired lease to be assumed or assumed and assigned pursuant to the Plan, or (iv) executory contracts and unexpired leases under which the counterparty has consented to the extension of the time by which the Debtors must assume or reject to a date beyond the Effective Date. Accordingly, the Plan satisfies the requirements of section 1123(b)(2) of the Bankruptcy Code. CC. Settlement of Claims and Causes of Action (11 U.S.C. § 1123(b)(3)). Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a compromise and settlement (the “Global Settlement”) of numerous inter-Debtor, Debtor-creditor, and inter-creditor issues designed to achieve a reasonable economic settlement of Claims against the Debtors and an efficient resolution of the Chapter 11 Cases. The Global Settlement constitutes a settlement of a number of potential litigation issues, including issues regarding substantive consolidation of the Debtors’ Estates, the validity and enforceability of Intercompany Claims, and the allocation of Assets among the Debtors’ Estates. The Global Settlement has been entered into in good faith, eliminates the need for costly and time-consuming litigation, and is critical to confirmation of the Plan. The Global Settlement represents a sound exercise of the Debtors’ business judgment and is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, their creditors, and other parties in interest. DD. Sale of All or Substantially All Assets (11 U.S.C. § 1123(b)(4)). The Plan does not provide for the sale of all or substantially all assets of the Debtors. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 13 of 179

14 EE. Modification of Creditor Rights (11 U.S.C. § 1123(b)(5)). In accordance with section 1123(b)(5) of the Bankruptcy Code, Article V of the Plan modifies the rights of holders of Claims and Equity Interests in Classes 4A through 4D, 5, 6, and 7. The Plan also provides for the payment in full of Allowed Claims in Classes 1 and 2. The rights of holders of Allowed Claims in Class 3 are unaffected because such holders will receive payment in full up to the value of the collateral securing their claims, reinstatement, or the surrender of the collateral securing their claims. Accordingly, the Plan is consistent with section 1123(b)(5) of the Bankruptcy Code. FF. Cure of Defaults (11 U.S.C. § 1123(d)). Section 11.3 of the Plan provides for the satisfaction of any monetary defaults under each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. The Cure amounts identified on Exhibit 8 to the Plan Supplement represent the amount, if any, that the Debtors are obligated to pay, which shall be in full and complete satisfaction of all accrued, due, and unpaid monetary obligations. Timely disputed Cure amounts, if any, shall be determined in accordance with the procedures set forth in Section 11.3 of the Plan, this Confirmation Order, and applicable bankruptcy and nonbankruptcy law. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code. GG. Debtors Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, including sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018, and 3019, thus satisfying the requirements of section 1129(a)(2) of the Bankruptcy Code. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 14 of 179

15 HH. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors are the proponents of the Plan. The Debtors have proposed the Plan (including all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby complying with section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the record of the Chapter 11 Cases, including the Declarations and the record of the hearing to approve the Disclosure Statement, the record of the Confirmation Hearing, and other proceedings held in these Chapter 11 Cases. The Plan is based upon extensive, arm’s-length negotiations between and among the Debtors, the Creditors’ Committee, the Financing Support Parties, the Consenting Parties, and other parties-in-interest, each of which participated in good faith, and represents the culmination of months of intensive negotiations and discussions among all parties in interest. Moreover, the Plan is proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and effectuating a successful reorganization of the Debtors. Further, the exculpation, release, and injunction provisions of the Plan have been negotiated in good faith and at arm’s-length with, among other persons, representatives of the Debtors, the Creditors’ Committee, the Financing Support Parties, the Consenting Parties, and their respective advisors, are consistent with sections 105, 362, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary and appropriate to the successful reorganization of the Debtors’ Estates. Accordingly, the Plan and the related documents have been filed in good faith and the Debtors have satisfied their obligations under section 1129(a)(3) of the Bankruptcy Code. II. Payment for Services or Cost and Expenses (11 U.S.C. § 1129(a)(4)). All payments made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 15 of 179

16 have been approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. JJ. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Plan satisfies section 1129(a)(5) of the Bankruptcy Code. The Plan provides that the executive officers of the Debtors immediately prior to the Effective Date will serve as the initial officers of the Reorganized Debtors on and after the Effective Date. On the Effective Date, the term of any current members of the board of directors of GT Inc. not identified as members of the New Board shall expire and such persons shall be deemed to have tendered their resignation effective as of the Effective Date. Further, the Plan provides that the New Board shall consist of up to seven directors, including David Keck and up to six additional directors. The Plan Supplement discloses the identity and affiliations of five of the members of the New Board. The remaining two members of the New Board may be selected in accordance with paragraph 14 below. The appointment to such office of such individuals is consistent with the interests of creditors and equity security holders and with public policy. The identity of any insider that shall be employed or retained by the Reorganized Debtors, and the nature of such insider’s compensation, has been disclosed in the Plan Supplement. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. KK. No Rate Changes (11 U.S.C. § 1129(a)(6)). No governmental regulatory commission has jurisdiction, after confirmation of the Plan, over the rates of the Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases. LL. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code because each Holder of a Claim or Equity Interest either (a) has voted to accept the Plan, (b) is Unimpaired and deemed to have accepted the Plan, or Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 16 of 179

17 (c) shall receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date. In addition, the liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in affidavits in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was proffered, adduced, and/or presented; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that, with respect to each Impaired Class, each Holder of an Allowed Claim or Equity Interest in such Class shall receive under the Plan on account of such Allowed Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(7) of the Bankruptcy Code. MM. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Claims in Class 1 (Priority Non-Tax Claims), Class 2 (Secured Tax Claims), and Class 3 (Other Secured Claims) are Unimpaired under the Plan and, pursuant to section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan. Class 4A (GT Inc. Notes Claims), Class 4B (GT Inc. General Unsecured Claims), Class 4C (Corp Debtors General Unsecured Claims), and Class 4D (GT Hong Kong General Unsecured Claims), which are Impaired Classes of Claims eligible to vote, have affirmatively voted to accept the Plan. As such, section 1129(a)(8) of the Bankruptcy Code is satisfied with respect to these Classes of Claims. Class 5 (Subordinated Securities Claims) and Class 6 (GT Inc. Equity Interests) are deemed to reject the Plan pursuant Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 17 of 179

18 to section 1126(g) of the Bankruptcy Code because they will not receive or retain any property on account of their claims against or interests in the Debtors. The Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 5 and Class 6. Class 7 (Intercompany Equity Interests) is Impaired or Unimpaired by the Plan. As proponents of the Plan, the holders of Class 7 Intercompany Equity Interests are conclusively presumed to have accepted the Plan. NN. Treatment of Administrative Expense Claims and Priority Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims and Priority Tax Claims pursuant to Article IV of the Plan satisfies the requirements of sections 1129(a)(9) of the Bankruptcy Code. OO. Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(10)). Class 4A, Class 4B, Class 4C, and Class 4D, each of which is Impaired under the Plan and entitled to vote, voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code. Specifically, as set forth in the Vote Certification, (a) creditors holding 84.27% in number and 94.07% in dollar amount of Class 4A Claims voted to accept the Plan, (b) creditors holding 73.91% in number and 98.85% in dollar amount of Class 4B Claims voted to accept the Plan, (c) creditors holding 81.47% in number and 93.07% in dollar amount of Class 4C Claims voted to accept the Plan, and (d) creditors holding 73.53% in number and 80.32% in dollar amount of Class 4D Claims voted to accept the Plan. PP. Feasibility (11 U.S.C. § 1129(a)(11)). All Allowed Claims shall be paid or otherwise satisfied in accordance with the terms of the Plan and the Plan Documents. The evidence proffered, adduced, and/or presented at the Confirmation Hearing (a) is reasonable, Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 18 of 179

19 persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered, (b) utilizes reasonable and appropriate methodologies and assumptions, (c) has not been controverted by other evidence, and (d) establishes that the Plan is feasible, the Reorganized Debtors shall have sufficient liquidity and be able to meet their financial obligations under the Plan and in the ordinary course of their businesses, and the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code. QQ. Payment of Fees (11 U.S.C. § 1129(a)(12)). Section 16.8 of the Plan provides that (a) on or before the Effective Date, all fees due and payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash, and (b) following the Effective Date, all such fees that become due and payable shall be paid by the applicable entity included in the definition of “Reorganized Debtors” until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code. Therefore, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. RR. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Plan provides that, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 19 of 179

20 thereof. Therefore, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. SS. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases. TT. Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals. Accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases. UU. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are moneyed, business, or commercial corporations, and/or partnerships, as the case may be. Accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases. VV. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Although Class 5 (Subordinated Securities Claims) and Class 6 (GT Inc. Equity Interests) are rejecting Classes (the “Rejecting Classes”) for purposes of section 1129(a)(8) of the Bankruptcy Code, the Plan is confirmable pursuant to section 1129(b) of the Bankruptcy Code notwithstanding such rejection because, based upon the record before the Court and the treatment provided to such Claims and Equity Interests, the Plan does not discriminate unfairly against, and is fair and equitable with respect to, such Classes of Claims or Equity Interests, and the Plan satisfies all the requirements for confirmation set forth in section 1129(a) of the Bankruptcy Code, except section 1129(a)(8) of the Bankruptcy Code. First, the Plan does not discriminate unfairly, because no Class of Claims or Equity Interests having similar legal rights to the Claims and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 20 of 179

21 Equity Interests in the Rejecting Classes is receiving different treatment under the Plan. Second, the Plan is “fair and equitable” as to the Rejecting Classes because (a) no interests junior to the Claims of Class 5 will receive or retain any property under the Plan on account of such junior interests and (b) no holder of a Claim senior to Class 6 will receive more than full value on account of its Claim. The evidence in support of confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or in declarations filed in connection with, the Confirmation Hearing regarding the Debtors’ classification and treatment of Claims and Equity Interests and the requirements for confirmation of the Plan under section 1129(b) of the Bankruptcy Code: (a) is reasonable, persuasive, credible, and accurate; (b) utilizes reasonable and appropriate methodologies and assumptions; and (c) has not been controverted by other credible evidence. Based on the foregoing, the requirements of section 1129(b) of the Bankruptcy Code are met with respect to the Rejecting Classes, and the Plan may be confirmed notwithstanding the deemed rejection by the Rejecting Classes. WW. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in these Chapter 11 Cases. Accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases. XX. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. YY. Small Business Case (11 U.S.C. § 1129(e)). None of the Chapter 11 Cases is a “small business case,” as that term is defined in the Bankruptcy Code. Accordingly, section 1129(e) of the Bankruptcy Code is inapplicable. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 21 of 179

22 ZZ. Good-Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Bankruptcy Court in these Chapter 11 Cases and the Vote Certification, the Debtors have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation. AAA. Satisfaction of Confirmation Requirements. Based upon the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with confirmation of the Plan, and all evidence and arguments made, proffered, or adduced at the Confirmation Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code. BBB. Implementation. All documents necessary to implement the Plan, including the Plan Documents and other documents contained in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, their Estates, and the Holders of Claims or Equity Interests and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal, state, or local law. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors and the Litigation Trust are authorized, without any further notice to, or action, order, or approval of, the Bankruptcy Court, to finalize, execute, and deliver all agreements, documents, instruments, and certificates relating to the Plan and the Plan Documents and to perform their obligations under Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 22 of 179

23 such agreements, documents, instruments, and certificates in accordance with the Plan and the Plan Documents. CCC. Transfers by the Debtors. All transfers of property of the Estates under the Plan shall be free and clear of all Liens, claims, charges, interests, and other encumbrances, and all such Liens, claims, charges, interests, and other encumbrances are extinguished, in accordance with applicable law, except as expressly provided in the Plan or this Confirmation Order. DDD. Good Faith of the Debtors. The Debtors, and all of their respective members, officers, directors, agents, financial advisers, attorneys, employees, partners, affiliates, and representatives have acted in good faith (a) in negotiating, formulating, and proposing the Plan and agreements, compromises, settlements, transactions and transfers contemplated thereby, and (b) in soliciting acceptances to the Plan, and (c) will be acting in good faith in proceeding to (i) consummate the Plan and the agreements, compromises, settlements, transactions, and transfers contemplated thereby, and (ii) take the actions authorized and directed or contemplated by this Confirmation Order. EEE. Executory Contracts and Unexpired Leases. The Debtors have satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption, assumption and assignment, and rejection of executory contracts and unexpired leases pursuant to Article XI of the Plan, including the provisions relating to adequate assurance of future performance. FFF. Vesting of Assets. Pursuant to section 1141(b) and (c) of the Bankruptcy Code, except as otherwise provided in the Plan, (i) the property of each Estate and each Debtor and all Retained Causes of Action shall vest in each respective Reorganized Debtor on the Effective Date free and clear of all Claims, Liens, and interests, and (ii) all such Claims, Liens, and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 23 of 179

24 interests are extinguished. Such vesting does not constitute a voidable transfer under the Bankruptcy Code or applicable nonbankruptcy law. GGG. Exit Financing. The Exit Financing was proposed in good faith, is critical to the success and feasibility of the Plan, and is necessary and appropriate for the consummation of the Plan. Entry into the Exit Financing, and all related agreements and documents, is fair, reasonable, and in the best interests of the Debtors, their Estates, all holders of Claims or Equity Interests, and the Reorganized Debtors. The Financing Support Parties and each of their respective agents and affiliates participated in good faith, arm’s length negotiations with respect to the Exit Financing and all other contracts, instruments, agreements, and documents to be executed and delivered in connection therewith (collectively, the “Exit Financing Documents”), and any credit extended or loans made to the Reorganized Debtors by the Financing Support Parties pursuant to the Exit Financing shall be deemed to have been extended, issued, and made in good faith and for legitimate business purposes. The Debtors exercised reasonable business judgment in determining to enter into the Exit Financing and have provided sufficient and adequate notice thereof, and, in addition, the Debtors and the Reorganized Debtors, as applicable, are hereby authorized, without further approval of this Court or notice to any other party, to execute and deliver the Exit Financing Documents, amend or modify such documents without further notice to, or approval from, this Court, and fully perform their obligations thereunder. HHH. Exit Financing Documents. The Exit Financing Documents (when, and to the extent, entered into) shall be, and are hereby deemed to be, valid, binding, non-avoidable, and enforceable against the applicable Reorganized Debtors in accordance with their terms and shall create valid first priority Liens on, and security interests in, all of the Reorganized Debtors’ Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 24 of 179

25 assets that will secure the Senior Secured Notes, in each case to the extent specified in the Exit Financing Documents. This Confirmation Order shall be sufficient and conclusive evidence of the first priority and validity of such Liens and security interests without the need for any further action. The guarantees, Liens and other security interests, and all other consideration granted to the Financing Support Parties pursuant to or in connection with the Senior Secured Notes or the Exit Financing Documents are or will be (as the case may be) and are hereby deemed to be granted in good faith, for good and valuable consideration and for legitimate business purposes as an inducement to the Financing Support Parties to extend credit or invest capital thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance or recharacterization and shall not subject the Financing Support Parties to any liability by reason of incurrence of such obligation or grant of such Liens, guarantees or security interests under applicable federal or state law, including, but not limited to, successor or transferee liability III. New Organizational Documents. The New Organizational Documents, as may be amended or modified without further approval from the Bankruptcy Court in accordance with their terms, are essential elements of the Plan, were proposed in good faith, are critical to the success and feasibility of the Plan, and are necessary and appropriate for the consummation of the Plan. Entry into the New Organizational Documents, and all related agreements and documents, is fair, reasonable, and in the best interests of the Debtors, their Estates, all holders of Claims or Equity Interests, and the Reorganized Debtors. The New Organizational Documents are the product of good faith, arm’s length negotiations. JJJ. Injunction, Exculpation, and Releases. The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunction, Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 25 of 179

26 exculpation, and releases set forth in Article XIV of the Plan, because, among other things, these provisions are an integral part of the Debtors’ Plan and are necessary and appropriate for the Plan’s implementation. Section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases set forth in Article XIV of the Plan if, as has been established here based upon the record in the Chapter 11 Cases, the Declarations, and the evidence presented at the Confirmation Hearing, such provisions (a) were integral to the agreement among the various parties in interest and are important and necessary to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (b) confer substantial benefits on the Debtors’ Estates and creditors, (c) are fair and reasonable, and (d) are in the best interests of the Debtors, their Estates, and parties in interest. Further, the exculpation provisions in the Plan do not relieve any party of liability for an act or omission to the extent such act or omission is determined by a final order by a court of competent jurisdiction to have constituted willful misconduct or gross negligence. Based upon the record of these Chapter 11 Cases, the Declarations, and the evidence proffered or adduced at the Confirmation Hearing, this Court finds that the injunction, exculpation, and releases set forth in Article XIV of the Plan are consistent with the Bankruptcy Code and applicable law. KKK. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the releases, exculpations, and injunctions set forth in Article XIV of the Plan and implemented by this Confirmation Order are fair, equitable, reasonable, and in the best interests of the Debtors and the Debtors’ Estates, creditors, and equity holders. The failure to include such provisions would seriously impair the Debtors’ ability to confirm a consensual Plan in these Chapter 11 Cases. Accordingly, this Court finds that the releases, exculpations, and injunctions set forth in Article XIV of the Plan are consistent with the Bankruptcy Code and applicable law. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 26 of 179

27 LLL. Compromise and Settlement. Pursuant to Bankruptcy Rule 9019, in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, or controversies resolved pursuant to the Plan. All Plan distributions made to creditors holding Allowed Claims in any Class are intended to be, and shall be, final. MMM.Findings with Respect to Substantive Consolidation. As set forth in the Declarations, the following factors weigh in favor of substantive consolidation of the Corp Debtors: ? GTAT Corp is the corporate parent of the other Corp Debtors. GTAT Corp acquired its interest in the other Corp Debtors prior to the Petition Date to augment GTAT Corp’s ASF Furnace business and sapphire business; ? Other than GTAT Corp., each of the Corp Debtors is either dormant, a non-operating intermediate holding company, or has been or is in the process of being wound down; ? Other than GTAT Corp, none of the Corp Debtors currently has any employees or ongoing business operations; ? The following Corp Debtors share a legal address, headquarters location, office space, and other facilities with GTAT Corp: GT SPE; GT Equipment Holdings, Inc.; Lindbergh Acquisition Corp.; and GT Advanced Cz LLC (“GT Cz”); ? The Corp Debtors historically shared legal- and treasury-related services, ? In 2011, the Corp Debtors implemented a rebranding initiative that resulted in various name changes among entities to adopt some form of “GT Advanced Technologies.” These name changes were implemented, in part, to give the entities the appearance of being part of a single, stand- alone enterprise that united the businesses under a uniform brand. As part of the rebranding initiative, the Corp Debtors adopted uniform letterhead and other business forms, business cards, and signage. Letterhead templates consistently refer only to “GT Advanced Technologies.” Letterhead does not identify a particular legal entity within the enterprise but does list individual office locations. Business cards issued to employees did not specifically identify a particular legal entity within the enterprise, but do identify the employee’s local office Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 27 of 179

28 address. Generally, business signage referred only to “GT Advanced Technologies” rather than to a specific legal entity; ? Except for GTAT Corp, GT Cz, and GT SSG, the Corp Debtors were funded solely by intercompany transfers from GTAT Corp, suggesting that those entities were not adequately capitalized; ? Although GT SSG and GT Cz historically transacted some business with third parties, both of these Debtor entities also received intercompany funding from GTAT Corp to sustain their operations, suggesting that they were not adequately capitalized; ? GT SPE was established as a special purpose entity to hold ASF Furnaces under the agreements with Apple. As part of this business relationship, GT SPE was established solely for the purpose of contracting with Apple and GTAT Corp. to purchase over 2,000 ASF Furnaces and related equipment, which GT SPE leased to GTAT Corp. At the outset of the Debtors’ Chapter 11 Cases, the Debtors alleged that the sale-leaseback arrangement entered into by GTAT Corp. and GT SPE was illusory, but the issue was never litigated. The Bankruptcy Court has not ruled on whether the Apple-related agreements are illusory because the Debtors entered into a comprehensive settlement agreement with Apple. GT SPE has no creditors; ? GT Cz wound down its operations in the first quarter of 2014. Prior to winding down, GT Cz had a few customers and sold a minimal amount of products on a limited basis; and ? There is substantial overlap among the officers and directors of GTAT Corp. with the other Corp Debtors. Moreover, the Corp Debtors will benefit from consolidation by minimizing the expenses of administering separate Estates. Furthermore, pursuing separate chapter 11 plans for each of the Debtor entities would mean abandoning the Global Settlement, resulting in costly litigation concerning substantive consolidation, the validity and enforceability of Intercompany Claims, and the allocation of assets among the Estates, all of which would reduce recoveries to holders of Allowed General Unsecured Claims. NNN. [Intentionally Omitted]. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 28 of 179

29 OOO. Litigation Trust. Entry into the Litigation Trust Agreement is in the best interests of the Debtors, their Estates, their creditors, and other parties in interest. The establishment of the Litigation Trust, the selection of Eugene Davis to serve as the Litigation Trustee, and the form of the proposed Litigation Trust Agreement (as it may be modified or amended) are appropriate and in the best interests of the Debtors, their Estates, their creditors, and other parties in interest. The Litigation Trust Agreement shall, upon execution, be valid, binding and enforceable in accordance with its terms. The holders of Allowed GT Inc. Notes Claims, Allowed Corp Debtors General Unsecured Claims, and Allowed GT Hong Kong General Unsecured Claims are the beneficiaries of the Litigation Trust. PPP. Committee Professionals Gift. In order to enhance recoveries for the Litigation Trust Beneficiaries, Kelley Drye & Warren LLP (“Kelley Drye”), counsel to the Creditors Committee, and Houlihan Lokey Capital, Inc. (“Houlihan”), financial advisor to the Creditors Committee, have offered to gift to the Litigation Trust, for distribution to the Litigation Trust Beneficiaries in accordance with the terms of the Litigation Trust Agreement, five percent (5%) of their final allowed fees in these Chapter 11 Cases. QQQ. HTOT. After the applicable bar date, Guizhou Haotian Optoelectronics Technology Co., Ltd. (“HTOT”) filed (a) Proof of Claim No. 1082, which asserts an administrative expense claim under section 503(b)(9) of the Bankruptcy Code in the amount of $18,134,636.00 (“Claim No. 1082”), (b) Proof of Claim No. 1083, which asserts a secured claim in the amount of $16,306,137.00 (“Claim No. 1083”) , (c) Proof of Claim No. 1084, which asserts an administrative expense claim under section 503(b)(9) of the Bankruptcy Code in the amount of $9,053,760.00 (“Claim No. 1084”), and (d) Proof of Claim No. 1085, which asserts an administrative expense claim in the amount of $1,791,650.00 (“Claim No. 1085” and, together Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 29 of 179

30 with Claim No. 1082, 1083, 1084, collectively, the “HTOT Claims”). At the Confirmation Hearing, the Court determined, for the reasons set forth on the record at the Confirmation Hearing, that Claim No. 1083 is not entitled to secured status or administrative expense priority and that Claim No. 1085 is not entitled to administrative expense status. Accordingly, the Court holds that (a) Claim No. 1083 is reclassified in its entirety as an Allowed Class 4C General Unsecured Claim in the amount of $10,917,606.00 and (b) Claim No. 1085 is disallowed in its entirety. In addition, HTOT has acknowledged that Claim No. 1082 and Claim No. 1084 are general unsecured claims. Accordingly, Claim No. 1082 and Claim No. 1084 are hereby reclassified as general unsecured claims. For the avoidance of doubt, the Debtors and the Reorganized Debtors reserve all rights to object to Claim No. 1082 and Claim No. 1084 on any grounds. The foregoing disallowance and reclassification of the HTOT Claims is critical to the Confirmation of the Plan and an integral part of this Confirmation Order (as is the IRS Stipulation (as defined below)). Absent such disallowance and reclassification and the IRS Stipulation, the Plan would not be feasible and could not be confirmed. RRR. Likelihood of Satisfaction of Conditions Precedent. Each of the conditions precedent to the Confirmation Date and Effective Date, as set forth in Article XII of the Plan, has been satisfied or waived in accordance with the provisions of the Plan or is reasonably likely to be satisfied or waived prior to the Confirmation Date and Effective Date, as applicable. NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT: 1. Confirmation. All requirements for confirmation of the Plan have been satisfied. Accordingly, the Plan in its entirety is CONFIRMED pursuant to section 1129 of the Bankruptcy Code. This Confirmation Order is in form and substance acceptable to the Debtors, the Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 30 of 179

31 Creditors’ Committee, the Majority Financing Support Parties, and the Majority Consenting Parties. The terms of the Plan and the Plan Supplement are incorporated by reference into, and are an integral part of, this Confirmation Order. 2. Objections. All parties have had a full and fair opportunity to litigate all issues raised by the Objections, or which might have been raised, and the Objections have been fully and fairly litigated. The objection of the Creditors’ Committee [Docket No. 3171] has been consensually resolved as reflected in the modifications to the Plan and the Plan Supplement filed on March 7, 2016 and this Confirmation Order. All Objections, responses, statements, and comments in opposition to the Plan, other than those withdrawn with prejudice in their entirety prior to the Confirmation Hearing or otherwise resolved on the record of the Confirmation Hearing and/or herein, are overruled for the reasons stated on the record. 3. Plan Supplement. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto (including the certificate of designation for the Preferred Stock, the Shareholder Agreement, the Senior Secured Notes Documents, and all other Exit Financing Documents), and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Debtors and the Litigation Trustee, are authorized and approved when they are finalized, executed and delivered, and are integral to, part of, and are incorporated by reference into, the Plan. Without any further notice to, or action, order, or approval of, the Bankruptcy Court, the documents included in the Plan Supplement may be amended and supplemented, whether prior to or after execution, so long as such amendment or supplement does not materially and adversely change the treatment of holders of Claims. Execution versions of the documents Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 31 of 179

32 comprising the Plan Supplement shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms. 4. Solicitation and Notice. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based on the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules. The solicitation of votes on the Plan and the Solicitation Materials complied with the solicitation procedures in the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code and the Bankruptcy Rules. Notice of the Plan Supplement, and all related documents, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code and the Bankruptcy Rules. 5. Omission of Reference to Particular Plan Provisions. The failure to describe or include specifically any particular provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan and the Plan Documents be approved and confirmed in its entirety. 6. Plan Classification. The classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The Bankruptcy Court hereby holds that: (a) the classifications of Claims and Equity Interests under the Plan (i) are fair, reasonable, and appropriate and (ii) were not done for any improper purpose; (b) valid business, legal, and factual reasons exist for separately classifying the various Classes of Claims and Equity Interests under the Plan; and (c) the creation of such Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 32 of 179

33 Classes does not unfairly discriminate between or among Holders of Claims or Equity Interests. The classification set forth on the Ballots tendered or returned by the Debtors’ creditors in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes; and (c) shall not be binding on the Debtors, the Reorganized Debtors, the Litigation Trust, creditors, or equity holders for purposes other than voting on the Plan; provided, however, a creditors’ election on a timely submitted Ballot to participate in the Cashing-Out Program made by a holder of a General Unsecured Claim in Class 4A, Class 4C, or Class 4D shall be conclusive, final, and binding on the holder of such Claim. 7. Compromise and Settlement of Claims, Equity Interests, and Controversies. Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest or any Distribution to be made on account of such Allowed Claim or Allowed Equity Interest. The compromise or settlement of all such Claims, Equity Interests, and controversies (including the settlement and compromise described in Section 8.2 of the Plan) is hereby approved. Such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Equity Interests, is fair, equitable, and reasonable, and represents a sound exercise of the Debtors’ business judgment. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 33 of 179

34 or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors and the Litigation Trustee may compromise and settle Claims against them and Causes of Action against other Entities as provided for in the Plan. 8. Continued Corporate Existence. Except as otherwise provided in the Plan or the Plan Supplement, each of the Debtors shall continue to exist on and after the Effective Date as a separate corporation, limited liability company, partnership, or other legal entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other legal entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable entity included in the definition of “Debtors” is incorporated or organized and pursuant to the respective certificate of incorporation and bylaws (or other organizational documents) in effect prior to the Effective Date, except with respect to the New Organizational Documents (or other organizational documents) that are amended by the Plan, the Plan Supplement, or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval. Notwithstanding the foregoing, on or as of the Effective Date, or thereafter, and without the need for any further action, the Reorganized Debtors may: (a) cause any or all of the Reorganized Debtors to be merged into one or more of the Reorganized Debtors, dissolved, or otherwise consolidated, (b) cause the transfer of assets between or among the Reorganized Debtors, or (c) engage in any other transaction in furtherance of the Plan. 9. Binding Effect. Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan, the Plan Supplement, and this Confirmation Order shall bind (a) any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns (whether or not the Claim or Equity Interests are Impaired Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 34 of 179

35 under the Plan, whether or not such holder has voted to accept the Plan, and whether or not such holder is entitled to a Distribution under the Plan), (b) all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, (c) each Person acquiring property under the Plan or this Confirmation Order, and (d) any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors. 10. Exit Financing. On the Effective Date, and without further approval of the Debtors’ Board or the New Board, (a) each Reorganized Debtor is authorized to enter into, execute, and deliver the Senior Secured Notes Documents and complete the transactions contemplated by the Senior Secured Notes Documents in order to issue the Senior Secured Notes, with such modifications and amendments as may be necessary or appropriate to effect the transactions contemplated by the Plan and the Exit Financing, including the making of such filings, or the recording of any security interests, as may be required or contemplated by the Senior Secured Notes Documents and (b) each Reorganized Debtor is authorized to execute and deliver those documents necessary or appropriate to issue the Senior Secured Notes and give effect to the Senior Secured Notes Documents. No cash from the Exit Financing may be used under the Cashing Out Programs to cash out any Reorganized Common Stock distributable to a Consenting Party under the Plan without the consent of such Consenting Party, and, in any event, no Consenting Party may be required to accept Cash for the Reorganized Common Stock distributable to it under the Plan without the consent of such Consenting Party. On the Effective Date, Reorganized GT Inc. shall amend and restate its certificate of incorporation and file the Certificate of Designation of Series A Preferred Stock to, among other things, authorize the issuance of the Preferred Stock, and shall issue the Preferred Stock to the Financing Support Parties in accordance with the terms of the Exit Financing. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 35 of 179

36 11. Put Option Premium and Financing Support Parties’ Professional Fees. On the Effective Date, and subject to the occurrence of the Effective Date, the Debtors or the Reorganized Debtors, as applicable, are authorized and directed to pay the Put Option Premium to the Financing Support Parties Pro Rata based on their commitments to provide the Exit Financing. The Put Option Premium shall rank junior in priority to the obligations under the DIP Facility and shall not be paid prior to the DIP Facility being repaid in full. In the event the Debtors meet the conditions to the effectiveness of the Plan set forth in Section 12.3 of the Plan and the Financing Support Parties do not close on the Exit Financing, the Put Option Premium will not be payable. The Debtors or the Reorganized Debtors, as applicable, are also authorized and directed, on the Effective Date, or as soon thereafter as practicable, to pay in full in Cash all unpaid reasonable and documented fees and expenses of Wilmer Cutler Pickering Hale and Dorr and New Hampshire local counsel, as attorneys for the Financing Support Parties, in each case incurred during the period commencing on November 1, 2015 and ending on the Effective Date in connection with these Chapter 11 Cases. 12. Restructuring Transactions. Without further approval of the Debtors’ Board or the New Board, the Debtors are authorized to undertake the restructuring transactions set forth on Exhibit 17 of the Plan Supplement. 13. Vesting of Assets. Pursuant to section 1141(b) and (c) of the Bankruptcy Code, except as otherwise provided in the Plan, the property of each Estate and each Debtor and all Retained Causes of Action shall vest in each respective Reorganized Debtor on the Effective Date. From and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire, and dispose of property and compromise or settle any Claims, Equity Interests, or Retained Causes of Action without supervision of or approval by the Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 36 of 179

37 Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or this Confirmation Order. As of the Effective Date, all property of the Debtors and the Reorganized Debtors shall be free and clear of all Claims, Liens (including the Mechanics’ Liens, as defined below), and interests, and all such Claims, Liens, and interests are extinguished, except as specifically provided in the Plan, the Plan Documents (including the Senior Secured Notes Documents), or in this Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay any reasonable fees and expenses (including reasonable attorneys’ fees and expenses) that the Reorganized Debtors may incur after the Effective Date. “Mechanics Liens” means the liens evidenced by the following: (a) Motion for Ex Parte Attachment to Secure Mechanics Lien by Green Leaf Construction, LLC against GT Equipment Technology, d/b/a GTAT Corporation, filed in New Hampshire, Hillsborough County, Southern District, Superior Court as Docket No. 226-2014-CV-625, in the amount of $545,000.00, dated October 21, 2014, recorded with said Registry at Book 8702, Page 2236; (b) Motion for Ex Parte Attachment to Secure Mechanic’s Lien by CI Design, Inc. against GT Equipment Technology, d/b/a GTAT Corporation, filed in New Hampshire, Hillsborough County, Southern District, Superior Court as Docket No. 226-2014-CV-624, in the amount of $119,700.00, dated October 22, 2014, recorded with said Registry at Book 8702, Page 2241; (c) Notice of Mechanic’s Lien by Granite State Plumbing & Heating LLC filed with the United States Bankruptcy Court District of New Hampshire, Chapter 11, Case No 14-11916 (HJB), In re: GT Advances Technologies, Inc. et al, Debtors, recorded with said Registry at Book 8702, Page 2808; (d) Petition / Motion for Ex Parte Attachment by Interstate Electrical Services Corporation against GTAT Corporation f/k/a GT Solar Incorporated, f/k/a GT Equipment Technologies, Inc., filed in Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 37 of 179

38 New Hampshire, Hillsborough County, Southern District, Superior Court, in the total amount of $279,667.98, dated October 31, 2014, recorded with said Registry at Book 8704, Page 2125; (e) Petition for Ex Parte Mechanic’s Lien Attachment by Decco, Inc. against GTAT Corporation f/k/a GT Equipment Technologies, Inc., filed in New Hampshire, Hillsborough County, Southern District, Superior Court, Case No. 226-2014-CV-660, in the amount of $77,500.00, dated November 6, 2014, recorded with said Registry at Book 8705, Page 2518; (f) Notice of Mechanic’s Lien by Eastern Vent Systems Inc. filed with the United States Bankruptcy Court District of New Hampshire, Chapter 11, Case No 14-11916 (HJB), In re: GT Advances Technologies, Inc. et al, Debtors, recorded with said Registry at Book 8741, Page 1696; (g) Real Estate Tax Lien by the Town of Merrimack against GT Equipment Technologies, Inc., Levy 2014, in the amount of $2,346.54, and $106.75, affecting property at 243 DW Highway, recorded with said Registry at Book 8748, Page 1477; (h) Real Estate Tax Lien by the Town of Merrimack against GT Equipment Technologies, Inc., Levy 2014, in the amount of $3,002.18, affecting property at 243 DW Highway, recorded with said Registry at Book 8801, Page 1249; and (i) Bankruptcy Order, Chapter 11 by the United States District Court for the District of New Hampshire, Case No. 14-11916-HJB, In re: GT Advanced Technologies Inc., et al, recorded with said Registry at Book 8776, Page 195. 14. Initial Board of Directors. As of the Effective Date, the New Board shall consist of Eugene Davis, David Keck, Matthew Aronsky, Thomas Knight, and Alexandre Zyngier, as set forth in Amended Exhibit 6 to the Plan Supplement [Docket No. 3139-1]. The restructuring committee of the GT Inc. board of directors (the “Restructuring Committee”), and the Creditors’ Committee have had an opportunity to verify that Messrs. Davis, Knight, and Zyngier are independent (within the meaning of that term as used by NASDAQ in its listing standards Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 38 of 179

39 (“Independent”)) of each Financing Support Party and the Reorganized Debtors. As soon as practicable after the Effective Date, the Restructuring Committee (which shall be deemed to remain in effect after the Effective Date for this one purpose) shall be entitled to designate, subject to the consent of the Financing Support Parties, two additional directors to join the New Board, each of whom shall also be Independent of each Financing Support Party and the Reorganized Debtors in the judgment of the Restructuring Committee and (to the extent it remains in effect) the Creditors Committee. Changes in the make-up of the board of directors of Reorganized GT Inc. after the Effective Date (other than the initial two potential members designated to the board by the Restructuring Committee, in accordance with the immediately preceding sentence) may be made in accordance with the terms of the Shareholder Agreement. The boards of directors of the Reorganized Debtors other than Reorganized GT Inc. shall be appointed in accordance with the terms of the Shareholder Agreement. 15. Cancellation of Securities, Indentures, and Other Documents Evidencing Claims and Equity Interests. Except as otherwise set forth in Section 8.14 of the Plan, on the Effective Date, all instruments evidencing or creating any indebtedness or obligation of the Debtors, except such instruments that are reinstated, authorized, or issued under the Plan, and all Liens in respect of such indebtedness or obligation, shall be canceled and extinguished, including the DIP Credit Agreement and all Liens in respect of such indebtedness and obligations. Additionally, as of the Effective Date, all GT Inc. Equity Interests, and any and all warrants, options, rights, or interests with respect to such GT Inc. Equity Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, shall be deemed automatically cancelled and extinguished with respect to the Debtors without any further action of any party, whether such document is surrendered for cancellation or not, and the obligations Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 39 of 179

40 of the Debtors, the Reorganized Debtors, or the Litigation Trust thereunder or in any way related thereto will be discharged. 16. Litigation Trust. As of the Effective Date, the Litigation Trust Agreement shall be deemed effective in accordance with its terms. The Litigation Trust is authorized, without further approval of this Court or any other party, to execute and deliver all agreements, documents, or instruments related to the Litigation Trust Agreement and perform its obligations thereunder, including payment of all fees due thereunder or in connection therewith. The Litigation Trust is hereby authorized to (i) enter into any documents and instruments substantially consistent with or incidental to the Plan and to take such other steps and perform such other actions as may be reasonably necessary, useful, or appropriate to implement and effectuate the Plan and this Confirmation Order; and (ii) make Distributions and other payments in accordance with the Plan and the Litigation Trust Agreement. 17. Transfer of Assets to the Litigation Trust. On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors will transfer to the Litigation Trust the Litigation Trust Funding Amount, any Excess Proceeds, any Trust Insurance Proceeds, and the Committee Professionals Gift; provided, however, that with respect to any GUC Preference Proceeds, Excess Proceeds realized from the release from the Dow Corning Reserve to the Reorganized Debtors, or Trust Insurance Proceeds, the Reorganized Debtors shall transfer such proceeds to the Litigation Trust to the extent available on a Distribution Date; and provided, further, that the Reorganized Debtors shall transfer the Committee Professionals Gift to the Litigation Trust in accordance with paragraph 18 of this Confirmation Order. All such transfers by the Debtors or the Reorganized Debtors to the Litigation Trust (i) are or shall be legal, valid, and effective transfers, (ii) vest or shall vest the Litigation Trust with good title to Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 40 of 179

41 such property free and clear of all Liens, charges, claims, encumbrances, or interests, (iii) do not and shall not constitute voidable transfers under the Bankruptcy Code or under applicable non- bankruptcy law, and (iv) shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax (which exemption shall also apply to any transfers or Distributions by the Litigation Trust). Upon delivery of all Litigation Trust Assets to the Litigation Trust, the Reorganized Debtors shall be released from all liability with respect to the delivery of such Distributions. The Debtors, the Reorganized Debtors, and the Litigation Trustee shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence (a) the transfer of the Litigation Trust Assets to the Litigation Trust and (b) the terms and conditions of the Plan and the Litigation Trust Agreement. 18. Committee Professionals Gift. As a voluntary gift to the Litigation Trust Beneficiaries, five percent (5%) of the final allowed amount of the fees (but not expenses) incurred by Kelley Drye (the “Kelley Drye Gift”) and Houlihan (the “Houlihan Gift” and, together with the Kelley Drye Gift, the “Committee Professionals Gift”) shall be distributed by the Reorganized Debtors (or, if already paid to Kelley Drye and/or Houlihan, by Kelley Drye and/or Houlihan, as applicable) to the Litigation Trust in accordance with the provisions of this paragraph. Notwithstanding anything in the Plan to the contrary, upon entry of a Final Order approving the final fee applications of Kelley Drye and Houlihan, the amount owed by the Debtors to Kelley Drye shall be reduced by the amount of the Kelley Drye Gift and the amount owed by the Debtors to Houlihan shall be reduced by the amount of the Houlihan Gift. Notwithstanding anything to the contrary in the Plan, the Committee Professionals Gift shall constitute Litigation Trust Assets. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 41 of 179

42 19. Substantive Consolidation of Corp Debtors. Entry of this Confirmation Order shall constitute approval, pursuant to sections 105(a) and 1123(a)(5) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Estates of the Corp Debtors. The Assets and Liabilities of the Corp Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Corp Debtors shall be considered filed against the consolidated Corp Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Corp Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Corp Debtors. Any guarantee by a Corp Debtor of the Liabilities of any other Corp Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Corp Debtor and any guaranty thereof executed by any other Corp Debtor shall be deemed to be one obligation of the consolidated Corp Debtors; provided, however, Intercompany Claims between the Corp Debtors shall be treated in accordance with Section 4.7 of the Plan. The partial substantive consolidation called for in the Plan shall not (other than for the purposes of voting and creditor distributions under the Plan) affect (a) the legal and organizational structure of the Debtors, (b) executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or rejected, (c) any agreements entered into by the Reorganized Debtors on or after the Effective Date, and (d) the Debtors’ or the Reorganized Debtors’ ability to subordinate or otherwise challenge Claims on an entity-by-entity basis. Notwithstanding the partial substantive consolidation called for in the Plan, each and every Debtor shall remain responsible for the payment of U.S. Trustee Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 42 of 179

43 Fees until its particular case is closed, dismissed, or converted. The Chapter Cases of the Corp Debtors shall be consolidated into the Chapter 11 Case of GTAT Corp, Case No. 14-11919-HJB. 20. Litigation Trustee. Eugene I. Davis is appointed as the Litigation Trustee. 21. Distributions Under the Plan. All distributions under the Plan shall be made in accordance with Section 8.16 and Article IX of the Plan and the Litigation Trust Agreement, as applicable, and such methods of distribution are approved. All Distributions under the Plan made to holders of Allowed Claims in any Class are intended to be and shall be in full and final satisfaction of the Debtors’ and the Litigation Trust’s obligations under the Plan. The classifications of Claims and Equity Interests for purposes of Distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors’ creditors in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of such Claims under the Plan for Distribution purposes; and (c) shall not be binding on the Debtors, the Reorganized Debtors, the Litigation Trust, or any holder of a Claim against the Debtors for purposes other than voting on the Plan. 22. Disbursing Agent. The applicable Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all Distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof, but solely with respect to those Claims on account of which the applicable Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 43 of 179

44 Disbursing Agent is designated to make distributions under the Plan and, in accordance with the Litigation Trust Agreement, with respect to the Litigation Trust. In furtherance of the rights and powers of the Disbursing Agent, the Disbursing Agent shall have no duty or obligation to make Distributions to any holder of an Allowed Claim unless and until such holder executes and delivers, in a form acceptable to the Disbursing Agent, any documents applicable to such Distributions. 23. On the Effective Date, or as soon as reasonably practicable thereafter, the Indenture Trustee, at the direction of the Debtors or the Reorganized Debtors, shall direct DTC and any other applicable securities depository to surrender the GT Inc. Notes to the Indenture Trustee. All Distributions by the Indenture Trustee to holders of GT Inc. Notes Claims shall be made by the Indenture Trustee, in its capacity as Disbursing Agent through the facilities of DTC or another third-party distribution agent and shall remain subject to the Indenture Trustee Charging Lien. The issuance and Distribution of the Reorganized Common Stock and the Noteholder Warrants to the Indenture Trustee shall be deemed a Distribution to the respective holders of Allowed GT Inc. Notes Claims. Upon delivery of the Distributions required under the Plan as provided in this paragraph of this Confirmation Order to the Indenture Trustee, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Distributions that are to be made on or about the Effective Date. Any Distributions made to any holder of GT Inc. Notes Claims on any subsequent Distribution Date shall be made by the Indenture Trustee as Disbursing Agent for the GT Inc. Notes Claims. 24. Disputed Claims. The provisions of Article X of the Plan, including the provisions governing procedures for resolving Disputed Claims, are found to be fair and reasonable and are approved. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 44 of 179

45 25. Unclaimed Distributions. All Distributions to be made by the Reorganized Debtors under the Plan that are unclaimed for a period of 120 days after Distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors and any entitlement of any holder of any Claims to such Distributions shall be extinguished, discharged and forever barred. To the extent that any Person whose reclamation demand was granted pursuant to an order of the Bankruptcy Court during the Chapter 11 Cases has not, by the Effective Date, taken possession of the goods that are the subject of the granted reclamation demand, such goods shall be deemed unclaimed property pursuant to section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors, and any entitlement of such Person to such goods shall be extinguished, discharged, and forever barred. 26. Treatment Is in Full Satisfaction. The treatment of Claims and Equity Interests set forth in the Plan is in full satisfaction of the legal, contractual, and equitable rights (including any liens) that each entity holding a Claim or Equity Interest may have in or against the Debtors, the Estates, or their respective property. This treatment supersedes and replaces any agreements or rights those entities may have in or against the Debtors, the Estates, or their respective property. 27. Administrative Expense Bar Date. Except as provided in Section 4.5 of the Plan, if any Administrative Expense Claim, including an ordinary course expense, is not billed or a request for payment is not filed with the Bankruptcy Court within sixty (60) days after the Effective Date (or by such earlier Bar Date established by an order of the Bankruptcy Court, as applicable), claims for payment of such Administrative Expense Claims shall be forever barred and any holder of such Claim shall be enjoined from asserting such Claim against the Debtors, Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 45 of 179

46 the Reorganized Debtors, the Litigation Trust, or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date. Pursuant to the Stipulation by and Between Debtors and the United States Department of the Treasury, Internal Revenue Service [Docket No. 3244] (the “IRS Stipulation”), the request for payment recorded on the claims register as Claim No. 1073 is deemed not to have been filed for all purposes, including for all purposes under the Court’s Order dated December 16, 2015 [Docket No. 2762], which applies to governmental units, including the Internal Revenue Service. 28. Executory Contracts and Unexpired Leases. On the Effective Date, all of the Debtors’ executory contracts and unexpired leases will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent (a) the Debtors previously have assumed, assumed and assigned, or rejected such executory contract or unexpired lease, (b) prior to the Effective Date, the Debtors have filed a motion to assume, assume and assign, or reject an executory contract or unexpired lease on which the Bankruptcy Court has not ruled, (c) an executory contract and unexpired lease is identified in the Plan Supplement as an executory contract or unexpired lease to be assumed or assumed and assigned pursuant to the Plan, or (d) executory contracts and unexpired leases under which the counterparty has consented to the extension of the time by which the Debtors must assume or reject to a date beyond the Effective Date. Entry of this Confirmation Order constitutes approval of all rejections of executory contracts and unexpired leases pursuant to Section 11.1 of the Plan and sections 365(a) and 1123 of the Bankruptcy Code. 29. Non-Disclosure Agreements. Notwithstanding Section 11.1(a) of the Plan and anything in this Confirmation Order to the contrary, to the extent (i) any Debtor is a party to any Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 46 of 179

47 non-disclosure or confidentiality agreement, (ii) any such agreement constitutes an executory contract, and (iii) such agreement (1) has not been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (2) is not subject to a pending motion for reconsideration or appeal of an order authorizing the assumption or rejection of such executory contract, (3) has not been noticed for rejection and such notice has been served on the applicable counterparty on or prior to the Effective Date, then such agreement will be assumed as of the Effective Date by the corresponding Debtor, in accordance with the provisions and requirements of sections 365 of the Bankruptcy Code. No Cure shall be paid in connection with the assumption of such an agreement. 30. Insurance Policies. Notwithstanding Section 11.1(a) of the Plan and anything in this Confirmation Order to the contrary, unless specifically rejected by order of the Bankruptcy Court, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, shall, to the extent executory, be assumed under the Plan. Nothing contained in this paragraph shall constitute or be deemed a waiver of any Retained Cause of Action that the Debtors or the Reorganized Debtors, as applicable, may hold against any Person, including the insurer, under any of the Debtors’ insurance policies. 31. Claims on Account of the Rejection of Executory Contracts and Unexpired Leases. All proofs of Claim arising from the rejection of executory contracts or unexpired leases pursuant to the Plan must be filed with the Claims Agent and served upon the Debtors or the Reorganized Debtors, as applicable, and the Litigation Trustee no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease and (b) notice of entry of this Confirmation Order in the form attached hereto as Exhibit B, which form is hereby approved. Any Person that is required to file a proof of Claim Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 47 of 179

48 arising from the rejection of an executory contract or an unexpired lease that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors or the Reorganized Debtors or the Estates and their respective properties or the Litigation Trust, and the Debtors and the Reorganized Debtors and the Estates and their respective properties and the Litigation Trust shall be forever discharged from any and all Liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Claims shall, as of the Effective Date, be permanently enjoined. In no event shall any counterparty to a rejected contract or lease be permitted to exercise any non-monetary contractual remedies under such contract or lease against the Debtors, the Reorganized Debtors, the Estates, their respective properties, the Litigation Trust, or the Litigation Trustee. All such remedies shall, as of the Effective Date, be permanently enjoined. 32. Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan. As of the Effective Date, all contracts and leases listed on Exhibit 8 to the Plan Supplement shall be assumed pursuant to sections 365(a) and 1123 of the Bankruptcy Code and shall remain in full force and effect for the benefit of the Reorganized Debtors, as applicable, and be enforceable by the Reorganized Debtors, as applicable, in accordance with their terms notwithstanding any provision in such contracts and leases that purports to prohibit, restrict, or condition such assumption. Any monetary defaults under each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied by the Debtors or the Reorganized Debtors, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure amount in Cash on the Effective Date or as soon thereafter as is practicable. Upon payment of the Cure amount, if any, there shall be deemed to be no defaults under such contracts or leases (including any Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 48 of 179

49 defaults that would allow the counterparty to terminate such contract or lease on the basis that a Debtor sought chapter 11 relief). To the extent any provision in any contract or lease assumed pursuant to the Plan (including, but not limited to, any “change of control” provision) prohibits, restricts, or conditions, or purports to prohibit, restrict, or condition, such assumption or is modified, breached, or terminated or deemed modified, breached, or terminated, by (a) the commencement of the Chapter 11 Cases, (b) any Debtor’s or any Reorganized Debtor’s assumption or assumption or assignment (as applicable) of such contract or lease, or (c) the confirmation or consummation of the Plan, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party to such contract or lease, to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the confirmation of the Plan. The assumption of any Executory Contracts and Unexpired Leases shall be free and clear of all Liens, encumbrances, pledges, mortgages, deeds of trust, security interests, Claims, charges, options, rights of first refusal, easements, servitudes, proxies, voting trusts or agreements, and/or transfer restrictions under any shareholder or similar agreement or encumbrance, all of which are extinguished; provided, however, nothing herein shall extinguish any of the security interests, Liens, or other rights and protections afforded to the Financing Support Parties under the Senior Secured Notes Documents or the Exit Financing Documents. 33. Discharge of Claims and Termination of Equity Interests. The rights afforded in and the payments and Distributions to be made under the Plan shall terminate all Equity Interests and shall discharge all existing Liabilities and Claims of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties, in accordance with Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 49 of 179

50 section 1141 of the Bankruptcy Code. Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, all existing Claims against the Debtors and Equity Interests shall be, and shall be deemed to be, released, terminated, extinguished, and discharged, and all holders of such Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors and assigns, and any of their respective assets or properties or the Litigation Trust or the Litigation Trustee, any other or further Claim or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. 34. Discharge of Debtors. Except as otherwise provided in the Plan or this Confirmation Order, (a) the rights afforded in the Plan and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, known or unknown that arose prior to the Effective Date, (b) on the Effective Date, all such Claims against, or Equity Interests in, the Debtors shall be satisfied, discharged, and released in full, and (c) all Persons shall be precluded from asserting against the Debtors, the Reorganized Debtors, the Litigation Trust, the Litigation Trustee, or any of their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as provided in the Plan or this Confirmation Order, Confirmation will, as of the Effective Date, discharge the Debtors, pursuant to section 1141 of the Bankruptcy Code, from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 50 of 179

51 of the Bankruptcy Code, whether or not a proof of claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code, or the holder of a Claim based on such debt has accepted the Plan and satisfy or terminate all Equity Interests and other rights of equity security holder in the Debtors. Without limiting the foregoing, except as otherwise provided in the Plan or this Confirmation Order, any Claim (or request for monetary relief) that a claimant believes would not be subject to the discharge of claims pursuant to section 1141(d) of the Bankruptcy Code or could otherwise be asserted against the Reorganized Debtor or the Litigation Trust, to the extent such Claim (or request for monetary relief) is based on events occurring before the Effective Date, is hereby discharged. As of the Effective Date, any default by the Debtors with respect to any Claim that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured and without any further force or effect. Upon the Effective Date, all Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against, or terminated Equity Interests in, the Debtors, the Reorganized Debtors, the Litigation Trust, or the Litigation Trustee. For the avoidance of doubt, the foregoing discharge shall not extend to any obligations of the Reorganized Debtors to the Financing Support Parties under the Plan, the Plan Documents, or the Exit Financing. 35. Exculpation. None of the Released Parties or the Committee Exculpated Parties shall have or incur any liability for any claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, relating to or arising out of the Chapter 11 Cases, the formulation, dissemination, implementation, approval, confirmation, consummation or administration of the Plan, property to be distributed Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 51 of 179

52 under the Plan or any other act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not release, impair, or otherwise affect (a) the liability of any Person resulting from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence, or (b) the obligations of the Debtors and Reorganized Debtors under the Plan, the Exit Financing, and the Plan Documents; provided further, however, that the foregoing shall not be construed to prohibit (a) the Reorganized Debtors from prosecuting and collecting on any Retained Causes of Action or (b) the Litigation Trust from prosecuting or collecting on any Non- Released D&O Causes of Action. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, discharges and any other applicable law or rules protecting such persons from liability. For the avoidance of doubt, the exculpation of members of the Creditors’ Committee pursuant to this paragraph is limited to the exculpation of liability for any claim, cause of action or other assertion of liability arising out of the discharge of their duties as members of the Creditors’ Committee, and all of the Debtors’ rights and defenses against them in their individual capacity or any other capacity, including as counterparty to any prepetition transaction with the Debtors, are preserved. 36. Releases of D&O Releasees. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the efforts expended and to be expended by the D&O Releasees in conjunction with the Debtors’ operational and financial restructuring during the Chapter 11 Cases, the Debtors and the Reorganized Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 52 of 179

53 Debtors automatically shall release and shall be deemed to release the D&O Releasees from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their estates would have been legally entitled to assert in their own right or on behalf of the holder of any claim or interest or other person, based in whole or in part upon any actions, conduct or omissions occurring prior to the Effective Date and including any actions, conduct or omissions occurring in connection with the Chapter 11 Cases; provided, however, such releases shall not impair any Causes of Action against any Person that is not a D&O Releasee, including the Non-Released D&O Causes of Action. For the avoidance of doubt, any and all Causes of Action against Tom Gutierrez shall be deemed Non-Released D&O Causes of Action, and Mr. Gutierrez shall not be deemed a Debtor Releasee. 37. Notwithstanding anything in the preceding paragraph to the contrary, the Debtors and the Reorganized Debtors do not waive, release, or discharge the D&O Releasees from any claims, causes of action, and Liabilities to the extent they have been, are now, could have been, or could be asserted defensively or as a right of offset or recoupment against any Claims arising prior to the Petition Date held or asserted by the D&O Releasees; provided, however, that neither the Debtors nor the Reorganized Debtors will pursue affirmative recovery from any of the D&O Releasees in connection with such a defense, offset, or recoupment. For the avoidance of doubt, nothing in this paragraph should be construed as a waiver of any defenses that the Debtors or the Reorganized Debtors may have to the merits of any Claims that are not expressly Allowed under the Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 53 of 179

54 38. Releases of the Plan Support Party Releasees and the DIP Facility Lender Releasees. A. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the efforts expended and to be expended and the services and obligations of the Plan Support Party Releasees and the DIP Facility Lender Releasees, each of the Debtor Releasees, the D&O Releasees, the Litigation Trust, the Litigation Trustee, and each holder of a Claim against any of the Debtors (other than the Debtor Releasees, the D&O Releasees, the Litigation Trust, and the Litigation Trustee) who either (a) is entitled to vote to accept or reject the Plan and does not opt out of the release under this paragraph on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases, waives, and discharges unconditionally and forever each of the Plan Support Party Releasees and the DIP Facility Lender Releasees from any and all claims, causes of action, and Liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event, or other occurrence arising from, in connection with, or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date; provided, however, (i) the foregoing release shall not apply to obligations arising under the Plan or Exit Financing; and (ii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or Exit Financing; provided further, however, that the foregoing release shall not impair Claims or Causes of Action against any Person that is not a Plan Support Party Releasee or DIP Facility Lender Releasee, and, provided, further, nothing herein shall enjoin the Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 54 of 179

55 Financing Support Parties from enforcing their rights and the obligations of the Reorganized Debtors owed to them in connection with the Exit Financing. B. Notwithstanding anything in the preceding paragraph to the contrary, the Debtor Releasees, the Litigation Trust, and the Litigation Trustee do not waive, release, or discharge the Plan Support Party Releasees or the DIP Facility Lender Releasees from any claims, causes of action, and Liabilities to the extent they have been, are now, could have been, or could be asserted defensively or as a right of offset or recoupment against any Claims arising prior to the Petition Date, other than any GT Inc. Notes Claim, held or asserted by the Plan Support Party Releasees or the DIP Facility Lender Releasees; provided, however, that none of the Debtor Releasees, the Litigation Trust or the Litigation Trustee will pursue affirmative recovery from any of the Plan Support Party Releasees or the DIP Facility Lender Releasees in connection with such a defense, offset, or recoupment. For the avoidance of doubt, nothing in this paragraph should be construed as a waiver of any defenses that the Debtor Releasees, the Litigation Trust or the Litigation Trustee may have to the merits of any Claims that are not expressly Allowed under the Plan. For the avoidance of doubt, no Underwriter is giving a release against any non-Debtor under Section 14.3 of the Plan. 39. Release of the Debtor Releasees and the D&O Releasees. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for the Distributions to be made under the Plan and in consideration of the efforts expended and to be expended and the services and obligations of the Debtor Releasees and the D&O Releasees, each of the Financing Support Parties, each of the Consenting Parties, and each holder of a Claim against any of the Debtors (other than the Financing Support Parties and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 55 of 179

56 the Consenting Parties) who either (a) is entitled to vote to accept or reject the Plan and does not opt out of the release under this paragraph on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases, waives, and unconditionally and forever discharges the Debtor Releasees and the D&O Releasees from any Claims, causes of action, and Liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date; provided, however, (i) the foregoing release shall not apply to obligations arising under the Plan or the Exit Financing; (ii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or Exit Financing; and (iii) the foregoing release shall not be construed to prohibit (A) the Reorganized Debtors from prosecuting and collecting on any Retained Causes of Action or (B) the Litigation Trust from prosecuting or collecting on any Non-Released D&O Causes of Action; provided further, however, that the foregoing release, as it relates to the Financing Support Parties and the Consenting Parties, shall be effective only with respect to the Debtor Releasees and the D&O Releasees who provide reciprocal releases on comparable terms for the benefit of each of the Plan Support Party Releasees. For the avoidance of doubt, no Underwriter is giving a release against any non-Debtor under Section 14.4 of the Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 56 of 179

57 40. Injunction. A. Except as otherwise expressly provided in the Plan or this Confirmation Order, from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, cause of action, or other proceeding of any kind (including in any judicial, arbitration, administrative, or other forum) against or affecting the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, Equity Interest, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to the Plan; (b) enforcing, levying, attaching (including any pre- judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to the Plan; (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to the Plan; (d) asserting, directly or indirectly, any setoff, right of subrogation or recoupment right of Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 57 of 179

58 any kind in respect of any claim against any debt, liability, or obligation due to the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to the Plan; or (e) commencing or continuing any action or proceeding in any manner or in any place whatsoever that does not conform to or comply with the provisions of the Plan; provided, however, that except as to the Debtors, Reorganized Debtors, the Estates, the Litigation Trust and the Committee Exculpated Parties, the Injunction under Section 14.6 of the Plan against any of the actions specified in subsections (a)-(e) hereof shall not enjoin any Underwriter from taking any action against any Person. B. The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their respective assets, properties or Estates. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be fully released and discharged. C. Notwithstanding anything in the Plan (including any amendments) or the Confirmation Order, nothing in this paragraph 40 shall (a) preclude the plaintiffs in the Securities Litigation from conducting discovery of the Reorganized Debtors, including seeking production of documents from the Reorganized Debtors through a third-party subpoena with respect to any documents in the possession, custody, or control of the Reorganized Debtors or their agents or (b) preclude the lead plaintiff in the Securities Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 58 of 179

59 Litigation from seeking recovery from an insurance company, solely to the extent of available insurance coverage and any proceeds thereof, on account of their Subordinated Securities Claims against the Debtors. For the avoidance of doubt, any recoveries on account of such Securities Litigation shall be limited to, and any payments or settlements shall only be provided by, available insurance, if any, and no action shall be taken to collect any portion of any settlement, judgment, or other costs from the assets or the properties of the Debtors, the Debtors’ Estates, or the Reorganized Debtors. 41. Terms of Stays and Injunctions. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. The discharge and injunctions set forth in Sections 4.1, 8.16(l), 11.3(a), 13.3, 13.4, and 14.6 of the Plan shall permanently remain in full force and effect. 42. Retained Causes of Action. Except to the extent any Causes of Action against any Person are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, as successors-in-interest to the Debtors and their Estates, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action (including Causes of Action arising under chapter 5 of the Bankruptcy Code, but excluding the Non-Released D&O Causes of Action), whether arising before or after the Petition Date and the rights of the Reorganized Debtors to commence, prosecute, or settle such Retained Causes of Action, and all defenses and counterclaims to all Claims asserted against the Debtors Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 59 of 179

60 and their Estates, including setoff, recoupment, and any rights under section 502(d) of the Bankruptcy Code, shall be fully preserved notwithstanding the occurrence of the Effective Date. 43. Except as provided in Sections 14.1, 14.2, and 14.3 of the Plan, in this Confirmation Order, or by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any and all Retained Causes of Action, including Avoidance Actions, Preference Causes of Action, and all other avoidance or equitable subordination actions, recovery Causes of Action, and Claim Objections under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or their Estates, against any Person, including any creditor of the Debtors, other than the Non-Released D&O Causes of Action (which may be prosecuted by the Litigation Trust as provided in the Plan and this Confirmation Order). Notwithstanding anything to the contrary contained in this Plan or under applicable law, neither the Allowance of, nor Distribution on account of, any Claim shall be deemed to be a waiver or the relinquishment of, or give rise to any defense to, any such Causes of Action or any Non-Released D&O Causes of Action. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Retained Cause of Action against such Person as any indication that the Reorganized Debtors will not pursue any and all available Retained Causes of Action against such Person. 44. Bar of Claims-Over Against Protected Parties. The liquidation of the Litigation Trust Assets shall not cause the Protected Parties to incur any liability with respect to the Non- Released D&O Causes of Action in the nature of contribution, reimbursement, or indemnification, however denominated or described, in connection with, arising out of, or in any way related to the Non-Released D&O Causes of Action. Any Litigation Trust Defendant shall be permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 60 of 179

61 Covered Claim based upon, related to, or arising out of the prosecution of Non-Released D&O Causes of Action against that Litigation Trust Defendant, whether such Covered Claim is asserted in a court, an arbitration, an administrative agency or forum, or in any other manner; provided, however, that the Litigation Trust shall reduce and credit against any judgment it may obtain against the Litigation Trust Defendant the amount of any Covered Claim of that Litigation Trust Defendant which is determined and awarded by a court of competent jurisdiction in any action involving the prosecution of Non-Released D&O Causes of Action against that Litigation Trust Defendant. 45. Non-Released D&O Causes of Action. As provided in the Plan, on the Effective Date, the Non-Released D&O Causes of Action shall be deemed vested in the Litigation Trust. The provisions in the Plan regarding the Non-Released D&O Causes of Action are appropriate and in the best interest of the Debtors’ Estates and the Litigation Trust Beneficiaries. In accordance with section 1123(b) of the Bankruptcy Code, the Litigation Trust shall receive, retain, and may enforce all rights to commence and pursue, as appropriate, any and all Non- Released D&O Causes of Action, whether arising before or after the Petition Date, and the right of the Litigation Trust and the Litigation Trustee to commence, prosecute, or settle any Non- Released D&O Causes of Action shall be fully preserved notwithstanding the occurrence of the Effective Date. The Litigation Trust and the Litigation Trustee shall (i) have the power and standing to investigate, enforce, sue on, settle or compromise (or decline to do any of the foregoing) all Non-Released D&O Causes of Action without the consent or approval of any third party or any further notice to or action, order or approval of the Court, (ii) shall succeed to all rights of the Debtors’ Estates and the Creditors’ Committee with respect to the commencement and litigation of any Non-Released D&O Causes of Action, and, (iii) notwithstanding anything Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 61 of 179

62 to the contrary contained herein, shall be deemed to be a representative of the Debtors’ Estates, a bankruptcy trustee, liquidator or similar official for purposes of commencing and prosecuting the Non-Released D&O Causes of Action. Without limiting the foregoing, the Litigation Trust and the Litigation Trustee shall, with respect to the Non-Released D&O Causes of Action, be deemed a representative of the Debtors’ Estates and the Creditors’ Committee in the Chapter 11 Cases, under the Plan, or in any judicial or administrative proceeding or appeal, consistent with section 1123(b)(3)(B) of the Bankruptcy Code. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Non-Released D&O Causes of Action against such Person as an indication that the Litigation Trust will not pursue any Non-Released D&O Causes of Action against such Person. The Litigation Trust expressly reserves all rights to prosecute any Non-Released D&O Causes of Action. 46. Effectuating Documents; Further Transactions; Corporate Action. The chairman of the board of directors, the president, the chief executive officer, the chief financial officer, the executive vice president and general counsel, the controller, or any other appropriate officer of the Debtors or the Reorganized Debtors, as the case may be, shall be, and hereby is, authorized to execute, deliver, file, and record such contracts, instruments, releases, termination statements and similar lien and encumbrances termination filings and records (which may be filed without any further notice to any holder of any such lien or encumbrance), indentures, certificates, and other agreements or documents, including the Plan Documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Plan Supplement. The secretary or assistant secretary of the Debtors or the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing, if necessary. On the Effective Date, all matters provided for under the Plan that would otherwise require Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 62 of 179

63 approval of the stockholders or other equity owners, managers, or directors of one or more of the Debtors or the Reorganized Debtors, as the case may be, shall be deemed authorized and approved in all respects and shall be in effect from and after the Effective Date pursuant to the applicable general business law of the states or countries in which the Debtors or the Reorganized Debtors are incorporated or organized, without any requirement of further action by the stockholders or other equity owners, managers, or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall, if required, file their Amended Certificates of Incorporation, as the case may be, with the Secretary of State of the state in which each such Person is (or shall be) organized, in accordance with the applicable general business law of each such jurisdiction; provided, however, that the Amended Certificate of Incorporation of each of the Reorganized Debtors organized under the laws of the State of Delaware shall be filed with the Delaware Secretary of State on the Effective Date. 47. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Section 12.3 of the Plan have been satisfied or waived pursuant to Section 12.4 of the Plan. 48. Retention of Jurisdiction. This Court shall retain jurisdiction over all matters arising under, or arising in or relating to the Chapter 11 Cases or the Plan pursuant to, and for the purposes of, section 105(a) and 1142 of the Bankruptcy Code, to the extent provided and as set forth in the Plan, including Article XV of the Plan. 49. Modifications. Pursuant to Section 16.4 of the Plan, the Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, subject to the consent of the Majority Financing Support Parties; provided, that Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 63 of 179

64 the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan prior to any alteration, amendment, or modification will be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the holders of the Claims. Prior to the Effective Date, the Debtors, after consultation with the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee, may make appropriate technical adjustments and modifications to the Plan and the Plan Documents without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not materially change the treatment of holders of Claims or Equity Interests and are reasonably acceptable to the Majority Financing Support Parties. 50. Revocation. Prior to the Effective Date, the Debtors’ right to revoke the Plan is reserved. If the Debtors revoke or withdraw the Plan prior to the Effective Date, the Plan shall be null and void. In such event, nothing contained herein or therein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors. 51. Non-Occurrence of Effective Date. In the event that the Effective Date does not occur, then (i) the Plan, (ii) the assumption or rejection of executory contracts or unexpired leases pursuant to the Plan, (iii) any document or agreement executed pursuant to the Plan, and (iv) any actions, releases, waivers, or injunctions authorized by this Confirmation Order or any Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 64 of 179

65 order in aid of consummation of the Plan shall be deemed null and void. In such event, nothing contained in this Confirmation Order, any order in aid of consummation of the Plan, or the Plan, and no acts taken in preparation for consummation of the Plan, (a) shall be deemed to constitute a waiver or release of any Claims or Interests by or against the Debtors or any other persons or entities, to prejudice in any manner the rights of the Debtors or any person or entity in any further proceedings involving the Debtors or otherwise, or to constitute an admission of any sort by the Debtors or any other persons or entities as to any issue, or (b) shall be construed as a finding of fact or conclusion of law in respect thereof. 52. Payment of Statutory Fees and Post-Effective Date Reporting. On or before the Effective Date, all fees due and payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash. Following the Effective Date, all such fees that become due and payable shall be paid by the applicable entity included in the definition of “Reorganized Debtors” until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code. The Reorganized Debtors shall file, on a quarterly basis and otherwise consistent with the United States Trustee guidelines, post- Effective Date operating reports, until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code. Notwithstanding the foregoing, the United States Trustee may file, within 60 days after the Effective Date, a motion seeking a determination from the Bankruptcy Court as to whether (a) the Litigation Trust is jointly and severally liable with the applicable Reorganized Debtor for such post-Effective Date fees and (b) the Litigation Trust is also required to file quarterly post-confirmation reports with Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 65 of 179

66 the United States Trustee. The Reorganized Debtors and the Litigation Trustee reserve all rights to oppose any such motion. 53. Exemption from Transfer Taxes. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor, the Litigation Trust, or to any other Person pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. 54. Dissolution of the Creditors’ Committee. On the Effective Date, the Creditors’ Committee shall automatically dissolve; provided, however, that following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and a right to be heard Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 66 of 179

67 for the following limited purposes: (a) filing and prosecuting applications for (x) allowances of compensation for professional services rendered and reimbursement of expenses incurred; or (y) reimbursement of expenses of members of the Committee and (b) requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution to the Chapter 11 Cases. Upon dissolution of the Creditors’ Committee, the current and former members of the Creditors’ Committee, the Creditors’ Committee’s Professionals, and each of their respective officers, employees, counsel, advisors and agents shall be released and discharged of and from all further duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases and under the Bankruptcy Code and discharged of and from all further authority, duties, responsibilities, and obligations related to, arising from or in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s Professionals shall terminate, except that the Creditors’ Committee and its Professionals shall have the right to pursue, review and object to any applications for compensation or reimbursement of expenses filed in accordance with the terms of the Plan. 55. Securities to be Issued Pursuant to the Plan. The Plan authorizes the issuance of Reorganized Common Stock and Preferred Stock by Reorganized GT Inc. All of the shares of Reorganized Common Stock and Preferred Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable. The Shareholder Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms, and all recipients of Reorganized Common Stock pursuant to the Plan shall be deemed to be bound thereby, in each case without the need for execution by any party thereto other than Reorganized GT Inc. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or by the shareholders or directors of Reorganized GT Inc., Reorganized GT Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 67 of 179

68 Inc. is authorized to perform all tasks necessary and to execute and deliver all documents, agreements and instruments necessary or appropriate to issue the Reorganized Common Stock and Preferred Stock. 56. Securities Laws Exemption. As provided by section 1145 of the Bankruptcy Code, the issuance and distribution under the Plan of the Reorganized Common Stock, the New Warrants, beneficial interests in the Litigation Trust (but solely to the extent such interests are determined to be securities pursuant to U.S. securities laws and regulations), and any Reorganized Common Stock issued in connection with any subsequent exercise of the New Warrants shall be exempt from registration under the Securities Act, any other federal or state securities law registration requirements, and all rules and regulations promulgated thereunder. Subject to the terms and conditions of the Shareholder Agreement, each of such securities shall be freely transferable in accordance with section 1145 of the Bankruptcy Code and applicable U.S. securities laws and regulations, except any such securities issued to an “affiliate” of Reorganized GT Inc. within the meaning of the Securities Act or as otherwise provided in Reorganized GT Inc.’s New Organizational Documents. 57. Cashing Out Programs. For the purpose of the Cashing Out Programs only, the imputed value of the shares of the Reorganized Common Stock Pool that would otherwise be distributed under the Plan to holders of Allowed Claims in Classes 4A, 4C, and 4D shall at all times be $3,255,813.95 in the aggregate. 58. Professional Fee Escrow Account. As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow Account. The Debtors shall fund the Professional Fee Escrow Account with Cash in the amount of the aggregate Professional Fee Escrow Amount for all Professionals. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 68 of 179

69 The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds shall not be considered property of the Debtors’ Estates, except as otherwise provided in Section 4.5(b) of the Plan. The Debtors are authorized to enter into the Disbursement Agent Agreement with Delaware Trust Company, substantially in the form attached hereto as Exhibit C. 59. Final Fee Applications and Payment of Allowed Professional Fee Claims. Pursuant to Section 4.5 of the Plan, all Persons asserting a Professional Fee Claim (including the Creditors’ Committee with respect to the reimbursement of expenses of members of the Creditors’ Committee) shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) subject to paragraph 18 of this Confirmation Order, be paid by the Reorganized Debtors in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such Claims, after taking into account any prior payments and after applying any retainers, from the funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Allowed and unpaid Professional Fee Claims owing to the Professionals or the Committee Professionals Gift (to the extent owed by the Reorganized Debtors), such Professionals and the Litigation Trust shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied by the Reorganized Debtors in accordance with Section 4.1 of the Plan. To the extent that there is any balance remaining in the Professional Fee Escrow Account after payment of all Allowed Professional Fee Claims and the Committee Professionals Gift, such remaining balance shall revert to the Reorganized Debtors. The Reorganized Debtors are authorized to pay reasonable Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 69 of 179

70 compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval. For the avoidance of doubt, counsel for the Financing Support Parties shall not be required to file any application for compensation and instead their reasonable fees and expenses incurred in the Chapter 11 Cases shall be paid in accordance with paragraph 11 of this Confirmation Order, the terms of the Plan and Plan Documents, and the Exit Financing Commitment Letter Order. The Fee Examiner shall file his final fee application and the fee applications of his Professionals no later than sixty (60) days after the deadline for the other Professionals to file their final fee applications. 60. Approvals and Consents. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan and Disclosure Statement, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement, including the Senior Secured Notes Indenture, the Collateral Agreement, the Certificate of Designation, DIP Warrant Agreement, the Noteholder Warrant Agreement, the Second Amended and Restated Certificate of Incorporation of Reorganized GT Inc., the Second Amended and Restated Bylaws of Reorganized GT Inc., the Litigation Trust Agreement, and the Shareholder Agreement. All such state and other governmental authorities are directed to accept such documents for filing and implementation. 61. Notice of Confirmation Order. Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), the Reorganized Debtors shall file and serve notice of entry of this Confirmation Order in substantially the form annexed hereto as Exhibit B (the “Notice of Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 70 of 179

71 Confirmation Order”) on all creditors and interest holders, the United States Trustee for the District of New Hampshire, and all other parties in interest entitled to receive notice under the Bankruptcy Court’s Order, dated October 9, 2014, implementing notice procedures in the Chapter 11 Cases [Docket No. 83] (the “Case Management Order”), by causing the Notice of Confirmation Order to be delivered to such parties by first-class mail, postage prepaid, within 10 business days after entry of this Confirmation Order. The Notice of Confirmation Order shall also be posted on the website of the Debtors voting and tabulation agent, Kurtzman Carson Consultants, LLC, at: www.kccllc.net/gtat. Such notice is adequate under the particular circumstances and no other or further notice is necessary. The form of Notice of Confirmation Order substantially in the form annexed hereto as Exhibit B is approved. 62. Notice of Effective Date. On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors or the Reorganized Debtors shall file with the Court a “Notice of Effective Date” and cause KCC to serve such Notice of Effective Date by first class mail, postage prepaid, or by facsimile to those persons who have filed with the Court requests for notices pursuant to Bankruptcy Rule 2002, which notice and service shall constitute appropriate and adequate notice that the Effective Date of the Plan has occurred. 63. United States Securities and Exchange Commission. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or this Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Debtor Releasees and the D&O Releasees, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such Governmental Unit against such Person(s) to the extent related to events that occurred prior to the Petition Date. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 71 of 179

72 64. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code. 65. Reversal. If any of the provisions of this Confirmation Order are hereafter reversed, modified, or vacated by a subsequent order of the Bankruptcy Court or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under, or in connection with, the Plan prior to receipt of written notice of such order by the Debtors. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Plan, all documents relating to the Plan and any amendments or modifications to any of the foregoing. 66. Conflicts Between Order and Plan. The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence. The provisions of this Confirmation Order are integrated with each other and are non-severable and mutually dependent. 67. Closing of Chapter 11. The Reorganized Debtors shall promptly, upon the full administration of the Chapter 11 Cases, file with the Court all documents required by the Bankruptcy Rules and any applicable orders of the Court to close the Chapter 11 Cases. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 72 of 179

73 68. Resolution of Duncan Harwood Objection. The Limited Objection by Duncan Harwood to Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated February 1, 2016 [Docket No. 3161] (the “Harwood Plan Objection”) filed by Duncan Harwood (“Mr. Harwood”) is resolved as follows. Upon the Effective Date of the Plan, the Debtors shall (a) release to Mr. Harwood the $300,000 remaining in the escrow account (the “Escrow Funds”) established in connection with the D2 Solar LLC sale and (b) allow Mr. Harwood to file, within thirty (30) days after the Effective Date, a General Unsecured Claim against GTAT Corp (Class 4C) in respect of his rejection damages, provided that such claim is capped at $210,000 (the “Harwood Rejection Claim”). Except for the Harwood Rejection Claim, and conditioned on the occurrence of the Effective Date, Mr. Harwood and D2 Solar LLC (“D2”) (and all of D2’s officers, directors, employees, shareholders, and affiliates) shall discharge and release any and all other demands, causes of action, offsets, recoupments, counterclaims and common law, equitable, and statutory rights and defenses which they have or may have against the Debtors. Except as to any obligations regarding confidentiality concerning the Debtors’ proprietary information, and conditioned on the occurrence of the Effective Date, the Debtors discharge and release any and all demands, causes of action, offsets, recoupments, counterclaims and common law, equitable, and statutory rights and defenses which they have or may have against Mr. Harwood or D2 (or any of D2’s officers, directors, employees, shareholders, and affiliates), including, without limitation, any and all causes of action arising under chapter 5 of the Bankruptcy Code. Mr. Harwood’s Request for Payment of Administrative Expenses Claim on Behalf of Duncan Harwood [Docket No. 2922] and the Harwood Plan Objection are deemed withdrawn with prejudice. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 73 of 179

74 69. Resolution of Chad Fero Objection. The Limited Objection by Chad Fero to Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated February 1, 2016 [Docket No. 3178] (the “Fero Plan Objection”) filed by Chad Fero (“Mr. Fero”) is resolved as follows. The deadline for the Debtors to assume or reject Mr. Fero’s employment agreement (the “Fero Employment Agreement”) is extended to 4:00 p.m. (ET) on the date that is 30 calendar days following the Effective Date of the Plan (the “Fero Assumption Deadline”). Prior to the Fero Assumption Deadline, the Debtors or the Reorganized Debtors may file with the Bankruptcy Court, and serve on Mr. Fero, a notice that the Debtors will assume the Fero Employment Agreement. In the event that the Debtors do not file such a notice before the Fero Assumption Deadline, the Fero Employment Agreement shall be deemed rejected without further order of the Bankruptcy Court, in which case (a) Mr. Fero shall be relieved of any obligations relating to his non-competition agreements with the Debtors and (b) Mr. Fero shall be allowed to file a General Unsecured Claim against GTAT Corp (Class 4C) for his rejection damages, so long as, pursuant to section 502(b)(7), such claim is capped at the value of one year of Mr. Fero’s current salary (the “Allowed Fero Rejection Claim”). Notwithstanding such rejection of the Fero Employment Contract, Mr. Fero shall not be relieved of any obligations not to disclose the Debtors’ confidential or proprietary information. Mr. Fero’s Application for Allowance of Administrative Claim [Docket No. 2881] and the Fero Plan Objection are deemed withdrawn with prejudice. 70. Resolution of Objection by Intego GmbH. The Debtors have confirmed that the amount of Intego’s claim under section 503(b)(9) of the Bankruptcy Code is $726,696.33, which claim shall be Allowed. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 74 of 179

75 71. Tera Xtal Technology Corp. For the avoidance of doubt, Tera Xtal Technology Corp. has opted out, and shall be deemed to have opted out of the releases in Section 14.3 and Section 14.4 of the Plan and shall not be bound by these sections. 72. Lapmaster. The Adversary Proceeding No. 16-01012-HJB brought by GTAT Corp against Lapmaster International, LLC (the “Complaint”), the Objection of Lapmaster International, LLC to Confirmation of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated February 1, 2016 and Joinder in Objection of DCM Tech [Docket No. 3174] (the “Lapmaster Objection”), the Motion for Temporary Allowance by Lapmaster International, LLC of Proof of Claim No. 485 Pursuant to Fed. R. Bankr. P. 3018(a) (the “Temporary Allowance Motion”), and the Motion for Relief from the Automatic Stay [Docket No. 3219] (the “Lapmaster Stay Relief Motion”) are resolved as follows. Lapmaster International, LLC (“Lapmaster”) shall pay GTAT Corp the sum of $99,000 on or within ten (10) days of entry of this Confirmation Order. GTAT Corp shall dismiss the Complaint with prejudice. The Lapmaster Objection, the Temporary Allowance Motion, and the Lapmaster Stay Relief Motion are deemed withdrawn with prejudice. Lapmaster’s Proof of Claim No. 485 is Allowed as a Class 4C General Unsecured Claim in the amount of $2,025,491.94 (the “Allowed Lapmaster Claim”). Lapmaster is deemed to have voted the Allowed Lapmaster Claim to accept the Plan and shall not opt out of the releases contained in Section 14.3 and 14.4 of the Plan. The Debtors hereby release and forever discharge Lapmaster from any and all claims, disputes, demands, debts, liabilities, obligations, contracts, agreements, causes of action, suits, attorneys’ fees and/or costs, of whatever nature, character or description, which the Debtors had or now have, arising from any matter from the beginning of time to the date of this Confirmation Order, including all claims arising out of any goods sold by Lapmaster to the Debtors (including claims Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 75 of 179

76 for breach of warranty), any causes of action under chapter 5 of the Bankruptcy Code, and claims for the return of any deposit. Other than claims filed by Lapmaster that have been Allowed by order of the Bankruptcy Court or that have been transferred by Lapmaster to a third party prior to March 3, 2016, Lapmaster hereby releases and forever discharges the Debtors from any and all claims, disputes, demands, debts, liabilities, obligations, contracts, agreements, causes of action, suits, attorneys’ fees and/or costs, of whatever nature, character or description, which Lapmaster had or now has, arising from any matter from the beginning of time to the date of this Confirmation Order. 73. Dow Corning. The Objection of Dow Corning Corporation to Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated February 1, 2016 [Docket No. 3166] is resolved as follows. A. Other than in connection with the performance of a contract relating to the sale of two silicon carbide furnaces to a single customer for evaluation purposes, including the supply of all ancillary equipment and consumables related to such contract, the Debtors agree not to further use or develop, and are hereby enjoined from further using and developing, the Technology (as defined below) (including filing any further patent applications regarding the Technology or practicing the Disputed Patent Applications) until entry of an order by the Bankruptcy Court or such other court of competent jurisdiction resolving the claim that Dow Corning Corporation (“Dow Corning”) has to ownership and/or inventorship of the Technology, which judgment is not stayed. The “Technology” is defined as the technology that is the subject of the Disputed Patent Applications3 or that is the subject of the trade secret claims asserted by 3 The “Disputed Patent Applications” are (1) U.S. Patent Application Pub. No. US 2015/0068445, (2) U.S. Patent Application Pub. No. US 2015/0068446, (3) U.S. Patent Application Pub. No. US 2015/0068447, (4) U.S. Patent Application Pub. No. US 2015/0068457, (5) U.S. Patent Application Pub. No. US 2015/0072101. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 76 of 179

77 Dow Corning against the Debtors in the Dow Corning Administrative Expense Claim (as defined below). Notwithstanding the foregoing, (a) the Reorganized Debtors are permitted to make any necessary filings and/or elections with the United States Patent and Trademark Office or such other domestic or foreign agencies as are necessary to preserve the validity of the Disputed Patent Applications, and (b) the Reorganized Debtors are permitted to make any other filings with respect to or use of the Technology to which the Reorganized Debtors and Dow Corning agree in writing without further order of this Court. B. Dow Corning reserves the right to challenge the Debtors’ or the Reorganized Debtors’ ownership of the Technology and, pending further order of the Bankruptcy Court or a court of competent jurisdiction, nothing in Section 8.9 of the Plan or otherwise shall be construed to vest in the Reorganized Debtor free and clear of any Claims, Liens, or interests of Dow Corning in or to the Technology or the Disputed Patent Applications. The Debtors and the Reorganized Debtors reserve all rights to dispute or otherwise challenge Dow Corning’s claim to ownership of the Technology or the Disputed Patent Applications and the Dow Corning Administrative Expense Claim. C. Pursuant to Section 9.20 of the Plan, and unless and until the Application of Dow Corning Corporation for Allowance and Payment of Administrative Expense Claims Pursuant to 11 U.S.C. § 502(b)(1) [Docket No. 2896] (the “Dow Corning Administrative Expense Claim”), is Disallowed in whole or in part, the Reorganized Debtors shall establish and maintain a Reserve in the amount of $1.5 million in Cash on account of the Dow Corning Administrative Expense Claim (the “Dow Corning Reserve”). The Dow Corning Reserve shall be the maximum Allowable amount of the Dow Corning Administrative Expense Claim, and, except to the extent that the Debtors have entered into transactions involving the Technology beyond those disclosed Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 77 of 179

78 at the Confirmation Hearing, the Reorganized Debtors shall never be required to pay more than $1.5 million on account of the Dow Corning Administrative Expense Claim. Any Cash in the Dow Corning Reserve that is not required to be used to pay any Allowed Dow Corning Administrative Expense Claim shall be released to the Reorganized Debtors. The funds so released to the Reorganized Debtors shall be part of Total Available Unrestricted Cash. D. Dow Corning is not giving a release against any non-Debtor under Sections 14.3 and 14.4 of the Plan, and neither such provision shall be binding upon Dow Corning. 74. HTOT. Claim No. 1083 filed by HTOT is hereby reclassified in its entirety as an Allowed Class 4C General Unsecured Claim in the amount of $10,917,606.00. For the avoidance of doubt, no portion of Claim 1083 shall be entitled to administrative expense priority or treated as a secured. Claim No. 1085 filed by HTOT is hereby disallowed in its entirety. Claim No. 1082 and Claim No. 1084 are hereby reclassified as general unsecured claims. For the avoidance of doubt, the Debtors and the Reorganized Debtors reserve all rights to object to Claim No. 1082 and Claim No. 1084 on any grounds. 75. Suspension of Exchange Act Reporting Obligations. GT Inc. is authorized to file a Form 15 with the Securities and Exchange Commission for the purpose of suspending its reporting obligations under the Securities and Exchange Act of 1934, as amended, and to take any other actions necessary or appropriate in connection with the deregistration, delisting and cancellation of any GT Inc. securities outstanding immediately prior to the Effective Date. 76. Certified Copy of This Confirmation Order. The Clerk of the Court is authorized to provide the Reorganized Debtors, upon written request, a certified copy of this Confirmation Order (without exhibits and attachments). Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 78 of 179

79 77. Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof. 78. Waiver of Stay. The Debtors have made a sufficient and uncontroverted showing of substantial cost and harm that would result if the Plan is not consummated as soon as practicable after entry of this Confirmation Order. Accordingly, pursuant to Bankruptcy Rule 3020(e), this Confirmation Order is immediately effective and shall not be stayed following its entry. Dated: March __, 2016 Manchester, NH ____________________________________ HONORABLE HENRY J. BOROFF UNITED STATES BANKRUPTCY JUDGE 8 /s/ Henry J. Boroff Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 79 of 179

EXHIBIT A Joint Plan of Reorganization Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 80 of 179

Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 81 of 179

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW HAMPSHIRE

In re:	:	**Chapter 11**
GT ADVANCED TECHNOLOGIES INC., ***et al.*****,**	:	**Case No. 14-11916-HJB**
Debtors.[1]	:	**Jointly Administered**

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE, DATED MARCH 7, 2016

PAUL HASTINGS LLP
Luc A. Despins, Esq.
James T. Grogan, Esq.
G. Alexander Bongartz, Esq.
75 East 55th Street, First Floor
New York, New York 10022

Dated: March 7, 2016

Counsel to the Debtors and Debtors-in-Possession

[1] The Debtors, along with the last four digits of each debtor's tax identification number, as applicable, are: GT Advanced Technologies Inc. (6749), GTAT Corporation (1760), GT Advanced Equipment Holding LLC (8329), GT Equipment Holdings, Inc. (0040), Lindbergh Acquisition Corp. (5073), GT Sapphire Systems Holding LLC (4417), GT Advanced Cz LLC (9815), GT Sapphire Systems Group LLC (5126), and GT Advanced Technologies Limited (1721). The Debtors' corporate headquarters are located at 243 Daniel Webster Highway, Merrimack, NH 03054.

TABLE OF CONTENTS i ARTICLE I. DEFINED TERMS................................................................................................ 1 ARTICLE II. INTERPRETATION OF PLAN ...................................................................... 23 2.1 Application of Definitions; Rules of Construction; Computation of Time ..................................................................................................................... 23 2.2 Relief Sought by Filing the Plan ....................................................................... 24 ARTICLE III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS ................ 24 3.1 Classification ...................................................................................................... 24 ARTICLE IV. PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FACILITY CLAIMS, PRIORITY TAX CLAIMS, AND OTHER UNCLASSIFIED CLAIMS ............................................................................... 25 4.1 Administrative Expense Claims........................................................................ 25 4.2 DIP Facility Claims ............................................................................................ 26 4.3 Indenture Trustee Fees ...................................................................................... 26 4.4 Financing Support Parties Fees ........................................................................ 27 4.5 Professional Fee Claims ..................................................................................... 27 4.6 Priority Tax Claims ........................................................................................... 28 4.7 Intercompany Claims ........................................................................................ 29 ARTICLE V. TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS ....................................................................................................... 29 5.1 Class 1: Priority Non-Tax Claims .................................................................... 29 5.2 Class 2: Secured Tax Claims ............................................................................. 30 5.3 Class 3: Other Secured Claims ......................................................................... 30 5.4 Class 4A: GT Inc. Notes Claims ....................................................................... 31 5.5 Class 4B: GT Inc. General Unsecured Claims ................................................ 31 5.6 Class 4C: Corp Debtors General Unsecured Claims ...................................... 32 5.7 Class 4D: GT Hong Kong General Unsecured Claims ................................... 32 5.8 Class 5: Subordinated Securities Claims ......................................................... 33 5.9 Class 6: GT Inc. Equity Interests ..................................................................... 33 5.10 Class 7: Intercompany Equity Interests .......................................................... 33 5.11 Reservation of Rights Regarding Claims and Equity Interests ..................... 33 ARTICLE VI. PROVISIONS REGARDING REORGANIZED COMMON STOCK AND NEW WARRANTS DISTRIBUTED PURSUANT TO THE PLAN ................................................................................................................... 34 Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 82 of 179

Table of Contents (continued) Page ii 6.1 Reorganized Common Stock ............................................................................. 34 ARTICLE VII. ACCEPTANCE OR REJECTION OF THE PLAN ................................... 36 7.1 Voting of Claims ................................................................................................. 36 7.2 Elimination of Vacant Classes .......................................................................... 37 7.3 Nonconsensual Confirmation ............................................................................ 37 7.4 Revocation of the Plan ....................................................................................... 37 ARTICLE VIII. MEANS OF IMPLEMENTATION OF THE PLAN ................................. 37 8.1 Exit Financing .................................................................................................... 37 8.2 Global Settlement ............................................................................................... 38 8.3 Transactions on the Effective Date ................................................................... 39 8.4 Reorganization of Debtors; Continuation of Businesses ................................ 40 8.5 Reorganized Debtors’ Obligations Under the Plan ........................................ 40 8.6 New Organizational Documents ....................................................................... 41 8.7 New Board .......................................................................................................... 42 8.8 Officers of the Reorganized Debtors ................................................................ 42 8.9 Vesting of Assets ................................................................................................. 43 8.10 [Intentionally Omitted] ...................................................................................... 43 8.11 Dissolution of the Creditors’ Committee ......................................................... 43 8.12 Effectuating Documents; Further Transactions; Corporate Action ............. 43 8.13 Preservation of Certain Causes of Action; Defenses ...................................... 44 8.14 Cancellation of Securities, Indentures, and Other Documents Evidencing Claims and Equity Interests.......................................................... 45 8.15 Management Incentive Plan.............................................................................. 46 8.16 Litigation Trust .................................................................................................. 46 ARTICLE IX. DISTRIBUTIONS UNDER THE PLAN ........................................................ 51 9.1 Distributions on Allowed General Unsecured Claims .................................... 51 9.2 Date of Distributions .......................................................................................... 51 9.3 Disbursing Agent ................................................................................................ 52 9.4 Rights and Powers of Disbursing Agent .......................................................... 52 9.5 No Liability ......................................................................................................... 52 Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 83 of 179

Table of Contents (continued) Page iii 9.6 Delivery of Distributions ................................................................................... 52 9.7 Unclaimed Distributions .................................................................................... 54 9.8 Distribution Record Date .................................................................................. 55 9.9 Manner of Payment ........................................................................................... 55 9.10 Time Bar to Cash Payments by Check ............................................................ 55 9.11 No Fractional Distributions .............................................................................. 55 9.12 No Fractional Cents ........................................................................................... 55 9.13 Setoffs and Recoupment .................................................................................... 56 9.14 Allocation of Plan Distributions Between Principal and Interest ................. 56 9.15 Distributions After Effective Date .................................................................... 56 9.16 Interest on Claims .............................................................................................. 56 9.17 No Distribution in Excess of Allowed Amount of Claim ................................ 56 9.18 Ordinary Course Postpetition Liabilities ......................................................... 56 9.19 Payment of Taxes on Distributions Received Pursuant to the Plan .............. 57 9.20 Claims Reserves ................................................................................................. 57 9.21 Withholdings ...................................................................................................... 58 9.22 De Minimis Distributions ................................................................................... 58 ARTICLE X. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ............................................. 58 10.1 Claims Administration Responsibilities ........................................................... 58 10.2 Claim Objections ................................................................................................ 59 10.3 Estimation of Claims.......................................................................................... 59 10.4 Adjustment to Claims Without Objection ....................................................... 60 10.5 Single Satisfaction .............................................................................................. 60 10.6 No Distributions Pending Allowance ............................................................... 60 10.7 Distributions After Allowance .......................................................................... 60 10.8 Resolutions of Claims ........................................................................................ 60 10.9 Disallowance of Certain Claims ........................................................................ 60 10.10 [Intentionally Omitted] ...................................................................................... 61 10.11 Amendments to Claims...................................................................................... 61 Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 84 of 179

Table of Contents (continued) Page iv 10.12 Claims Paid and Payable by Third Parties ..................................................... 61 ARTICLE XI. EXECUTORY CONTRACTS AND LEASES .............................................. 61 11.1 Executory Contracts and Unexpired Leases Deemed Rejected ..................... 61 11.2 Inclusiveness ....................................................................................................... 62 11.3 Provisions Related to Cure Payments and Rejection Damages ..................... 62 11.4 Indemnification Obligations ............................................................................. 64 11.5 Insurance Policies............................................................................................... 64 11.6 Benefit Plans ....................................................................................................... 64 11.7 Retiree Benefits .................................................................................................. 64 ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN ............................................................... 65 12.1 Conditions Precedent to the Confirmation ...................................................... 65 12.2 Waiver of Conditions Precedent to Confirmation .......................................... 65 12.3 Conditions Precedent to the Effective Date ..................................................... 66 12.4 Waiver of Conditions Precedent to the Effective Date ................................... 67 12.5 Satisfaction of Conditions.................................................................................. 67 ARTICLE XIII. EFFECT OF CONFIRMATION ................................................................. 67 13.1 Compromise and Settlement of Claims, Equity Interests, and Controversies ...................................................................................................... 67 13.2 Binding Effect ..................................................................................................... 68 13.3 Discharge of Claims and Termination of Equity Interests ............................ 68 13.4 Discharge of Debtors .......................................................................................... 68 13.5 Reservation of Causes of Action/Reservation of Rights ................................. 69 ARTICLE XIV. EXCULPATION, RELEASE, INJUNCTION, AND RELATED PROVISIONS ..................................................................................................... 70 14.1 Exculpation ......................................................................................................... 70 14.2 Releases of D&O Releasees ............................................................................... 70 14.3 Releases of the Plan Support Party Releasees and the DIP Facility Lender Releasees ................................................................................................ 71 14.4 Release of the Debtor Releasees and the D&O Releasees .............................. 72 14.5 Avoidance Actions/Objections .......................................................................... 72 Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 85 of 179

Table of Contents (continued) Page v 14.6 Injunction............................................................................................................ 73 14.7 Terms of Stays and Injunctions ........................................................................ 74 14.8 Securities and Exchange Commission .............................................................. 74 ARTICLE XV. RETENTION OF JURISDICTION .............................................................. 74 ARTICLE XVI. MISCELLANEOUS PROVISIONS ............................................................ 76 16.1 Effectuating Documents and Further Transactions ....................................... 76 16.2 Withholding and Reporting Requirements ..................................................... 76 16.3 Preservation of Documents ............................................................................... 77 16.4 Modification of Plan .......................................................................................... 77 16.5 Revocation or Withdrawal of the Plan ............................................................. 78 16.6 Plan Supplement ................................................................................................ 78 16.7 Consent Rights Under Plan Term Sheet .......................................................... 78 16.8 Payment of Statutory Fees ................................................................................ 79 16.9 Exemption from Transfer Taxes ...................................................................... 79 16.10 Expedited Tax Determination ........................................................................... 79 16.11 Exhibits/Schedules ............................................................................................. 79 16.12 Substantial Consummation ............................................................................... 79 16.13 Non-Severability of Plan Provisions ................................................................. 80 16.14 Governing Law ................................................................................................... 80 16.15 Conflicts .............................................................................................................. 80 16.16 Reservation of Rights ......................................................................................... 80 16.17 Notices ................................................................................................................. 80 Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 86 of 179

DEBTORS’ JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED MARCH 7, 2016 GT Advanced Technologies Inc. (“GT Inc.”) and its affiliated debtors and debtors in possession (collectively, the “Debtors”) respectfully propose the following joint plan of reorganization under the provisions of chapter 11 of the Bankruptcy Code: ARTICLE I. DEFINED TERMS The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural): 1.1 “2% Noteholder Warrants” means warrants for 2.0% of the Reorganized Common Stock as of the Effective Date (calculated on an as-converted basis and subject to dilution by the Reorganized Common Stock to be issued pursuant to the Management Incentive Plan, and the DIP Warrants) with a strike price based on a total enterprise value for the Reorganized Debtors of $200 million and having a three year term running from the Effective Date, which shall be in the form contained in the Plan Supplement. 1.2 “3% Noteholder Warrants” means warrants for 3.0% of the Reorganized Common Stock as of the Effective Date (calculated on an as-converted basis and subject to dilution by the Reorganized Common Stock to be issued pursuant to the Management Incentive Plan, the DIP Warrants, and the 2% Noteholder Warrants) with a strike price based on a total enterprise value for the Reorganized Debtors of $160 million and having a three year term running from the Effective Date, which shall be in the form contained in the Plan Supplement. 1.3 “2017 Indenture” means that certain indenture, dated September 28, 2012, as supplemental by that certain First Supplemental Indenture, dated as of September 28, 2012, pursuant to which the 3% Convertible Senior Notes Due 2017 were issued by GT Inc. 1.4 “2017 Notes” means the 3% Convertible Senior Notes due 2017 issued by GT Inc. pursuant to the 2017 Indenture.” 1.5 “2020 Indenture” means that certain indenture, dated September 28, 2012, as supplemented by that certain Second Supplemental Indenture, dated as of December 10, 2013, pursuant to which the 3% Convertible Senior Notes Due 2020 were issued by GT Inc. 1.6 “2020 Notes” means the 3% Convertible Senior Notes due 2020 issued by GT Inc. pursuant to the 2020 Indenture. 1.7 “Administrative Expense Claim” means any Claim against a Debtor for payment of costs or expenses of administration of any of the Chapter 11 Cases specified in sections 503(b) and 507(a)(2) of the Bankruptcy Code, including (i) Professional Fee Claims, (ii) any postpetition taxes entitled to administrative expense priority under the Bankruptcy Code, and (iii) any Claim entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code; provided, however, that Statutory Fees are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 16.8 of the Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 87 of 179

2 1.8 “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. 1.9 “Allowed” means, with reference to any Claim against a Debtor (including any Administrative Expense Claim), (a) any Claim that has been listed by a Debtor in its Schedules (as such Schedules may be amended by the Debtors or the Reorganized Debtors from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or Contingent, and for which no proof of Claim has been timely filed, (b) any Claim, proof of which or, if an Administrative Expense Claim, request for payment of which is timely filed and as to which no objection to the allowance of such Claim or any portion thereof, or action to equitably subordinate or otherwise limit recovery with respect to such Claim or any portion thereof, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order, and which applicable period of limitation has expired, (c) any Claim expressly allowed by a Final Order or under the Plan, or (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted the Reorganized Debtors under Section 10.1 of the Plan; provided, however, that Claims temporarily allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims; provided, further, that any Claim that is Disallowed or Disputed shall not be Allowed; provided, further, that an Allowed Claim shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code or any order of the Bankruptcy Court. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, an Allowed Claim shall not, for any purpose under the Plan, include interest, costs, fees, or charges on such Claim from and after the Petition Date. Except for any Claim that is expressly Allowed herein, any Claim that has been or is hereafter listed in the Schedules as Contingent, Unliquidated, or Disputed, and for which no proof of claim has been filed, is not considered an Allowed Claim and shall be deemed expunged and Disallowed upon entry of the Confirmation Order without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. 1.10 “Amended Bylaws” means the amended and restated bylaws of each of the Reorganized Debtors, which shall be in the form contained in the Plan Supplement for Reorganized GT Inc. and for the other Reorganized Debtors shall be in such form as the board of directors of Reorganized GT Inc. deems appropriate. 1.11 “Amended Certificates of Incorporation” means the amended and restated certificates of incorporation of each of the Reorganized Debtors, which for Reorganized GT Inc. shall comply with section 1123(a)(6) of the Bankruptcy Code and be in the form contained in the Plan Supplement and for the other Reorganized Debtors shall be in such form as the board of directors of Reorganized GT Inc. deems appropriate. 1.12 “Apple” means Apple Inc. 1.13 “Apple Parties” means Apple and Platypus Development LLC. 1.14 “ASF Auction” means a sale of ASF Furnaces pursuant to the ASF Sale Order, which sale is deemed to be pursuant to the ASF Auction Procedures Order. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 88 of 179

3 1.15 “ASF Auction Procedures Order” means the Order Approving Procedures for Auction of ASF Furnaces, dated November 20, 2015, which order can be found on the Bankruptcy Court’s docket at Docket No. 2591. 1.16 “ASF Furnaces” means advanced sapphire furnaces. 1.17 “ASF Sale Order” means the Order Pursuant to Bankruptcy Code Sections 105 and 363, Bankruptcy Rules 2002, 6004, and 9007, and Local Rule 6004-1, Approving Sale of Certain Assets of Debtors to Vast Billions Development Limited Free and Clear of Liens, Claims, Encumbrances, and Interests, dated December 1, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2659. 1.18 “ASMG Assets” means the assets related to the Debtors’ Advanced Sapphire Materials Group. 1.19 “Assets” means the assets of each of the Debtors or the Reorganized Debtors, of any nature whatsoever, including all property of the Estates under and pursuant to section 541 of the Bankruptcy Code, Cash, Causes of Action, rights, interests and property, real and personal, tangible and intangible, including all files, books and records of the Estates. 1.20 “Avoidance Actions” means any and all avoidance, recovery, subordination, or other actions or remedies that may be brought on behalf of a Debtor or its Estate under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502(d), 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, or 553 of the Bankruptcy Code. 1.21 “Ballot” means the form distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan on which is to be indicated, among other things, an acceptance or rejection of the Plan. 1.22 “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases. 1.23 “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Hampshire or any other court of the United States having jurisdiction over the Chapter 11 Cases. 1.24 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and the Local Bankruptcy Rules, as amended from time to time. 1.25 “Bar Date” means (a) January 26, 2015, at 5:00 p.m. (prevailing Eastern Time) for Persons, other than Governmental Units, (b) April 6, 2015 for Governmental Units, and (c) with respect to a Claim arising from the Debtors’ rejection of an executory contract or unexpired lease, the date that is 30 days following entry of the order approving the such rejection, each as further detailed in the order of the Bankruptcy Court, dated October 30, 2014, which can be found on the Bankruptcy Court’s docket at Docket No. 395, as well as any other date(s) fixed by order(s) of the Bankruptcy Court by which any Persons, including Governmental Units, asserting a Claim against any Debtor must have filed a proof of Claim or a request for payment, as applicable, against such Debtor or be forever barred from asserting such Claim. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 89 of 179

4 1.26 “Benefit Plan” means any employee benefit plan, policy, and program maintained in the ordinary course of business by a Debtor as of the Effective Date, other than retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code). 1.27 “Business Day” means any day other than a Saturday, Sunday, or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)). 1.28 “Cash” or “$” means the legal tender of the United States of America, including any wire transfer or instrument negotiable for legal tender of the United States of America. 1.29 “Cash Equivalent” means: (a) U.S. dollars, Hong Kong dollars, and foreign currency that is capable of being exchanged into U.S. dollars at a recognized foreign currency exchange; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (c) certificates of deposit and eurodollar time deposits; (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution; (e) commercial paper issued by a corporation rated at least “A-2” or higher from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services; (f) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services; (g) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; or (h) Section 345 Securities. 1.30 “Cashing-Out Cap” means the aggregate limitation for all Cashing-Out Programs, which shall be $1.5 million unless the Debtors and the Majority Financing Support Parties agree to a larger amount. 1.31 “Cashing-Out Election Holders” means holders of GT Inc. Notes Claims, Corp. Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims that elect on or before the Voting Deadline on their timely submitted Ballot to participate in the Cashing-Out Programs. 1.32 “Cashing-Out Oversubscription” means the point at which the aggregate amount of Cash to be paid to Allowed General Unsecured Claims held by Cashing-Out Election Holders electing to participate in the Cashing-Out Programs plus the aggregate amount of Cash to be paid to holders of Allowed General Unsecured Claims pursuant to Sections 6.1(d)(ii) and 6.1(d)(iii) of the Plan would result in payments of Cash by the Debtors or Reorganized Debtors in excess of the Cashing-Out Cap. 1.33 “Cashing-Out Programs” means the cashing out of Reorganized Common Stock as set forth in Section 6.1(d) of the Plan. 1.34 “Cashing-Out Reserve” means a non-interest bearing account to be established solely for the purpose of holding and maintaining Cash for the Cashing-Out Programs, which will be funded on the Effective Date; provided, however, that such funding shall not exceed the Cashing-Out Cap. After completion of all Distributions to be made in accordance with the Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 90 of 179

5 Cashing-Out Programs, any remaining funds of the Cashing-Out Reserve shall immediately vest in the Reorganized Debtors. 1.35 “Causes of Action” means any and all claims, actions, causes of action, controversies, demands, rights, indemnities, suits, suits, guaranties, third-party claims, defenses, offsets, counterclaims, and crossclaims (including any Causes of Action described in the Disclosure Statement) of a Debtor or its Estate of any kind or character whatsoever, known or unknown, reduced to judgment, fixed or contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, that may be pending on the Effective Date or instituted after the Effective Date against any Person based in law, equity, or otherwise, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise, and whether asserted or unasserted as of the date of entry of the Confirmation Order, including Avoidance Actions. 1.36 “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court and jointly administered under Case No. 14-11916 (HJB). 1.37 “Claim” means any right to payment from a Debtor or from property of a Debtor or from an Estate, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or asserted; or any right to an equitable remedy for breach of performance by a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. 1.38 “Claims Agent” means the Debtors’ claims agent, Kurtzman Carson Consultants LLC, or its successors and assigns. 1.39 “Claim Objection” means any objection, application, motion, complaint or any other legal proceeding that may be pending or instituted in the Bankruptcy Court seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify, or establish the priority, expunge, subordinate, or estimate any Claim (including the resolution of any request for payment of any Administrative Expense Claim). 1.40 “Claim Objection Deadline” means, unless the Bankruptcy Court establishes a later date upon motion by the Reorganized Debtors, the date that is 180 days after the later of (a) the Effective Date or (b) the date a Claim is filed with the Bankruptcy Court or the Claims Agent, as the case may be. 1.41 “Claims Register” shall mean the official register of Claims maintained by the Claims Agent. 1.42 “Class” means a category of holders of Claims or Equity Interests set forth in Article III of the Plan. 1.43 “Closing Cash” means all Unrestricted Cash of the Debtors immediately before the occurrence of the Effective Date (other than any Unrestricted Cash included in Excess Proceeds Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 91 of 179

6 distributed or to be distributed under the Plan to holders of Allowed General Unsecured Claims), plus the proceeds to be received from the Exit Financing, plus insurance proceeds in excess of the Trust Insurance Proceeds, if any, up to $800,000, if and to the extent actually received by the Debtors or the Reorganized Debtors on account of the Mesa Fire. For the avoidance of doubt, Closing Cash shall not include any amount of Cash or Cash Equivalents included in Excess Proceeds that are or will be distributed to the Litigation Trust for the benefit of the Litigation Trust Beneficiaries pursuant to the Plan and any other amount of Cash required to be paid by the Debtors or the Reorganized Debtors under the Plan, whether on or after the Effective Date, or reserved or escrowed for potential payment under the Plan, including but not limited to amounts to be paid or reserved for potential payment pursuant to the Exit Financing and the Revised Apple Settlement and amounts payable or reserved for potential payment to the holders of DIP Facility Claims, Administrative Expense Claims, Professional Fee Claims, Secured Tax Claims, Priority Tax Claims, Priority Non-Tax Claims, Other Secured Claims, General Unsecured Claims, and all other amounts to be paid on or after the Effective Date pursuant to the Plan. 1.44 “Collateral” means any property, or interest in property, of an Estate that is subject to a Lien, charge, right of setoff, or other encumbrance to secure the payment or performance of a Claim, which Lien, charge, right of setoff, or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable non-bankruptcy law. 1.45 “Committee Exculpated Parties” means the Creditors’ Committee, and the members of the Creditors’ Committee, solely in their capacity as members of the Creditors’ Committee (and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives) in each case in their respective capacity as such). 1.46 “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases. 1.47 “Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases. 1.48 “Confirmation Hearing” means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time. 1.49 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 1.50 “Consenting Parties” means the Financing Support Parties, AQR Capital Management, LLC, Aristeia Capital, L.L.C., CNH Partners, LLC, Latigo Partners, LP, New Generation Advisors, LLC, Pine River Capital Management, L.P., and their respective permitted assignees. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 92 of 179

7 1.51 “Consummation” means the occurrence of the Effective Date. 1.52 “Contingent” means, with reference to a Claim, a Claim the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened, or been triggered as of the date on which such Claim is sought to be estimated or a Claim Objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed. 1.53 “Corp Debtors” means, collectively, GTAT Corp, GT SPE, GT Equipment Holdings, Inc., Lindbergh Acquisition Corp., GT Sapphire Systems Holding LLC, GT Advanced Cz LLC, and GT Sapphire Systems Group LLC. 1.54 “Corp Debtors Excess Proceeds Pool” means 71.1% of the Excess Proceeds. 1.55 “Corp Debtors General Unsecured Claim” means any Claim against any of the Corp Debtors other than a DIP Facility Claim, Administrative Expense Claim, Statutory Fees, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Subordinated Securities Claim, and Intercompany Claim. 1.56 “Covered Claim” means any claim of a Litigation Trust Defendant against any Protected Party for contribution, reimbursement, or indemnification or any claim related thereto. 1.57 “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code. 1.58 “Cure” means the Distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all accrued, due and unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties or ordered by the Bankruptcy Court, under such executory contract or unexpired lease. 1.59 “D&O Causes of Action Proceeds” means the proceeds, net of any reasonable and documented legal fees, expenses and costs of pursuing the Non-Released D&O Causes of Action, realized by the Litigation Trust from the liquidation of the Non-Released D&O Causes of Action. 1.60 “D&O Releasees” means the estate of Mr. Richard Newsted and all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents, and representatives of the Debtors and their subsidiaries who served in such capacity on November 28, 2015, in each case in their respective capacity as such; provided, however, that in no event shall “D&O Releasees” include any officer, director, or employee who is terminated for cause on or between November 28, 2015 and the day prior to the Effective Date. For the avoidance of doubt, the Underwriters are not D&O Releasees. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 93 of 179

8 1.61 “De Minimis Distribution” means a Distribution to be made in accordance with the terms of this Plan that is $25.00 or less as of the applicable Distribution Date. 1.62 “Debtor Releasees” means the Debtors and all of their respective current direct and indirect equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such; provided, however, that in no event shall “Debtor Releasees” include any officer, director, or employee who (a) was not an officer, director, or employee of the Debtors as of November 28, 2015, or (b) was terminated for cause on or between November 28, 2015 and the day prior to the Effective Date. For the avoidance of doubt, the Underwriters are not Debtor Releasees. 1.63 “Debtors” means GT Inc., GTAT Corp, GT SPE, GT Equipment Holdings, Inc., Lindbergh Acquisition Corp., GT Sapphire Systems Holding LLC, GT Advanced Cz LLC, GT Sapphire Systems Group LLC, and GT Hong Kong, in their capacities as debtors and debtors in possession in the Chapter 11 Cases under sections 1107(a) and 1108 of the Bankruptcy Code. 1.64 “DIP Agent” means Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent under the DIP Facility, including any successor thereto appointed pursuant to the DIP Facility. 1.65 “DIP Amendment Fee” means the portion of the Lender Professional Fees (as defined in the Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of December 1, 2015, as approved by the DIP Amendment Order) in the amount of $1,900,000, which is payable upon the effective date of a plan of reorganization. 1.66 “DIP Amendment Order” means the Order, Pursuant to Bankruptcy Code Sections 105, 363, and 554, Bankruptcy Rules 2002, 6004, 9007, and 9019, and Local Bankruptcy Rule 6004-1: (I) Approving Settlement With Apple Related to ASF Furnaces; (II) Authorizing Debtors to Sell ASF Furnaces and Related Equipment Located in Mesa Facility Through Auction Free and Clear of All Liens, Claims, Encumbrances, and Interests; (III) Authorizing Debtors to Abandon ASF Furnaces and Related Equipment Not Sold or Removed From Mesa Facility; (IV) Making Conforming Modifications to Intercompany Settlement Agreement, Dated July 20, 2015; (V) Making Modification to DIP Credit Agreement; and (VI) Granting Related Relief, dated December 2, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2672. 1.67 “DIP Credit Agreement” means the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of July 27, 2015, as approved by the DIP Order, and as amended, by (a) the Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of December 1, 2015, as approved by the DIP Amendment Order, and (b) Amendment No. 2 to the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of December 10, 2015. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 94 of 179

9 1.68 “DIP Facility” means the facility under the DIP Credit Agreement. 1.69 “DIP Facility Claim” means a Claim against GT Inc. or any Corp Debtor arising under the DIP Credit Agreement. 1.70 “DIP Facility Lender Releasees” means the holders of DIP Facility Claims, and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such. 1.71 “DIP Lenders” means the financial institutions party to the DIP Credit Agreement, as lenders. 1.72 “DIP Order” means the Order Pursuant to Bankruptcy Code Sections 105, 361, 362, 363(b), 363(c), 363(e), 364, 503(b), and 507 and Bankruptcy Rules 2002, 4001, 6004(h), and 9014: (I) Authorizing Debtors to Obtain Postpetition Financing; (II) Granting Liens and Super-Priority Claims; (III) Authorizing Debtors to Pay Put Option Premium and Expense Reimbursement; (IV) Approving Information Sharing Obligations and Indemnity Thereunder; and (V) Granting Related Relief, dated July 24, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2122. 1.73 “DIP Prepayment Fee” means the portion of the First Amendment Prepayment Fee (as defined in the Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of December 1, 2015, as approved by the DIP Amendment Order) in the amount of $450,000, which is payable the earlier of the Effective Date or the repayment in full in Cash of the DIP Facility. 1.74 “DIP Warrants” means warrants to purchase, for a nominal price, 1.5% of the fully diluted Reorganized Common Stock as of the Effective Date (with anti-dilution protection for the issuance of Reorganized Common Stock (i) upon the exercise of the Noteholder Warrants and (ii) pursuant to the Management Incentive Plan as well as stock splits and other organic changes with respect to the number of shares of Reorganized Stock issued and outstanding from time to time), and which shall be in the form contained in the Plan Supplement. 1.75 “Disallowed” means, with reference to any Claim (including an Administrative Expense Claim), (a) a Claim, or any portion thereof, that has been disallowed by order of the Bankruptcy Court, (b) a Claim, or any portion thereof, that is expressly disallowed under the Plan, or (c) unless scheduled by a Debtor as a fixed, liquidated, non-Contingent, and undisputed Claim, a Claim as to which a Bar Date has been established by the Bankruptcy Code, Bankruptcy Rules, or Final Order but no proof of Claim or request for payment, as applicable, has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order, notwithstanding anything in section 506(d) of the Bankruptcy Code to the contrary. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 95 of 179

10 1.76 “Disbursing Agent” means: (a) the Reorganized Debtors, or their designee, pursuant to Section 9.3 of the Plan; (b) the DIP Agent, pursuant to Section 9.6(b) of the Plan; (c) the Indenture Trustee, pursuant to Section 9.6(c) of the Plan; and (d) the Litigation Trustee, pursuant to Section 9.6(d) of the Plan. 1.77 “Disclosure Statement” means that certain disclosure statement relating to the Plan, including all exhibits and schedules thereto, as the same may be amended, supplemented, or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code. 1.78 “Disclosure Statement Order” means an order of the Bankruptcy Court approving the adequacy of the Disclosure Statement. 1.79 “Disputed” means, with reference to any Claim (including any Administrative Expense Claim), a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim. 1.80 “Distribution” means the distribution to be made in accordance with the Plan of, as the case may be: (a) Cash; (b) Reorganized Common Stock; (c) New Warrants; or (d) any other distributions to holders of Claims under the terms and provisions of the Plan. 1.81 “Distribution Date” means the earliest of the following dates that occurs after any Claim is Allowed: (a) the Effective Date, or as soon thereafter as is reasonably practicable; (b) a Subsequent Distribution Date; or (c) a Final Distribution Date. 1.82 “Distribution Record Date” means, for Claims other than GT Inc. Notes Claims, the date that is established as the Voting Deadline by the Bankruptcy Court in the Disclosure Statement Order. For the avoidance of doubt, the Distribution Record Date does not apply to the Holders of Allowed GT Inc. Notes Claims. 1.83 “Dow Corning Reserve” means the Reserve established and maintained by the Reorganized Debtors pursuant to the Confirmation Order on account of the Application of Dow Corning Corporation for Allowance and Payment of Administrative Expense Claims Pursuant to 11 U.S.C. § 502(b)(1) [Docket No. 2896] in the amount of $1.5 million. 1.84 “DTC” means the Depository Trust Company. 1.85 “Effective Date” means a Business Day selected by the Debtors, after consultation with the Financing Support Parties, the Majority Consenting Parties, and the Creditors’ Committee and on at least three Business Days prior written notice to such parties, on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in Section 12.3 of the Plan shall have been satisfied or waived as provided in Section 12.4 of the Plan. 1.86 “Entity” means an entity as such term is defined in section 101(15) of the Bankruptcy Code. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 96 of 179

11 1.87 “Equity Interest” means, as of the Petition Date, any share of capital stock or other ownership interest or any other equity security (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, whether or not transferable, including all issued, unissued, authorized or outstanding shares of stock, and any option, call, warrant, or right (contractual or otherwise) to purchase, sell, or subscribe for an ownership interest or other equity security in any of the Debtors. 1.88 “Estate” means, as to each Debtor, the estate that was created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case. 1.89 “Excess Proceeds” means an amount of Cash and Cash Equivalents, determined after consultation with the Creditors’ Committee, the Consenting Parties, and the Financing Support Parties, as of the Effective Date (except with respect to any proceeds released after the Effective Date to the Reorganized Debtors from the Dow Corning Reserve), of the Reorganized Debtors equal to the following: (a) 0% of the first $40 million of Total Available Unrestricted Cash; (b) 30% of the next $21.43 million of Total Available Unrestricted Cash; and (c) 100% of all remaining Total Available Unrestricted Cash. 1.90 “Excluded Proceeds” means the amount of Cash and Cash Equivalents, if any, equal to any Cash or Cash Equivalents, obtained by the Debtors from November 28, 2015 through the Effective Date, from any of the following: (a) the sale, scrapping, transfer, or other disposition of any assets outside the ordinary course of business, including the HiCz Assets, the Merlin Assets, part or all of the patent portfolio of any of the Debtors, the ASMG Assets, furnaces (other than (i) proceeds from the sale of ASF Furnaces pursuant to the ASF Auction and (ii) the Post- Auction ASF Furnace Proceeds), the core solar business, and real property; (b) amendments to material contracts, including supply agreements with GT Hong Kong; (c) all insurance proceeds received on account of the Mesa Fire; (d) Avoidance Actions, or other litigation, or any other filed or threatened Causes of Action; (e) contract extension fees; (f) tax refunds (other than the Minimum Tax Refund); and (g) other receipts outside the ordinary course of business not reflected in the most recent 13-week cash flow projections dated November 5, 2015, provided by the Debtors to the Financing Support Parties. 1.91 “Existing Management Agreements” means (a) the Employment Agreement between David Keck, and GT Inc., effective as of April 12, 2006, (b) the Independent Consultant Agreement between David Keck and GTAT Corp, dated as of October 12, 2012, (c) the letter agreement between GTAT Corp and David Keck, dated as of January 16, 2007, (d) the Employment Agreement Amendment for Code Section 409A between GTAT Corp and David Keck, dated as of December 31, 2008, (e) the International Assignment Letter, between GTAT Corp and David Keck, dated February 1, 2014, (f) the International Assignment Letter between GTAT Corp and David Keck, dated as of December 18, 2012, (g) the International Assignment Letter between GTAT Corp and David Keck, dated as of June 1, 2011, (h) the letter agreement, dated as of July 12, 2010, between GT Inc. and David Keck, (i) the Employment Agreement between Hoil Kim and GT Inc., dated as of January 27, 2009, (j) the letter agreement between GT Inc. and Hoil Kim, dated July 12, 2010, (k) the letter agreement between GTAT and Kanwardev Raja Singh Bal, dated as of December 13, 2013, (l) the letter agreement between GT Inc. and Kanwardev Raja Singh Bal, dated June 3, 2014, (m) the letter agreement between GTAT Corp and Kanwardev Raja Singh Bal, dated as of January 13, 2014, and (n) as the Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 97 of 179

12 foregoing agreements have been modified as set forth in minutes of the meeting of the Restructuring Committee of the Board on August 9, 2015. 1.92 “Exit Financing” means the Senior Secured Notes and the Preferred Stock, in each case consistent with the terms set forth on Exhibit A to the Exit Financing Commitment Letter. 1.93 “Exit Financing Commitment Amounts” means the commitment amounts of the Financing Support Parties set forth on Exhibit A to the Exit Financing Commitment Letter. 1.94 “Exit Financing Commitment Letter” means the commitment letter for the Exit Financing, which was approved by the Exit Financing Commitment Letter Order. 1.95 “Exit Financing Commitment Letter Order” means the Order Pursuant to Bankruptcy Code Sections 363(b) and 503(b) and Bankruptcy Rules 2002 and 6004(h) (A) Authorizing Debtors to Pay Put Option Premium and Expenses in Connection With Exit Financing Commitment and (B) Approving Indemnity Obligations Thereunder, dated December 4, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2697. 1.96 “Fee Examiner” means Joseph J. McMahon, Jr. of Ciardi, Ciardi & Astin, who was appointed by the Bankruptcy Court by order dated May 15, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 1826. 1.97 “Final Distribution Date” means a date after (a) the deadline for the Reorganized Debtors to interpose objections to Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtors or the Reorganized Debtors and/or a Final Order, as may be applicable, and (c) all Claims that are Contingent Claims or Unliquidated Claims have been estimated but, in any event, (x) with respect to all Distributions other than Distributions from the Litigation Trust, the Final Distribution Date shall be no later than thirty (30) days after the conclusion of all of (a), (b), and (c), or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtors, for cause shown, and (y) the Final Distribution Date with respect to Distributions from the Litigation Trust shall be a date determined by the Litigation Trustee in accordance with the Litigation Trust Agreement. 1.98 “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Bankruptcy Rule 9024, or any applicable analogous rule, may be (but has not been) filed relating to such order shall not prevent such order from being a Final Order. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 98 of 179

13 1.99 “Financing Support Parties” means providers of the Exit Financing who will be (or will be one or more affiliates of or funds managed by): (a) WBox 2014-3 Ltd.; (b) Jefferies LLC; (c) QPB Holdings Ltd.; (d) Wolverine Flagship Fund Trading Limited; (e) Privet Fund Management LLC; (f) Citigroup Financial Products Inc.; (g) Caspian Capital LP, (h) Corre Partners Management LLC; and (i) Empyrean Capital Partners, LP. 1.100 “Fully Diluted Shares” means a number of shares of Reorganized Common Stock equal to (a) the aggregate number of shares of Reorganized Common Stock that shall be outstanding as of the Effective Date, plus (b) the aggregate number of shares of Reorganized Common Stock issuable on conversion of the Preferred Stock that shall be outstanding as of the Effective Date (assuming such conversion occurs immediately following the Effective Date) in accordance with the Amended Certificate of Incorporation of Reorganized GT Inc.; plus (c) the aggregate number of shares of Reorganized Common Stock authorized for issuance under the Management Incentive Plan as of the Effective Date; plus (d) the aggregate number of shares of Reorganized Common Stock issuable upon exercise of the New Warrants. 1.101 “General Unsecured Claim” means a GT Inc. General Unsecured Claim, a GT Inc. Notes Claim, a Corp Debtors General Unsecured Claim, or a GT Hong Kong General Unsecured Claim. 1.102 “GT Hong Kong” means GT Advanced Technologies Limited. 1.103 “GT Hong Kong Excess Proceeds Pool” means 16.4% of the Excess Proceeds. 1.104 “GT Hong Kong General Unsecured Claim” any Claim against GT Hong Kong other than an Administrative Expense Claim, Statutory Fees, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Subordinated Securities Claim, and Intercompany Claim. 1.105 “GT Inc.” means GT Advanced Technologies Inc. 1.106 “GT Inc. Equity Interests” means Equity Interests in GT Inc. 1.107 “GT Inc. Excess Proceeds Pool” means 12.5% of the Excess Proceeds. 1.108 “GT Inc. General Unsecured Claim” means any Claim against GT Inc. other than a DIP Facility Claim, Administrative Expense Claim, Statutory Fees, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, GT Inc. Notes Claim, Subordinated Securities Claim, and Intercompany Claim. 1.109 “GT Inc. Notes” means, collectively, the 2017 Notes and the 2020 Notes. 1.110 “GT Inc. Notes Claim” means any Claim against GT Inc. with respect to the GT Inc. Notes. 1.111 “GT Inc. Notes Indentures” means the 2017 Indenture and the 2020 Indenture. 1.112 “GT SPE” means GT Advanced Equipment Holding LLC. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 99 of 179

14 1.113 “GTAT Corp” means GTAT Corporation. 1.114 “Governmental Unit” has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code. 1.115 “GUC Preference Proceeds” means 40% of any affirmative Cash recoveries obtained by the Reorganized Debtors on account of Preference Causes of Action, net of any reasonable and documented legal fees, expenses and costs of pursuing the Preference Causes of Action. 1.116 “HiCz Assets” means assets that are a part of the Debtors’ HiCz business. 1.117 “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code. 1.118 “Indenture Trustee” means U.S. Bank National Association, in its capacity as indenture trustee for the GT Inc. Notes, including any successor thereto appointed pursuant to the respective GT Inc. Notes Indentures. 1.119 “Indenture Trustee Charging Lien” means any Lien or other priority in payment to which the Indenture Trustee is entitled, pursuant to the GT Inc. Notes Indentures, against distributions to be made to holders of GT Inc. Notes Claims for payment of the Indenture Trustee Fees and Expenses. 1.120 “Indenture Trustee Fees and Expenses” means the reasonable and documented fees and expenses that are (a) subject to the Indenture Trustee Charging Lien, and (b) invoiced by (i) the Indenture Trustee, (ii) Loeb & Loeb LLP and Cleveland, Waters and Bass, P.A., and (iii) Akin Gump Strauss Hauer & Feld LLP (and its local counsel, Drummond Woodsum LLP), and PJT Partners. 1.121 “Independent” means independent of each holder of Preferred Stock and Reorganized GT Inc. within the meaning of the listing standards maintained by the NASDAQ. 1.122 “Initial Objection” means a pending Claim Objection. 1.123 “Intercompany Claim” shall mean any Claim by a Debtor against another Debtor, subject to the limitations set forth in Section 8.2(b)(ii) of the Plan. 1.124 “Intercompany Equity Interest” means an Equity Interest in any Debtor other than GT Inc. 1.125 “IRS” means the Internal Revenue Service. 1.126 “Liabilities” mean any and all costs, expenses, damages, losses, penalties, fines, judgments, Claims, Liens, obligations, demands, injuries, settlements, awards, fines, taxes, fees, indebtedness, or other liabilities of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 100 of 179

15 whole or in part on any act or omission or other occurrence arising or taking place prior to the Effective Date. 1.127 “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. 1.128 “Litigation Trust” means the grantor trust established pursuant to the terms of the Plan and the Litigation Trust Agreement for the benefit of the Litigation Trust Beneficiaries as described in Section 8.16 of the Plan. 1.129 “Litigation Trust Agreement” means the agreement setting forth the terms and conditions of the Litigation Trust, which shall be in the form contained in the Plan Supplement. 1.130 “Litigation Trust Assets” means the Litigation Trust Funding Amount, the Non- Released D&O Causes of Action, any GUC Preference Proceeds, any Excess Proceeds, and any Trust Insurance Proceeds transferred to the Litigation Trust pursuant to Section 8.16 of the Plan. 1.131 “Litigation Trust Beneficiaries” means holders of Allowed GT Inc. Notes Claims, Allowed Corp Debtors General Unsecured Claims, and Allowed GT Hong Kong General Unsecured Claims. 1.132 “Litigation Trust Defendant” means any Person against which a Non-Released D&O Cause of Action has been brought. 1.133 “Litigation Trust Expenses” means the reasonable and documented fees, expenses, and costs incurred by the Litigation Trust in connection with carrying out the obligations of the Litigation Trust pursuant to the terms of the Plan and the Litigation Trust Agreement, including the maintenance or disposition of the Litigation Trust Assets (including Litigation Trustee fees, indemnity reserves, attorneys’ fees, the fees of professionals, and other Persons retained by the Litigation Trustee, personnel-related expenses, and any taxes imposed on the Litigation Trust or in respect of the Litigation Trust Assets), and any other expenses incurred in accordance with the Litigation Trust Agreement. 1.134 “Litigation Trust Funding Amount” means $200,000. 1.135 “Litigation Trust Indemnified Parties” means the Litigation Trustee and its consultants, agents, attorneys, accountants, financial advisors, beneficiaries, estates, employees, officers, directors, principals, professionals, and other representatives, each in their respective capacity as such. 1.136 “Litigation Trustee” means the Person appointed to act as trustee of the Litigation Trust in accordance with the terms of this Plan, the Confirmation Order, and the Litigation Trust Agreement, or any successor appointed in accordance with the terms of this Plan and the Litigation Trust Agreement. The Majority Financing Support Parties, with the consent of the Creditors’ Committee and the Debtors, which consent shall not be unreasonably withheld, will select the initial Litigation Trustee, and the Debtors will disclose the identity of the initial Litigation Trustee in the Plan Supplement. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 101 of 179

16 1.137 “Local Bankruptcy Rules” means the Local Bankruptcy Rules of the United States Bankruptcy Court for the District of New Hampshire. 1.138 “LT Reserve” means any reserve established by the Litigation Trustee on account of Disputed Claims held by any Litigation Trust Beneficiary that, if Allowed, would entitle such Litigation Trust Beneficiary to a distribution from the Litigation Trust. 1.139 “LT Tax Items” means the Litigation Trust’s tax items of income, gain, loss, deductions, and credits. 1.140 “Majority Consenting Parties” means a majority in number of the Consenting Parties (other than the Financing Support Parties), provided that the consent or acceptance, as applicable, of the Majority Consenting Parties shall be deemed given if, within three business days after the Debtors make a written request to counsel to the Consenting Parties, the Majority Consenting Parties fail to object in writing to such request. For purposes of determining the “Majority Consenting Parties” only the following entities shall be considered: (a) AQR Capital Management, LLC; (b) Aristeia Capital, L.L.C.; (c) Latigo Partners, LP; (d) New Generation Advisors, LLC; and (d) Pine River Capital Management, L.P. 1.141 “Majority Financing Support Parties” means at least seven of nine of the Financing Support Parties, provided that the consent or acceptance, as applicable, of the Majority Financing Support Parties shall be deemed given if within three business days after the Debtors make a written request to counsel to the Financing Support Parties, the Majority Financing Support Parties fail to object in writing to such request. 1.142 “Management Incentive Plan” means the management incentive plan approved by the Debtors and in the form contained in the Plan Supplement and which will provide for: (a) options and other stock-based compensation awards covering 10.0% of the Fully Diluted Shares; (b) a “kicker” option pool for additional Reorganized Common Stock; and (c) an emergence bonus in the form of Cash, Preferred Stock, or combination thereof with an aggregate value not to exceed $500,000. 1.143 “Mesa Fire” means the fire that occurred on May 26, 2015 at the Apple facility in Mesa, Arizona. 1.144 “Minimum Closing Cash Threshold” means, as of the Effective Date, Cash or Cash Equivalents in the amount of not less than $27.5 million. 1.145 “Minimum Tax Refund” means a tax refund from the Internal Revenue Service in an amount not less than $23 million. 1.146 “Merlin Assets” means the assets of the Debtors that are primarily related to the Merlin business. 1.147 “New Board” means the initial board of directors of Reorganized GT Inc. as of the Effective Date, as appointed in accordance with Section 8.7 of the Plan, and which shall include David Keck. The identities of the members of the New Board will be set forth in the Plan Supplement. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 102 of 179

17 1.148 “New Management Agreements” means new employment agreements, if any, entered into pursuant to Section 8.8(c) of the Plan, between the Debtors or the Reorganized Debtors, as applicable, and the Senior Executives, which shall have substantially the same terms for salary, termination rights, and benefits as contained in the Existing Management Agreements, in each case if such Senior Executives are employed by the Debtors as of the Effective Date. The New Management Agreements, if any, shall be in the form contained in the Plan Supplement. 1.149 “New Organizational Documents” means, collectively, the Amended Bylaws and Amended Certificates of Incorporation, which shall be in the form contained in the Plan Supplement. 1.150 “New Warrant Agreements” means the warrant agreements to govern the New Warrants in the forms contained in the Plan Supplement. 1.151 “New Warrants” means the Noteholder Warrants and DIP Warrants. 1.152 “Non-Released D&O Causes of Action” means any potential claims or Causes of Action against any person who has at any time served as a director or officer of any of the Debtors, other than the D&O Releasees. 1.153 “Noteholder Warrants” means the 2% Noteholder Warrants and the 3% Noteholder Warrants. 1.154 “Other Secured Claim” means any Secured Claim other than a Secured Tax Claim or a DIP Facility Claim. 1.155 “Person” means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, Governmental Unit, or any other form of legal entity. 1.156 “Petition Date” means October 6, 2014, the date on which the Debtors commenced their Chapter 11 Cases. 1.157 “Plan” means this joint plan of reorganization under chapter 11 of the Bankruptcy Code, including the Plan Supplement and the exhibits and schedules hereto and thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the terms hereof. 1.158 “Plan Documents” means the Plan, the Disclosure Statement, the Confirmation Order, and any other documents or agreements filed with the Bankruptcy Court by the Debtors that are necessary to implement the Plan, including any appendices, amendments, modifications, supplements, exhibits and schedules relating to the Plan or the Disclosure Statement, including: (a) any operative documents for the Exit Financing (including the Senior Secured Notes Documents and the certificate of designation for the Preferred Stock); (b) any documents disclosing the identity of the Litigation Trustee, the members of the board of directors of Reorganized GT Inc., and the nature of and compensation for any “insider” under the Bankruptcy Code who is proposed to be employed or retained by any of the Reorganized Debtors; (c) any list of material executory contracts and unexpired leases to be assumed, Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 103 of 179

18 assumed and assigned, or rejected; (d) a list of any material retained Causes of Action (other than causes of action that are released pursuant to the Plan); (e) the New Organizational Documents; (f) any documents governing the Management Incentive Plan; (g) the New Warrant Agreements; (h) the Shareholder Agreement; and (i) the Litigation Trust Agreement. 1.159 “Plan Supplement” means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, including the documents identified in clauses (a) through (i) of the definition of Plan Documents, and additional documents filed with the Bankruptcy Court before the Effective Date as amendments, modifications, or supplements to the Plan Supplement. 1.160 “Plan Support Party Releasees” means the Financing Support Parties and the Consenting Parties, and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such. 1.161 “Plan Term Sheet” means the term sheet attached as Annex 1 to the Exit Financing Commitment Letter. 1.162 “Post-Auction ASF Furnace Proceeds” means the amount of cash, if any, actually received by a Debtor in respect of a Post-Auction Sale; provided, that (a) with respect to a Post- Auction Sale of some or all of the Post-Auction ASF Furnaces to the Post-Auction Potential Purchaser, all proceeds received by a Debtor from such a Post-Auction Sale, including but not limited to any amounts relating to crating costs for the Post-Auction ASF Furnaces, shall be excluded from the calculation of Excluded Proceeds and included in the calculation of Unrestricted Cash, and (b) with respect to a Post-Auction Sale of some or all of the Post-Auction ASF Furnaces to any party other than the Post-Auction Potential Purchaser, the proceeds received by a Debtor from such a Post-Auction Sale, including but not limited to any amounts relating to crating costs for the Post-Auction ASF Furnaces, shall be excluded from the calculation of Excluded Proceeds and included in the calculation of Unrestricted Cash solely to the extent that such proceeds for each such Post-Auction ASF Furnace sold are equal to or less than the total Bid Amount (as defined in the Side Letter Agreement) measured on a per furnace basis for such Post-Auction ASF Furnaces. With respect to any cash actually received by a Debtor in respect of any Post-Auction Sale of one or more Post-Auction ASF Furnaces to the Post-Auction Potential Purchaser and any party other than the Post-Auction Potential Purchaser, the Debtors, the Creditors’ Committee, the Majority Consenting Parties, and the Majority Financing Support Parties shall agree to a reasonable allocation of proceeds received by the Debtors from such Post-Auction Sales under clauses (a) and (b) of the immediately preceding sentence. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 104 of 179

19 1.163 “Post-Auction ASF Furnaces” means 433 of the ASF Furnaces that were to be included in the auction to be conducted under the ASF Auction Procedures Order immediately prior to its cancellation on December 2, 2015. 1.164 “Post-Auction Potential Purchaser” means the parties identified in clause (i) of paragraph 2 of the Side Letter Agreement. 1.165 “Post-Auction Sale” means a Debtor’s entry into a binding and enforceable agreement to sell one or more of the Post-Auction ASF Furnaces to any third party after December 4, 2015 and on or before the Effective Date of the Plan, which sale is approved pursuant to one or more orders of the Bankruptcy Court (including the order entered by the Bankruptcy Court on December 15, 2014, which can be found on the Bankruptcy Court’s docket at Docket No. 804, authorizing the sale of furnaces in the ordinary course of business without further Bankruptcy Court approval). 1.166 “Preference Causes of Action” means Causes of Action brought by a Debtor or a Reorganized Debtor pursuant to section 547 of the Bankruptcy Code for the avoidance of preferential transfers. 1.167 “Preferred Stock” means convertible participating preferred stock to be issued by Reorganized GT Inc. to the Financing Support Parties for an aggregate purchase price of $20 million pursuant to a certificate of designation that shall be in the form contained in the Plan Supplement, which will have an initial liquidation preference as of the Effective Date of $20 million and will initially represent 86.0% of the Pro Forma Diluted Shares (calculated on an as- converted basis and subject to dilution by the Reorganized Common Stock to be issued (i) upon exercise of the New Warrants and (ii) pursuant to the Management Incentive Plan). The Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as will be more fully set forth in the certificate of designation for the Preferred Stock. 1.168 “Priority Claim” means any Administrative Expense Claim, Statutory Fees, Priority Tax Claim, Priority Non-Tax Claim, Professional Fee Claim, DIP Facility Claim, Other Secured Claims, or Secured Tax Claims. 1.169 “Priority Non-Tax Claim” means a Claim entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim. 1.170 “Priority Tax Claim” means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code. 1.171 “Pro Forma Diluted Shares” means a number of shares of Reorganized Common Stock equal to (a) the aggregate number of shares of Reorganized Common Stock that shall be outstanding as of immediately following the Effective Date, plus (b) the aggregate number of shares of Reorganized Common Stock issuable on conversion of the Preferred Stock that shall be outstanding immediately following the Effective Date (assuming such conversion occurs immediately following the Effective Date) in accordance with the Amended Certificate of Incorporation of Reorganized GT Inc. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 105 of 179

20 1.172 “Pro Rata” means (a) with reference to any Distribution on account of any Allowed Claim in any Class, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims of the same Class, plus all Disputed Claims in such Class, and (b) with respect to Exit Financing Commitment Amounts, the proportion that each Financing Support Party’s respective Exit Financing Commitment Amount bears to the aggregate amount of all Exit Financing Commitment Amounts. 1.173 “Professional” means (a) a Person employed by the Debtors, the Creditors’ Committee, or the Fee Examiner pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code, (b) the Fee Examiner, or (c) a Person for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 1.174 “Professional Fee Claim” means any Claim of a Professional (or of members of the Creditors Committee for the reimbursement of expenses) for services rendered or reimbursement of expenses incurred from and after the Petition Date through and including the Effective Date under section 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code. 1.175 “Professional Fee Escrow Account” means an interest-bearing escrow account with Delaware Trust Co. to hold and maintain an amount of Cash equal to the Professional Fee Escrow Amount funded by the Debtors on or before the Effective Date solely for the purpose of paying unpaid Professional Fee Claims which ultimately become Allowed. Such escrow account shall remain subject to the jurisdiction of the Bankruptcy Court. 1.176 “Professional Fee Escrow Amount” means the aggregate estimated amount of accrued and unpaid Professional Fee Claims through the Effective Date as estimated in accordance with Section 4.5(c) of the Plan. 1.177 “Protected Parties” means, collectively, the Debtors, the Reorganized Debtors, and the D&O Releasees. 1.178 “Put Option Premium” means the 5% put option premium on the principal amount of the Senior Secured Notes and the purchase price of the Preferred Stock, which shall be payable in accordance with Section 8.1 of the Plan. 1.179 “Released Parties” means the D&O Releasees, DIP Facility Lender Releasees, Plan Support Releasees, and Debtor Releasees. 1.180 “Reorganized Common Stock” means common stock, par value $0.01 per share, in Reorganized GT Inc. authorized pursuant to the Plan. 1.181 “Reorganized Common Stock Pool” means 14.0% of the Pro Forma Diluted Shares, calculated on an as-converted basis and subject to dilution by Reorganized Common Stock to be issued (i) upon exercise of the New Warrants and (ii) pursuant to the Management Incentive Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 106 of 179

21 1.182 “Reorganized Debtors” means the Debtors as reorganized pursuant to the confirmed Plan, including Reorganized GT Inc. 1.183 “Reorganized GT Inc.” means GT Inc. as reorganized pursuant to the confirmed Plan. 1.184 “Retained Cause of Action” means any Cause of Action, including Avoidance Actions, retained by the Reorganized Debtors upon the occurrence of the Effective Date, which, for the avoidance of doubt, shall not include any Causes of Actions against the Released Parties and the Non-Released D&O Causes of Action. 1.185 “Reserve” has the meaning given such term in Section 9.20 of the Plan. 1.186 “Revised Apple Settlement Agreement” means that certain Amended Terms of Resolution of Apple Claims and Mesa Lease Issues dated as of November 26, 2015 between the Debtors and the Apple Parties, as approved by the Bankruptcy Court by order dated December 2, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2672. 1.187 “Schedules” means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the official bankruptcy forms in the Chapter 11 Cases, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009. For the avoidance of doubt, Schedules do not include any schedules or exhibits to the Plan or the Plan Supplement. 1.188 “Section 345 Securities” means securities or instruments of any type permitted under section 345 of the Bankruptcy Code. 1.189 “Secured Claim” means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff. 1.190 “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein and including any related Secured Claim for penalties). 1.191 “Securities Litigation” means the securities class action styled as Adam S. Levy, on behalf of himself and all others similarly situated, v. Gutierrez, et al., Case No. 1:14-cv-00443- JL (D.N.H.) 1.192 “Senior Executives” means David Keck, Hoil Kim, and Kanwardev Raja Singh Bal. 1.193 “Senior Secured Notes” means $60 million in new senior secured notes to be issued by Reorganized GT Inc. to the Financing Support Parties and guaranteed by all domestic Reorganized Debtors pursuant to the Senior Secured Notes Documents. The Senior Secured Notes shall enjoy the rights, priority, security, and the other terms set forth in the Senior Secured Notes Documents. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 107 of 179

22 1.194 “Senior Secured Notes Documents” means (i) the Senior Secured Notes indenture to be executed on the Effective Date by GT Inc., the other Reorganized Debtors guarantors thereto, and the indenture trustee providing for the issuance of the Senior Secured Notes, which shall be in the form contained in the Plan Supplement, (ii) the Senior Secured Notes to be executed by GT Inc. and authenticated by the indenture trustee on or before the Effective Date, which shall be in the form contained in the Plan Supplement, and (iii) the security and collateral documents and any other documents executed in connection therewith. 1.195 “Shareholder Agreement” means the Stockholders’ Agreement in the form contained in the Plan Supplement. 1.196 “Side Letter Agreement” means the letter agreement, dated December 4, 2015, referenced in footnote 1 of the Plan Term Sheet, by and among the Debtors, the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee. 1.197 “Statutory Fees” means fees and charges against the Debtors due and owing to the U.S. Trustee pursuant to section 1930 of chapter 123 of title 28 of the United States Code. 1.198 “Subordinated Securities Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code, including any Claim for damages arising from the sale or purchase of any debt or equity security of any of the Debtors or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim. For the avoidance of doubt, Subordinated Securities Claims shall include (a) all Claims asserted by City of Pontiac General Employees Retirement System in Proof of Claim No. 795 and all those similarly situated in the Securities Litigation or related litigation, and (b) all Claims arising from a contract for the acquisition by the Debtors of equity in a business formerly owned by a third party, whether as an earn-out, deferred purchase price, royalty, contingent consideration, purchase price adjustments, or other similar obligations. 1.199 “Subsequent Distribution Date” means the twentieth day after the end of each calendar quarter after the occurrence of the Effective Date; provided that the Subsequent Distribution Date with respect to a distribution from the Litigation Trust shall be a date determined by the Litigation Trustee. 1.200 “Total Available Unrestricted Cash” means the sum of (i) Unrestricted Cash determined after consultation with the Creditors’ Committee, the Consenting Parties, and the Financing Support Parties as of the Effective Date plus (ii) the proceeds released after the Effective Date to the Reorganized Debtor from the Dow Corning Reserve. 1.201 “Trust Insurance Proceeds” means the first $1.2 million in insurance proceeds on account of the Mesa Fire actually received by the Debtors or the Reorganized Debtors. 1.202 “Unclassified Claim” means any Claim that is an Administrative Expense Claim, DIP Facility Claim, Professional Fee Claim, Intercompany Claim, or a Priority Tax Claim. 1.203 “Underwriter Agreements” means (a) the GT Advanced Technologies Inc., Common Stock, Par Value $0.01 Per Share, Underwriting Agreement, dated as of December 4, 2013, and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 108 of 179

23 (b) the GT Advanced Technologies Inc., $190,000,000 Principal Amount, 3.00% Convertible Senior Notes due 2020, Underwriting Agreement, dated as of December 4, 2013. 1.204 “Underwriters” means, solely in their capacity as underwriters under the Underwriter Agreements, Morgan Stanley & Co., LLC, Investment Banking Division, on behalf of itself and in its capacity as an authorized agent for Goldman, Sachs & Co. and Canaccord Genuity Inc. 1.205 “Unimpaired” means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is not Impaired as a result of being paid in full in Cash under the Plan. 1.206 “Unliquidated” means with reference to a Claim, a Claim, the amount of Liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is asserted or sought to be estimated. 1.207 “Unrestricted Cash” means all Cash and Cash Equivalents of the Debtors immediately before the occurrence of the Effective Date that will be available immediately after the Effective Date for the Reorganized Debtors to use without restriction and not needed to fund any Cash payments required under the Plan (other than the distribution of Excess Proceeds to holders of General Unsecured Claims) minus the Excluded Proceeds. For the avoidance of doubt, Unrestricted Cash shall not include any amount of Cash (or Cash Equivalents) required by the Debtors or the Reorganized Debtors to make payments under the Plan, whether on or after the Effective Date, or reserved or escrowed for potential payment under the Plan (including the Dow Corning Reserve), including but not limited to amounts to be paid or reserved for potential payment pursuant to the Exit Financing and the Revised Apple Settlement and amounts payable or reserved for potential payment to the holders of the DIP Facility Claims, Secured Tax Claims, Administrative Expense Claims, Professional Fee Claims, Priority Tax Claims, Priority Non-Tax Claims, Other Secured Claims, and all other amounts to be paid on or after the Effective Date pursuant to the Plan (other than the distribution (or reserve for distribution) of Excess Proceeds to holders of General Unsecured Claims). 1.208 “U.S. Trustee” means the Office of the United States Trustee for the District of New Hampshire. 1.209 “Voting Deadline” means February 26, 2016 at 4:00 p.m. (prevailing Pacific Time), the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Disclosure Statement Order. ARTICLE II. INTERPRETATION OF PLAN 2.1 Application of Definitions; Rules of Construction; Computation of Time Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender. For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document, including the Plan Documents and any document contained in the Plan Supplement, being in a particular form or on particular terms and conditions, means that Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 109 of 179

24 such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented and (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar meaning refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A capitalized term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code or in the Exhibits hereto. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Unless otherwise indicated herein, all references to dollars means United States dollars. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply. 2.2 Relief Sought by Filing the Plan The filing of the Plan constitutes, among other things, a motion by the Debtors pursuant to Bankruptcy Rule 9019 to approve the settlements and comprises set forth in Section 8.2 of the Plan. ARTICLE III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS 3.1 Classification The following table (a) designates the Classes of Claims against, and Equity Interests in, each of the Debtors, (b) specifies the Classes of Claims and Equity Interests that are Impaired by the Plan and therefore are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) specifies the Classes of Claims and Equity Interests that are Unimpaired by the Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code. A Claim or Equity Interest is in a particular Class for the purposes of voting on, and receiving Distributions pursuant to, the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and such Claim or Equity Interest has not been paid, released, withdrawn, or otherwise satisfied before the Effective Date. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. The Plan constitutes a separate chapter 11 plan of reorganization for GT Inc., the Corp Debtors collectively, and GT Hong Kong, each of which shall include the classifications set forth below, except that Classes 4A, 4B and 6 shall be applicable only to GT Inc., Class 4C shall be applicable only to the Corp Debtors, and Class 4D shall be applicable only to GT Hong Kong. For the avoidance of doubt, to the extent a Class contains Allowed Claims or Equity Interests Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 110 of 179

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26 the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions; provided, further, that, except as provided in Section 4.5 of the Plan, if any Administrative Expense Claim, including an ordinary course expense, is not billed or a request for payment is not filed with the Bankruptcy Court within sixty (60) days after the Effective Date (or by such earlier Bar Date established by an order of the Bankruptcy Court, as applicable), claims for payment of such Administrative Expense Claims shall be forever barred and any holder of such Claim shall be enjoined from asserting such Claim against the Debtors, the Reorganized Debtors, the Litigation Trust, or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date. Notwithstanding the immediately preceding paragraph, a Financing Support Party that is the holder of an Administrative Expense Claim (excluding DIP Facility Claims) which, as of the Effective Date, has been Allowed pursuant to an order of the Bankruptcy Court may, at its option, elect to exchange, on a dollar-for-dollar basis, some or all of such Allowed Administrative Expense Claim to participate in the Exit Financing based upon and solely up to the amount of its respective Exit Financing Commitment Amount, which exchanged amount shall be in lieu of an equivalent amount of the Cash payment set forth in the immediately preceding paragraph. 4.2 DIP Facility Claims On the Effective Date, and except to the extent that the Reorganized Debtors and a holder of an Allowed DIP Facility Claim agree to a less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed DIP Facility Claim and the Reorganized Debtors) or has been paid prior to the Effective Date, each holder of an Allowed DIP Facility Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim against each of the Debtors that are obligors under the DIP Facility, its Pro Rata share of: (i) Cash in the amount of such Allowed DIP Facility Claim; (ii) the DIP Warrants; (iii) the DIP Prepayment Fee; and (iv) the DIP Amendment Fee; provided further, any holder of a DIP Facility Claim that is also a Financing Support Party may, at its option, elect to exchange, on a dollar-for-dollar basis, some or all of its Allowed DIP Facility Claims to participate in the Exit Financing based upon and solely up to its respective Exit Financing Commitment Amount, which exchanged amount shall be in lieu of an equal amount of the Cash distribution set forth in clause (i) above. In addition to the foregoing, on the Effective Date, the DIP Agent shall receive in cash all accrued fees and expenses as provided in the DIP Order and the DIP Credit Agreement. 4.3 Indenture Trustee Fees On the Effective Date, the Debtors shall pay, in full and in Cash, the Indenture Trustee Fees and Expenses; provided that, fees and expenses of Akin Gump Strauss Hauer & Feld LLP, PJT Partners, and Drummond Woodsum LLP are subject to this paragraph solely to the extent incurred from November 1, 2015 through the Effective Date; provided further, however, that the aggregate amount of Indenture Trustee Fees and Expenses that are to be paid pursuant to this Section 4.3 shall not exceed $3,300,000 minus (i) the fees and expenses reimbursed or to be reimbursed to the Financing Support Parties under Section 4.4 hereof and minus (ii) the fees and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 112 of 179

27 expenses to be reimbursed under section 11.04(a) of the DIP Credit Agreement and paragraph 30 of the DIP Order after the date of the most recent reimbursement before the Effective Date under the foregoing provisions. Nothing in this Section 4.3 shall be deemed to limit the right of the Indenture Trustee to exercise the Indenture Trustee Charging Lien (including with respect to any Indenture Trustee Fees and Expenses that are not paid by the Debtors pursuant to this Section 4.3). The Indenture Trustee shall provide the Debtors, the Financing Support Parties, and the Creditors’ Committee with an estimate of the Indenture Trustee Fees and Expenses no later than five (5) Business Days prior to the Effective Date. 4.4 Financing Support Parties Fees On the Effective Date, to the extent the Debtors have not already paid such amounts, the Debtors shall pay, in full and in Cash, the reasonable and documented fees and expenses of (i) Wilmer Cutler Pickering Hale and Dorr LLP and New Hampshire local counsel, as attorneys for the Financing Support Parties and (ii) one financial advisor to the Financing Support Parties (with the Debtors’ reimbursement obligation with respect to such financial advisor limited to a monthly fee in an amount not to exceed $125,000 and the Debtors shall have no obligation for any completion, transaction, or success fee), in each case incurred from November 1, 2015 through the Effective Date in connection with the Chapter 11 Cases. The Financing Support Parties shall provide the Debtors and the Creditors’ Committee with an estimate of the unpaid fees to be paid pursuant to the immediately preceding paragraph no later than five (5) Business Days prior to the Effective Date. 4.5 Professional Fee Claims The Reorganized Debtors shall pay Allowed Professional Fee Claims, as soon as practicable after the later of the Effective Date and the date upon which any order awarding fees and expenses of Professionals becomes a Final Order, in accordance with the terms of any order entered by the Bankruptcy Court governing the payment of fees and expenses during the course of the Chapter 11 Cases, and after application of any retainer received by such Professionals. (a) Professional Fee Escrow Account As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow Account. The Debtors shall fund the Professional Fee Escrow Account with Cash in the amount of the aggregate Professional Fee Escrow Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds shall not be considered property of the Debtors’ Estates, except as otherwise provided in Section 4.5(b) of the Plan. (b) Final Fee Applications and Payment of Allowed Professional Fee Claims All Persons asserting a Professional Fee Claim (including the Creditors’ Committee with respect to the reimbursement of expenses of members of the Creditors’ Committee) shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 113 of 179

28 applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid by the Reorganized Debtors in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such Claims, after taking into account any prior payments and after applying any retainers, from the funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Allowed and unpaid Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied by the Reorganized Debtors in accordance with Section 4.1 of the Plan. To the extent that there is any balance remaining in the Professional Fee Escrow Account after payment of all Allowed Professional Fee Claims, such remaining balance shall revert to the Reorganized Debtors. The Reorganized Debtors are authorized to pay reasonable compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval. (c) Professional Fee Escrow Amount Any Person asserting a Professional Fee Claim shall estimate its reasonable unpaid Professional Fee Claims before and as of the Effective Date, taking into account any prior payments and after applying any retainers, and shall deliver such estimate to the Debtors, the Financing Support Parties, and the Creditors’ Committee no later than five (5) Business Days prior to the Effective Date; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professional is not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments and after applying any retainers; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total amount so estimated shall comprise the Professional Fee Escrow Amount. To the extent that any unpaid Professional Fee Claims are satisfied after the funding of the Professional Fee Escrow Account with funds outside the Professional Fee Escrow Account, the Professional Fee Escrow Amount shall be reduced by the amount of such funds and such amount shall be returned as soon as practicable to the Debtors or Reorganized Debtors, as applicable. 4.6 Priority Tax Claims Except to the extent the Reorganized Debtors and the holder of an Allowed Priority Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Priority Tax Claim and the Reorganized Debtors), each holder of an Allowed Priority Tax Claim against any of the Debtors that is due and payable on or before the Effective Date shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, Cash equal to the unpaid amount of such Allowed Priority Tax Claim (a) on the later of (i) the Effective Date (or as soon as practicable thereafter) and (ii) the date such Priority Tax Claim becomes an Allowed Claim (or as soon as practicable thereafter), or (b) in regular payments in equal installments over a period of time not to exceed five (5) years after the Petition Date pursuant to section 1129(a)(9) of the Bankruptcy Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 114 of 179

29 Code, with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Reorganized Debtors may prepay the entire amount of the Allowed Priority Tax Claim at any time in their sole discretion. All Allowed Priority Tax Claims against any of the Debtors which are not due and payable on or before the Effective Date shall be paid when due in the ordinary course of business by the Reorganized Debtors in accordance with the terms thereof. 4.7 Intercompany Claims Subject to Section 8.2(a) of the Plan, at the election of the applicable Debtor or Reorganized Debtor, Intercompany Claims shall (a) be reinstated, (b) remain in place subject to such revised documentation as may be appropriate, (c) be modified or cancelled as of the Effective Date, (d) be satisfied through Cash or Cash Equivalent transfers to address the treatment of certain foreign obligations, or (e) with respect to certain Intercompany Claims in respect of goods, services, interest and other amounts that would have been satisfied in Cash directly or indirectly in the ordinary course of business had they not been outstanding as of the Petition Date, may be settled in Cash or Cash Equivalents; provided, however, nothing in this Section shall affect or otherwise alter the Distributions to be made to holders of Allowed General Unsecured Claims pursuant to the Plan and the Litigation Trust Agreement. For the avoidance of doubt, under no circumstances will Distributions of the proceeds of Litigation Trust Assets from the Litigation Trust be made on account of any Intercompany Claims. ARTICLE V. TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS 5.1 Class 1: Priority Non-Tax Claims (a) Classification: Class 1 shall consist of the Priority Non-Tax Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed Priority Non-Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Priority Non-Tax Claim and the Reorganized Debtors), each holder of an Allowed Priority Non-Tax Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, at the Debtors’ election, (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code or (ii) such other treatment required to render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims against the Debtors which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof. (c) Impairment and Voting: Class 1 is Unimpaired by the Plan. Each holder of a Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 115 of 179

30 5.2 Class 2: Secured Tax Claims (a) Classification: Class 2 shall consist of the Secured Tax Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed Secured Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Secured Tax Claim and the Reorganized Debtors), each holder of an Allowed Secured Tax Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim and any Liens securing such Claim, in accordance with sections 1129(a)(9)(C) and (D) of the Bankruptcy Code, Cash in the amount of such Allowed Secured Tax Claim: (a) on, or as soon as practicable after, the later of (i) the Effective Date and (ii) the date such Secured Tax Claim becomes an Allowed Secured Tax Claim; or (b) in regular payments in equal installments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Reorganized Debtors may prepay the entire amount of the Allowed Secured Tax Claim at any time in its sole discretion. All Allowed Secured Tax Claims that are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof. (c) Impairment and Voting: Class 2 is Unimpaired by the Plan. Each holder of a Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. 5.3 Class 3: Other Secured Claims (a) Classification: Class 3 shall consist of the Other Secured Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed Other Secured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Other Secured Claim and the Reorganized Debtors), each holder of an Allowed Other Secured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, the following treatment at the option of the applicable Debtor: (i) reinstatement of any such Allowed Other Secured Claim pursuant to section 1124 of the Bankruptcy Code; (ii) payment in full in Cash of any such Allowed Other Secured Claim; or (iii) satisfaction of any such Allowed Other Secured Claim by surrendering the Collateral securing any such Allowed Other Secured Claim. (c) Impairment and Voting: Class 3 is Unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 116 of 179

31 5.4 Class 4A: GT Inc. Notes Claims (a) Classification: Class 4A shall consist of the GT Inc. Notes Claims. (b) Allowance: On the Effective Date, the GT Inc. Notes Claims for principal and interest obligations under the applicable GT Inc. Notes and GT Inc. Notes Indenture shall be deemed Allowed Claims against GT Inc. in the amount of (a) $220,091,667 with respect to the 2017 Notes and (b) $215,997,333 with respect to the 2020 Notes, and not subject to challenge, reduction, recharacterization, defense, offset, or counterclaims. (c) Treatment: On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed GT Inc. Notes Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Inc. Notes Claim and the Reorganized Debtors), each holder of an Allowed GT Inc. Notes Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 21.6% of the Reorganized Common Stock Pool, (ii) the GT Inc. Excess Proceeds Pool, (iii) 12.5% of the beneficial interests in the Litigation Trust, and (iv) the Noteholder Warrants; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed GT Inc. Notes Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan. In addition, and for the avoidance of doubt, the Indenture Trustee Fees and Expenses described in Section 4.3 of the Plan shall, without duplication, be deemed to be included in the distribution to Holders of Allowed GT Inc. Notes Claims, and shall remain subject to the application and exercise of the Indenture Trustee Charging Lien. (d) Impairment and Voting: Class 4A is Impaired by the Plan. Holders of Allowed GT Inc. Notes Claim are entitled to vote to accept or reject the Plan in accordance with Section 7.1(a) of the Plan. 5.5 Class 4B: GT Inc. General Unsecured Claims (a) Classification: Class 4B shall consist of the GT Inc. General Unsecured Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed GT Inc. General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Inc. General Unsecured Claim and the Reorganized Debtors), each holder of an Allowed GT Inc. General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, a Distribution of Cash in an amount calculated to provide a recovery to such holder of substantially equal value as a percentage of its Allowed GT Inc. General Unsecured Claim, to the recovery, calculated as of the Effective Date and as a percentage of such Claim, that a holder of an Allowed GT Inc. Notes Claim is to obtain under the Plan; provided, however, that any such Distribution shall not reduce the Distributions to be made to holders of Allowed GT Inc. Notes Claims pursuant to the Plan; provided further, however, that the amount of Cash distributed to all holders of GT Inc. General Unsecured Claims, pursuant to the Plan and on account of such Claims, shall in no event exceed $500,000 in the aggregate. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 117 of 179

32 (c) Impairment and Voting: Class 4B is Impaired by the Plan. Holders of an Allowed GT Inc. General Unsecured Claim are entitled to vote to accept or reject the Plan in accordance with Section 7.1(a) of the Plan. 5.6 Class 4C: Corp Debtors General Unsecured Claims (a) Classification: Class 4C shall consist of the Corp Debtors General Unsecured Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed Corp Debtors General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Corp Debtors General Unsecured Claim and the Reorganized Debtors), each holder of an Allowed Corp Debtors General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 62% of the Reorganized Common Stock Pool, (ii) the Corp Debtors Excess Proceeds Pool, and (iii) 71.1% of the beneficial interests in the Litigation Trust; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed Corp Debtors General Unsecured Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan. (c) Impairment and Voting: Class 4C is Impaired by the Plan. Holders of an Allowed Corp Debtors General Unsecured Claim are entitled to vote to accept or reject the Plan in accordance with Section 7.1(a) of the Plan. 5.7 Class 4D: GT Hong Kong General Unsecured Claims (a) Classification: Class 4D shall consist of the GT Hong Kong General Unsecured Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed GT Hong Kong General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Hong Kong General Unsecured Claim and the Reorganized Debtors), each holder of an Allowed GT Hong Kong General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 16.4% of the Reorganized Common Stock Pool, (ii) the GT Hong Kong Excess Proceeds Pool, and (iii) 16.4% of the beneficial interests in the Litigation Trust; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed Corp Debtors General Unsecured Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan. (c) Impairment and Voting: Class 4D is Impaired by the Plan. Holders of an Allowed GT Hong Kong General Unsecured Claim are entitled to vote to accept or reject the Plan in accordance with Section 7.1(a) of the Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 118 of 179

33 5.8 Class 5: Subordinated Securities Claims (a) Classification: Class 5 shall consist of all Subordinated Securities Claims. (b) Treatment: On the Effective Date, all Subordinated Securities Claims shall be extinguished, cancelled and discharged and the holders of any Subordinated Securities Claims shall not be entitled to, and shall not receive or retain, any property or Distribution on account of such Subordinated Securities Claims under the Plan. The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code. (c) Impairment and Voting: Class 5 is Impaired by the Plan. Each holder of a Subordinated Securities Claim is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan. 5.9 Class 6: GT Inc. Equity Interests (a) Classification: Class 6 shall consist of the GT Inc. Equity Interests. (b) Treatment: On the Effective Date, all GT Inc. Equity Interests shall be extinguished, cancelled, and discharged, and the holders of any GT Inc. Equity Interests shall not be entitled to, and shall not receive or retain, any property or Distribution on account of such Equity Interests under the Plan. (c) Impairment and Voting: Class 6 is Impaired by the Plan. Each holder of the GT Inc. Equity Interests is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan. 5.10 Class 7: Intercompany Equity Interests (a) Classification: Class 7 shall consist of the Intercompany Equity Interests. (b) Treatment: Except as otherwise provided in Section 8.4, on the Effective Date, Intercompany Equity Interests shall receive no Distribution in respect of their equity interests and shall be reinstated, for administrative purposes only, at the election of the Debtors. (c) Impairment and Voting: Class 7 is Impaired or Unimpaired by the Plan. As proponents of the Plan, the holders of Class 7 Intercompany Equity Interests are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan. 5.11 Reservation of Rights Regarding Claims and Equity Interests Except as otherwise explicitly provided in the Plan, nothing shall affect any of the Debtors’ or the Reorganized Debtors’ rights, counterclaims, or defenses, whether legal or equitable, with respect to any Claims or Equity Interests, including all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 119 of 179

34 ARTICLE VI. PROVISIONS REGARDING REORGANIZED COMMON STOCK AND NEW WARRANTS DISTRIBUTED PURSUANT TO THE PLAN 6.1 Reorganized Common Stock (a) Authorization (i) On or as soon after the Confirmation Date as practicable, Reorganized GT Inc. shall amend and restate its certificate of incorporation to, among other things, authorize the issuance of Reorganized Common Stock in an amount to be set forth in its Amended Certificate of Incorporation of Reorganized GT Inc. (ii) The Reorganized Common Stock to be issued pursuant to Article V of the Plan shall be issued pursuant to section 1145 of the Bankruptcy Code. The Reorganized Common Stock will be freely transferable in accordance with section 1145 of the Bankruptcy Code except for such Reorganized Common Stock issued to an “affiliate” of Reorganized GT Inc. (as such term is defined in the Securities Act); provided that the Amended Certificate of Incorporation of Reorganized GT Inc. or the Shareholder Agreement will include transfer restrictions that will prevent the Reorganized Common Stock from being transferred if such transfer would require registration by Reorganized GT Inc. under Section 12(g) of the Exchange Act. (b) Par Value The Reorganized Common Stock shall have a par value of $0.01 per share. (c) Shareholder Agreement Holders of Allowed General Unsecured Claims who receive Reorganized Common Stock under the Plan will be deemed parties to the Shareholder Agreement. The Reorganized Common Stock under the Plan will be granted standard minority shareholder protections which will be set forth in the Shareholder Agreement to be filed in the Plan Supplement (which Shareholder Agreement will be reasonably acceptable to the Creditors’ Committee, the Majority Financing Support Parties, and the Majority Consenting Parties), provided that such protections shall not alter the rights of the Preferred Stock. The Shareholder Agreement will become effective on the Effective Date and shall be binding on all holders of Reorganized Common Stock and Preferred Stock to be distributed pursuant to the Plan. (d) Cashing-Out Programs (i) Subject to the Cashing-Out Cap, a Cashing-Out Election Holder shall receive, in lieu of any Reorganized Common Stock it is entitled to under the Plan, Cash in an amount equal to the imputed value as of the Effective Date of the shares of Reorganized Common Stock that would otherwise be distributed to such Cashing-Out Election Holder under the Plan, which amount shall be paid by the Reorganized Debtors from the Cashing-Out Reserve on the Distribution Date occurring after the Claim of the Cashing-Out Election Holder becomes an Allowed General Unsecured Claim. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 120 of 179

35 (ii) Notwithstanding anything herein to the contrary, but subject to the Cashing-Out Cap, if the number of holders of Reorganized Common Stock would otherwise exceed (A) 2,000 or more Persons or (B) 500 or more Persons who are not accredited investors such that Reorganized GT Inc. would be required to register with the Securities and Exchange Commission under Section 12(g) of the Exchange Act, the Reorganized Debtors, with the consent of the Majority Financing Support Parties, will satisfy Allowed Claims in Class 4A, Class 4C, and Class 4D through payments from the Cashing-Out Reserve in lieu of Reorganized Common Stock, and the number of holders of Reorganized Common Stock will be reduced to the extent necessary not to exceed such threshold. The amount of Cash payable from the Cashing-Out Reserve on account of such Allowed Claims shall be equal to the imputed value as of the Effective Date of the shares of Reorganized Common Stock that would otherwise be distributed on account of such Allowed Claims under the Plan. Notwithstanding anything in this Plan to the contrary, the Cashing-Out Reserve shall be applied first to all payments made pursuant to this paragraph. (iii) Notwithstanding anything herein to the contrary and without limiting any rights of the Reorganized Debtors under Section 6.1(d)(ii) of this Plan, but subject to the Cashing-Out Cap, in the event any holder of an Allowed General Unsecured Claim is entitled to receive Reorganized Common Stock, the Reorganized Debtors, with the consent of the Majority Financing Support Parties, may, on the applicable Distribution Date, pay such holder the imputed value of such Reorganized Common Stock in Cash from the Cashing-Out Reserve, in lieu of distributing Reorganized Common Stock to such holder; provided, however, the Reorganized Debtors shall not be entitled to use this provision (but may use Section 6.1(d)(iii) if and to the extent applicable) to cash out any holder, without its consent provided prior to or after the Effective Date, if the imputed value of the aggregate amount of Reorganized Common Stock to which such holder is entitled to under this Plan is equal to or greater than $2,500.00. (iv) In the event of a Cashing-Out Oversubscription, Cash shall be distributed from the Cashing-Out Reserve (1) first, to make the Cash payments pursuant to Section 6.1(d)(ii) of the Plan and (2) second, to make Cash payments to satisfy Allowed General Unsecured Claims of Cashing-Out Election Holders and Cash payments pursuant to Section 6.1(d)(iii) in order of smallest Claim to largest Claim until all funds in the Cashing-Out Reserve are depleted, at which point the Reorganized Debtors shall distribute shares of Reorganized Common Stock to Cashing-Out Election Holders in accordance with Section 5.4, 5.6, or 5.7 of the Plan, as applicable. (v) Any Reorganized Common Stock that is not distributed pursuant to the Plan to a holder of Allowed General Unsecured Claims because the holder receives Cash from the Cashing-Out Reserve shall be reallocated and distributed to the Financing Support Parties proportionately in accordance with their holdings of Preferred Stock. (e) New Warrants As provided in and subject to the conditions set forth in this Plan, Reorganized GT Inc. shall issue the DIP Warrants and the Noteholder Warrants on the Effective Date. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 121 of 179

36 (f) Securities Law Matters (i) Reorganized GT Inc. will not be a public reporting company as of the Effective Date. (ii) As provided by section 1145 of the Bankruptcy Code, the issuance and distribution under the Plan of the Reorganized Common Stock, the New Warrants, beneficial interests in the Litigation Trust (but solely to the extent such interests are determined to be securities pursuant to U.S. securities laws and regulations), and any Reorganized Common Stock issued in connection with any subsequent exercise of the New Warrants shall be exempt from registration under the Securities Act, any other federal or state securities law registration requirements, and all rules and regulations promulgated thereunder. Subject to the terms and conditions of the Shareholder Agreement, each of such securities shall be freely transferable in accordance with section 1145 of the Bankruptcy Code and applicable U.S. securities laws and regulations, except any such securities issued to an “affiliate” of Reorganized GT Inc. within the meaning of the Securities Act or as otherwise provided in Reorganized GT Inc.’s New Organizational Documents. ARTICLE VII. ACCEPTANCE OR REJECTION OF THE PLAN 7.1 Voting of Claims (a) Classes Entitled to Vote Each holder of a Claim that (i) is not a Disallowed Claim and for which no objection to the allowance thereof, motion to estimate, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed and remains unresolved, in Classes 4A, 4B, 4C, and 4D, or (ii) that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a) in such Classes, shall be entitled to vote separately to accept or reject the Plan, as provided in the Disclosure Statement Order or any other applicable order of the Bankruptcy Court. (b) Classes Deemed to Accept Each of Classes 1, 2, and 3 is Unimpaired under the Plan, and each such Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Class 7 Intercompany Equity Interests are Impaired or Unimpaired. As proponents of the Plan, the holders of Class 7 Intercompany Equity Interests are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Equity Interests. (c) Classes Deemed to Reject Claims in Class 5 and Equity Interests in Class 6 will not receive or retain any property on account of such Claims and Equity Interests under the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 5 and 6 is conclusively presumed to have rejected the Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 122 of 179

37 7.2 Elimination of Vacant Classes Any Class of Claims or Equity Interests that does not contain, as of the date of the commencement of the Confirmation Hearing, a holder of an Allowed Claim or Allowed Equity Interest, or a holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code. 7.3 Nonconsensual Confirmation If any Impaired Class of Claims entitled to vote does not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 16.3 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to Impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code. 7.4 Revocation of the Plan Subject to Section 16.5 of the Plan, the Debtors may revoke and withdraw the Plan in its entirety at any time prior to entry of the Confirmation Order. If the Plan is so revoked or withdrawn, then it shall be deemed null and void. ARTICLE VIII. MEANS OF IMPLEMENTATION OF THE PLAN 8.1 Exit Financing On the Effective Date, and subject to the occurrence of the Effective Date and subject to the terms and conditions of the Exit Financing Commitment Letter, the Financing Support Parties and the Reorganized Debtors will enter into the Exit Financing in the aggregate principal amount of $80 million. The Exit Financing will consist of the Senior Secured Notes and the Preferred Stock. On the Effective Date, (i) each Reorganized Debtor is authorized to enter into, execute, and deliver the Senior Secured Notes Documents and complete the transactions contemplated by the Senior Secured Notes Documents in order to issue the Senior Secured Notes, with such modifications and amendments as may be necessary to effect the transactions contemplated by the Plan and the Exit Financing, and (ii) each Reorganized Debtor is authorized to execute and deliver those documents necessary or appropriate to issue the Senior Secured Notes. No Cash from the Exit Financing may be used under the Cashing-Out Programs to cash out any Reorganized Common Stock distributable to a Consenting Party under this Plan without the consent of such Consenting Party, and, in any event, no Consenting Party may be required to accept Cash for the Reorganized Common Stock distributable to it under this Plan without the consent of such Consenting Party. From and after the Effective Date, the Senior Secured Notes Documents shall be binding obligations of the Reorganized Debtors enforceable in accordance with their terms. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 123 of 179

38 On the Effective Date, Reorganized GT Inc. shall amend and restate its certificate of incorporation to, among other things, authorize the issuance the Preferred Stock, and shall issue the Preferred Stock to the Financing Support Parties in accordance with the terms of the Exit Financing. In accordance with the Exit Financing Commitment Letter Order, on the Effective Date, and subject to the occurrence of the Effective Date, the Debtors will pay the Put Option Premium to the Financing Support Parties Pro Rata based on their commitments to provide the Exit Financing. The Put Option Premium shall rank junior in priority to the obligations under the DIP Facility and shall not be paid prior to the DIP Facility being repaid in full. In the event the Debtors meet the conditions to the effectiveness of the Plan set forth in Section 12.3 of the Plan and the Financing Support Parties do not close on the Exit Financing, the Put Option Premium will not be payable. 8.2 Global Settlement Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a compromise and settlement of numerous inter-Debtor, Debtor-creditor, and inter- creditor issues designed to achieve a reasonable economic settlement of Claims against the Debtors and an efficient resolution of the Chapter 11 Cases. This global settlement constitutes a settlement of a number of potential litigation issues, including issues regarding substantive consolidation of the Debtors’ Estates, the validity and enforceability of Intercompany Claims, and the allocation of Assets among the Estates. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the following compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, their creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. The provisions of the global settlement shall be deemed non-severable from each other and from the remaining terms of the Plan. As set forth in detail below, the global settlement will be implemented as follows: (a) Settlement of Issues Relating to Intercompany Claims Intercompany Claims shall be adjusted, continued, extinguished, or discharged to the extent determined appropriate by the Debtors; provided, however, nothing in this Section 8.2(a) shall affect or otherwise alter the distribution of Excess Proceeds, Trust Insurance Proceeds, Reorganized Common Stock, D&O Causes of Action Proceeds or GUC Preference Proceeds. For the avoidance of doubt, under no circumstances will distributions of Excess Proceeds, Trust Insurance Proceeds, Reorganized Common Stock, D&O Causes of Action Proceeds or GUC Preference Proceeds be made on account of any Intercompany Claims. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Debtors or the Reorganized Debtors. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 124 of 179

39 (b) Settlement of Issues Relating to Substantive Consolidation (i) Allocation of Reorganized Common Stock Pool, Excess Proceeds, Trust Insurance Proceeds, and Beneficial Interests in Litigation Trust The Reorganized Common Stock Pool, the Excess Proceeds, the Trust Insurance Proceeds, and the beneficial interests in the Litigation Trust shall be allocated among the holders of General Unsecured Claims as set forth in Sections 5.4 through 5.7 of the Plan. (ii) Partial Substantive Consolidation of Corp Debtors Entry of the Confirmation Order shall constitute approval, pursuant to sections 105(a) and 1123(a)(5) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Estates of the Corp Debtors for the purposes of confirming and consummating the Plan, including voting, Distribution, and Confirmation. The Assets and Liabilities of the Corp Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Corp Debtors shall be considered filed against the consolidated Corp Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Corp Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Corp Debtors. Any guarantee by a Corp Debtor of the Liabilities of any other Corp Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Corp Debtor and any guaranty thereof executed by any other Corp Debtor shall be deemed to be one obligation of the consolidated Corp Debtors; provided, however, Intercompany Claims between the Corp Debtors shall be treated in accordance with Section 4.7 of the Plan. For the avoidance of doubt, the Plan shall serve as a motion by the Debtors seeking entry of an order approving the foregoing partial substantive consolidation. The partial substantive consolidation called for in the Plan shall not (other than for purposes related to funding Distributions under the Plan) affect (i) the legal and organizational structure of the Debtors or the Reorganized Debtors, (ii) executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or rejected, (iii) any agreements entered into by the Reorganized Debtors on or after the Effective Date, and (iv) the Debtors’ or the Reorganized Debtors’ ability to subordinate or otherwise challenge Claims (including due to any lack of mutuality as required by section 553 of the Bankruptcy Code) on an entity-by-entity basis. Notwithstanding the partial substantive consolidation called for herein, each and every Debtor shall remain responsible for the payment of Statutory Fees until its particular case is closed, dismissed, or converted. Moreover, the Debtors reserve the right to seek confirmation of the Plan on an entity-by-entity basis. 8.3 Transactions as of the Effective Date As of the Effective Date, the following shall be deemed to have occurred simultaneously: Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 125 of 179

40 (i) the Amended Certificates of Incorporation shall be filed with the appropriate secretary of state, and the New Organizational Documents shall become effective and binding upon the Reorganized Debtors; (ii) the GT Inc. Equity Interests shall be extinguished; (iii) Reorganized GT Inc. shall distribute the Reorganized Common Stock and the New Warrants as provided in the Plan; (iv) The Reorganized Debtors shall enter into the Secured Senior Notes Documents, and Reorganized GT Inc. shall issue the Senior Secured Notes; (v) Reorganized GT Inc. shall issue the Preferred Stock; (vi) The Financing Support Parties shall provide the Exit Financing in the aggregate principal amount of $80 million; and (vii) Subject to any mergers, consolidations, dissolutions, or transfers described in the Plan Supplement, the capital structure of the Reorganized Debtors as set forth in Articles V and VI shall be in effect. 8.4 Reorganization of Debtors; Continuation of Businesses On and after the Effective Date, the Reorganized Debtors shall continue to engage in their respective businesses. Except as otherwise provided in the Plan, each of the Debtors shall continue to exist on and after the Effective Date as a separate corporation, limited liability company, partnership or other legal entity, as the case may be, with all the powers of a corporation, limited liability company, partnership or other legal entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable entity included in the definition of “Debtors” is incorporated or organized and pursuant to the respective certificate of incorporation and bylaws (or other organizational documents) in effect prior to the Effective Date, except with respect to the New Organizational Documents (or other organizational documents) that are amended by the Plan, the Plan Supplement, or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval. Notwithstanding the foregoing, on or as of the Effective Date, or thereafter, and without the need for any further action, the Reorganized Debtors may: (a) cause any or all of the Reorganized Debtors to be merged into one or more of the Reorganized Debtors, dissolved, or otherwise consolidated, (b) cause the transfer of assets between or among the Reorganized Debtors, or (c) engage in any other transaction in furtherance of the Plan. 8.5 Reorganized Debtors’ Obligations Under the Plan (a) From and after the Effective Date, as set forth herein, the Reorganized Debtors shall perform the corresponding obligations under the Plan of its predecessor or predecessor-in- interest. To the extent applicable, the Plan will be administered and actions will be taken in the name of the Debtors and the Reorganized Debtors, in accordance with the terms hereof. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 126 of 179

41 (b) From and after the Effective Date, the Reorganized Debtors shall, among other things: (i) administer the Plan and take all steps and execute all instruments and documents necessary to effectuate the Plan, including the Plan Documents; (ii) pursue (including prosecuting, enforcing, objecting, litigating, reconciling, settling, abandoning and resolving) all of the Retained Causes of Action; (iii) reconcile Claims and resolve Disputed Claims, and administer the Claims allowance and disallowance processes as set forth in the Plan, including objecting, prosecuting, litigating, reconciling, settling and resolving Claims and Disputed Claims in accordance with the Plan; (iv) make decisions regarding the Reorganized Debtors’ retention, engagement, payment and replacement of professionals, employees and consultants; (v) administer Distributions under the Plan that are to be made by the Debtors or the Reorganized Debtors, including (a) making Distributions in accordance with the terms of the Plan and (b) establishing and maintaining the various reserves; (vi) exercise such other powers as necessary or prudent to carry out the provisions of the Plan; (vii) invest any Cash pending Distribution; (viii) file appropriate tax returns; and (ix) take such other actions as may be necessary or appropriate to effectuate this Plan. (c) Except as otherwise ordered by the Bankruptcy Court or as provided for in the Plan, any reasonable fees and expenses incurred by a Reorganized Debtor (including taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by such Reorganized Debtor in the ordinary course of its business. 8.6 New Organizational Documents The New Organizational Documents shall be filed as part of the Plan Supplement and shall contain such provisions as are necessary to satisfy the provisions of the Plan, including the issuance of the Reorganized Common Stock, the Preferred Stock, and the New Warrants and, to the extent required, to prohibit the issuance of nonvoting equity securities (other than any warrants or options) as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of the New Organizational Documents, after the Effective Date, as permitted by applicable law. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 127 of 179

42 8.7 New Board (a) General. On the Effective Date, the term of any current members of the board of directors of GT Inc. not identified as members of the New Board shall expire and such persons shall be deemed to have tendered their resignation effective as of the Effective Date. (b) Initial Number of Directors; Initial Composition. (i) The New Board shall consist of up to seven directors, a majority of whom are Independent. The New Board shall include David Keck, four directors nominated by the Financing Support Parties after consultation with David Keck (at least three of whom shall be Independent), and up to two Independent directors proposed by the restructuring committee of the Debtors’ board of directors and approved by the Financing Support Parties. The foregoing board designation rights shall relate solely to the New Board as of the Effective Date and shall not continue after the selection of the initial New Board. Thereafter, the board designation rights shall be held by the holders of the Preferred Stock in a manner provided in Reorganized GT Inc.’s New Organizational Documents (including the Shareholder Agreement). (ii) The boards of directors of the direct and indirect subsidiaries of Reorganized GT Inc. shall be identified and selected by the New Board; provided that, any current members of the boards of directors of the direct and indirect subsidiaries of Reorganized GT Inc. that are current members of the board of directors of GT Inc. shall tender their resignation effective on the Effective Date. 8.8 Officers of the Reorganized Debtors (a) General. The executive officers of the Debtors immediately prior to the Effective Date will serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers will serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtors and, as appropriate, the New Organizational Documents, or, as applicable, the articles of incorporation and bylaws in effect for other Reorganized Debtors. (b) Annual Incentive Plan. Reorganized GT Inc. will implement an annual cash bonus plan for management and certain other employees on terms to be determined by the New Board of Reorganized GT Inc. (c) Existing Management Agreements. The Debtors will either (i) assume the Existing Management Agreements or (ii) if mutually acceptable to the Debtors, the Majority Financing Support Parties, and the Senior Executives, enter into the New Management Agreements, having substantially the same terms for salary, termination rights, and benefits as contained in the Existing Management Agreements, in each case if such managers are employed by the Debtors as of the Effective Date; provided, however, the Debtors shall not assume under any Existing Management Agreements or include in any New Management Agreements (x) any indemnification or other similar obligations or liabilities with respect to any acts or omissions that occurred prior to the Petition Date, or (y) any obligations or liabilities to provide any stock- based compensation or awards. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 128 of 179

43 8.9 Vesting of Assets Pursuant to section 1141(b) and (c) of the Bankruptcy Code, except as otherwise provided in the Plan, the property of each Estate and each Debtor and all Retained Causes of Action shall vest in each respective Reorganized Debtor on the Effective Date. From and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire, and dispose of property and compromise or settle any Claims, Equity Interests, or Retained Causes of Action without supervision of or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Confirmation Order. As of the Effective Date, all property of the Debtors and the Reorganized Debtors shall be free and clear of all Claims, Liens, and interests, except as specifically provided in the Plan or in the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay any reasonable fees and expenses (including reasonable attorneys’ fees and expenses) that the Reorganized Debtors may incur after the Effective Date. 8.10 [Intentionally Omitted] 8.11 Dissolution of the Creditors’ Committee On the Effective Date, the Creditors’ Committee shall automatically dissolve; provided, however, that following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (i) filing and prosecuting applications for (x) allowances of compensation for professional services rendered and reimbursement of expenses incurred; or (y) reimbursement of expenses of members of the Committee and (ii) requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution to the Chapter 11 Cases. Upon dissolution of the Creditors’ Committee, the current and former members of the Creditors’ Committee, the Creditors’ Committee’s Professionals, and each of their respective officers, employees, counsel, advisors and agents shall be released and discharged of and from all further duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases and under the Bankruptcy Code and discharged of and from all further authority, duties, responsibilities, and obligations related to, arising from or in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s Professionals shall terminate, except that the Creditors’ Committee and its Professionals shall have the right to pursue, review and object to any applications for compensation or reimbursement of expenses filed in accordance with the terms of this Plan. The Litigation Trustee, in its discretion and in accordance with its fiduciary duties, may retain former Professionals of the Creditors’ Committee. 8.12 Effectuating Documents; Further Transactions; Corporate Action (a) The chairman of the board of directors, the president, the chief executive officer, the chief financial officer, the executive vice president and general counsel, the controller, or any other appropriate officer of the Debtors or the Reorganized Debtors, as the case may be, shall be, and hereby are, authorized to execute, deliver, file, and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, including the Plan Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 129 of 179

44 Documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtors or the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing, if necessary. (b) On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or other equity owners, managers or directors of one or more of the Debtors or the Reorganized Debtors, as the case may be, shall be deemed authorized and approved in all respects and shall be in effect from and after the Effective Date pursuant to the applicable general business law of the states or countries in which the Debtors or the Reorganized Debtors are incorporated or organized, without any requirement of further action by the stockholders or other equity owners, managers or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall, if required, file their Amended Certificates of Incorporation and the certificate of designation for the Preferred Stock (which shall be substantially in the form included in the Plan Documents), as the case may be, with the Secretary of State of the state in which each such Person is (or shall be) organized, in accordance with the applicable general business law of each such jurisdiction; provided, however, that (i) the Amended Certificate of Incorporation of each of the Reorganized Debtors organized under the laws of the State of Delaware and (ii) the certificate of designation for the Preferred Stock shall be filed with the Delaware Secretary of State on the Effective Date. 8.13 Preservation of Certain Causes of Action; Defenses (a) Retained Causes of Action Unless any Causes of Action against any Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, as successors-in-interest to the Debtors and their Estates, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action (excluding the Non-Released D&O Causes of Action), whether arising before or after the Petition Date and the rights of the Reorganized Debtors to commence, prosecute, or settle such Retained Causes of Action, and all defenses and counterclaims to all Claims asserted against the Debtors and their Estates, including setoff, recoupment, and any rights under section 502(d) of the Bankruptcy Code, shall be fully preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Retained Causes of Action, counterclaims, and defenses, as appropriate, in accordance with their best interests, as determined by the Reorganized Debtors. The Reorganized Debtors expressly reserve all Retained Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Retained Causes of Action upon, after, or as a consequence of Confirmation or Consummation. The Reorganized Debtors are deemed the representative of the Debtors’ Estates for the purpose of prosecuting the Retained Causes of Action. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 130 of 179

45 No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Retained Cause of Action against such Person as any indication that the Reorganized Debtors will not pursue any and all available Retained Causes of Action against such Person. (b) Non-Released D&O Causes of Action The Litigation Trust shall receive and may enforce all rights to commence and pursue, as appropriate, any and all Non-Released D&O Causes of Action and the rights of the Litigation Trust to commence, prosecute, or settle such Non-Released D&O Causes of Action shall be fully preserved notwithstanding the occurrence of the Effective Date. The Litigation Trust may pursue such Non-Released D&O Causes of Action as appropriate, in accordance with the best interest of the Litigation Trust and its beneficiaries. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Non-Released D&O Cause of Action against such Person as any indication that the Litigation Trust will not pursue any and all available Non-Released D&O Causes of Action against such Person. The Litigation Trust expressly reserves all Non-Released D&O Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Non-Released D&O Causes of Action upon, after, or as a consequence of Confirmation or Consummation. The Litigation Trustee is deemed the representative of the Debtors’ Estates for the purpose of prosecuting the Non-Released D&O Causes of Action. 8.14 Cancellation of Securities, Indentures, and Other Documents Evidencing Claims and Equity Interests On the Effective Date, all instruments evidencing or creating any indebtedness or obligation of the Debtors, except such instruments that are reinstated, authorized or issued under this Plan, shall be canceled and extinguished. Additionally, as of the Effective Date, all GT Inc. Equity Interests, and any and all warrants, options, rights, or interests with respect to such GT Inc. Equity Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, shall be deemed automatically cancelled and extinguished with respect to the Debtors without any further action of any party, whether such document is surrendered for cancellation or not, and the obligations of the Debtors, the Reorganized Debtors, or the Litigation Trust thereunder or in any way related thereto will be discharged. Notwithstanding anything to the contrary herein, and notwithstanding Confirmation or Consummation, any such instrument that governs the rights of the holder of a Claim shall continue in effect solely for purposes of: (1) allowing holders of Claims to receive Distributions under the Plan; (2) allowing the Indenture Trustee and the DIP Agent to make the Distributions in accordance with the Plan, as applicable; (3) preserving any rights of the Indenture Trustee or the DIP Agent to payment of fees, expenses, and indemnification obligations as against any parties other than the Debtors or the Reorganized Debtors, and any money or property distributable to holders of Claims under the relevant instrument, including any rights to priority Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 131 of 179

46 of payment or to exercise charging liens (including the Indenture Trustee Charging Lien); (4) allowing the Indenture Trustee and the DIP Agent to enforce any obligations owed to each of them under the Plan and against any parties other than the Debtors or the Reorganized Debtors; and (5) allowing the Indenture Trustee and the DIP Agent to appear in the Chapter 11 Cases or any proceeding in which they are or may become a party; provided, however, that nothing in this Section shall affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable; and provided, further, that nothing in this Section shall affect the rights of the holders of the Senior Secured Notes under the Senior Secured Documents or any other rights afforded the Financing Support Parties under the Plan and the Plan Documents. Except for the rights provided pursuant to this Plan, the holders of, or parties to, the cancelled notes, equity interests, options, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, interests, options, share certificates, and other agreements and instruments or the cancellation thereof. 8.15 Management Incentive Plan Promptly following the Effective Date (but no later than 10 days after the Effective Date), the New Board shall adopt the Management Incentive Plan, the terms of which shall have been agreed upon by the Debtors and the Majority Financing Support Parties on or prior to the date of filing of the Plan Supplement, after consultation with the Creditors’ Committee. 8.16 Litigation Trust (a) Establishment of the Litigation Trust. The powers, authority, responsibilities, and duties of the Litigation Trust are set forth in and will be governed by the Litigation Trust Agreement, which will be filed as part of the Plan Supplement. On the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust in accordance with and pursuant to the terms of the Litigation Trust Agreement. The Litigation Trust shall be managed and governed by the Litigation Trustee. The Majority Financing Support Parties, with the consent of the Creditors’ Committee and the Debtors, which consent shall not be unreasonably withheld, will select the initial Litigation Trustee, and the Debtors will disclose the identity of the initial Litigation Trustee in the Plan Supplement. The Litigation Trustee shall be bonded to the extent set forth in the Litigation Trust Agreement. The retention of the Litigation Trustee shall be approved in the Confirmation Order. (b) Purpose of the Litigation Trust. The Litigation Trust shall be established as a liquidating grantor trust for the purpose of liquidating and distributing the Litigation Trust Assets to the Litigation Trust Beneficiaries in accordance with this Plan and Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. (c) Litigation Trust Assets. The Litigation Trust Assets shall consist of (i) the Litigation Trust Funding Amount; (ii) any Excess Proceeds; (iii) any Trust Insurance Proceeds; Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 132 of 179

47 (iv) any GUC Preference Proceeds; and (v) the Non-Released D&O Causes of Action. The Litigation Trust Assets shall be transferred (or deemed transferred) to the Litigation Trust, for the benefit of the Litigation Trust Beneficiaries, in accordance with the provisions of Section 5.4, 5.6, and 5.7 of the Plan, as applicable. Under no circumstances shall the Debtors, the Debtors’ Estates, or the Reorganized Debtors be required to contribute any of their respective Assets to the Litigation Trust in excess of (i) the Litigation Trust Funding Amount, (ii) any Excess Proceeds distributable to holders of Allowed General Unsecured Claims pursuant to the Plan, (iii) any Trust Insurance Proceeds, (iv) any GUC Preference Proceeds, and (v) the Non-Released D&O Cause of Action. (d) Transfer of Assets to the Litigation Trust. On the Effective Date, the Litigation Trust Funding Amount, any Excess Proceeds, any Trust Insurance Proceeds, and the Non- Released D&O Causes of Action shall be transferred (or deemed transferred) to the Litigation Trust; provided, however, that with respect to any GUC Preference Proceeds and any Excess Proceeds realized from the release of the Dow Corning Reserved to the Reorganized Debtors or Trust Insurance Proceeds received after the Effective Date, the Reorganized Debtors shall transfer such proceeds to the Litigation Trust to the extent available on a Distribution Date. Any such transfers, or any subsequent transfer of the Litigation Trust Assets by the Litigation Trustee to any entity, transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. Upon delivery of all Litigation Trust Assets to the Litigation Trust, the Reorganized Debtors shall be released from all liability with respect to the delivery of such Distributions. The Debtors, the Reorganized Debtors, and the Litigation Trustee shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions and may be necessary to effectuate and further evidence (i) the transfer of the Litigation Trust Assets to the Litigation Trust, and (ii) the terms and conditions of the Plan and the Litigation Trust Agreement. (e) Non-Released D&O Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, the Non-Released D&O Causes of Action are fully preserved notwithstanding the occurrence of the Effective Date of the Plan. The Litigation Trustee shall have the power to investigate, enforce, sue on, settle or compromise (or decline to do any of the foregoing) all Non- Released D&O Causes of Action. The Litigation Trustee shall pursue the Non-Released D&O Causes of Action on such terms and conditions as are consistent with the interests of the Litigation Trust Beneficiaries and the reasonable business judgment of the Litigation Trustee. (f) GUC Preference Proceeds. For the avoidance of doubt, (i) 60% of any affirmative cash recoveries obtained by the Reorganized Debtors on the Preference Causes of Action, net of any reasonable and documented legal fees, expenses and costs of pursuing the Preference Causes of Action, will be retained by the Reorganized Debtors; (ii) the Reorganized Debtors will retain discretion and control over the commencement, prosecution, negotiation, settlement, and other resolution of all Preference Causes of Action; provided, however, that with respect to Preference Causes of Action that the Reorganized Debtors determine to commence, the Reorganized Debtors shall prosecute such Preference Causes of Action as promptly as reasonably practicable and shall update the Litigation Trustee regarding the status of such Causes of Action; and (iii) to the extent the Reorganized Debtors settle or resolve any Preference Causes of Action by obtaining a reduction in the amount of any Claim held by any defendant to a Preference Cause of Action (or any of its Affiliates) against the Debtors, including any Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 133 of 179

48 Administrative Expense Claim or Non-Priority Tax Claim, such reduction shall not be included in the GUC Preference Proceeds and neither the Litigation Trust nor holders of Allowed General Unsecured Claims shall be entitled to payment on account of such reduction. In addition to the transfer requirements in Section 8.16(d) of the Plan, the Reorganized Debtors shall provide the Litigation Trustee, upon reasonable request, with a report regarding the status of the Reorganized Debtors’ pursuit of Preference Causes of Action; provided that the Reorganized Debtors shall only be required to provide such a report once per calendar quarter. (g) Powers of the Litigation Trustee. The Litigation Trustee shall have the rights and powers set forth in the Litigation Trust Agreement, without application to, or approval of the Bankruptcy Court. (h) Limitation of Liability. Neither the Litigation Trustee, professionals engaged by or on behalf of the Litigation Trustee, nor any duly designated agent or representative of the Litigation Trustee (each solely in its capacity as such), shall be liable for the act or omission of any other agent or representative of the Litigation Trustee, nor shall the Litigation Trustee be liable for any action taken, suffered or omitted to be taken in its capacity as the Litigation Trustee or in reliance on any provision of the Plan or the Litigation Trust Agreement, as applicable, other than acts or omissions resulting from the willful misconduct or gross negligence (which willful misconduct or gross negligence must be determined by a Final Order of a court of competent jurisdiction) of the Litigation Trustee, or its professionals, agents or representatives (each solely in its capacity as such). In no event shall the Litigation Trustee be liable or responsible for special, punitive, indirect, consequential, or incidental loss or damages of any kind whatsoever (including lost profits) to any Person, even if the Litigation Trustee has been advised of the likelihood of such loss or damage; provided, however, that the Litigation Trustee and its professionals, agents, and representatives (each solely in its capacity as such) shall remain liable for actual pecuniary losses resulting from willful misconduct or gross negligence. The Litigation Trustee may consult with professional(s), and the advice or opinion of such professional(s) will constitute authorization and protection to the Litigation Trustee to the fullest extent permitted by applicable law. This provision shall survive termination of the Litigation Trust Agreement and the resignation, removal or replacement of the Litigation Trustee. (i) Indemnification. Subject to Section 8.16(m) of this Plan, the Litigation Trust shall indemnify the Litigation Trust Indemnified Parties for, and shall hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of their respective professionals), incurred without gross negligence or willful misconduct on the part of the Litigation Trust Indemnified Parties (which gross negligence or willful misconduct, if any, must be determined by a Final Order of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Litigation Trustee Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or the Litigation Trust Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute gross negligence or willful misconduct. In addition, the Litigation Trust shall, to the fullest extent permitted by law, indemnify and hold harmless the Litigation Trust Indemnified Parties, from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 134 of 179

49 attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Litigation Trust or the implementation or administration of the Plan if the Litigation Trust Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Litigation Trust. To the extent the Litigation Trust indemnifies and holds harmless any Litigation Trust Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Litigation Trustee in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as Litigation Trust Expenses. The costs and expenses incurred in enforcing the right of indemnification in this Section shall be paid by the Litigation Trust. This provision shall survive the termination of the Litigation Trust Agreement and the resignation, replacement, or removal of the Litigation Trustee. (j) Insurance. The Litigation Trustee shall be authorized, but not required, to obtain any reasonably necessary insurance coverage, at the Litigation Trust’s sole expense, for itself and its respective agents, including coverage with respect to the liabilities, duties, and obligations of the Litigation Trustee, which insurance coverage may, at the sole option of the Litigation Trustee, be extended for a reasonable period after the termination of the Litigation Trust Agreement. (k) Reserves. On the Effective Date, the Litigation Trustee shall establish the LT Reserve. Subject to Section 8.16(m) of this Plan, the Litigation Trustee may, but shall not be obligated to, physically segregate and maintain separate accounts or sub-accounts for reserves, including reserves for Claims of Litigation Trust Beneficiaries and Litigation Trust Expenses. Reserves may be merely bookkeeping entries or accounting methodologies which may be revised from time to time, to enable the Litigation Trustee to determine reserves and amounts to be paid to Litigation Trust Beneficiaries who have Allowed Claims. (l) Bar of Claims-Over Against Protected Parties (i) The liquidation of the Litigation Trust Assets shall not cause the Protected Parties to incur any liability with respect to the Non-Released D&O Causes of Action in the nature of contribution, reimbursement, or indemnification, however denominated or described, in connection with, arising out of, or in any way related to the Non-Released D&O Causes of Action. (ii) Any Litigation Trust Defendant shall be permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Covered Claim based upon, related to, or arising out of the prosecution of Non-Released D&O Causes of Action against that Litigation Trust Defendant, whether such Covered Claim is asserted in a court, an arbitration, an administrative agency or forum, or in any other manner; provided, however, that the Litigation Trust shall reduce and credit against any judgment it may obtain against the Litigation Trust Defendant the amount of any Covered Claim which is determined and awarded by a court of competent jurisdiction in any action involving the prosecution of Non-Released D&O Causes of Action against that Litigation Trust Defendant. (m) Expenses of Litigation Trustee. All Litigation Trust Expenses shall be paid from the Litigation Trust Assets in accordance with the Litigation Trust Agreement and without Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 135 of 179

50 further approval of the Bankruptcy Court. Any disputes concerning the payment of Litigation Trust Expenses shall be submitted to the Bankruptcy Court for resolution. Notwithstanding the foregoing or anything in this Plan or the Litigation Trust Agreement to the contrary, under no circumstances shall more than $300,000 of Litigation Trust Expenses in the aggregate be paid from any GUC Preference Proceeds, Excess Proceeds, and Trust Insurance Proceeds transferred to the Litigation Trust. (n) Tax Treatment of Transfers to the Litigation Trust. Unless the IRS requires otherwise, any transfer of the Litigation Trust Assets to the Litigation Trust for the benefit of the Litigation Trust Beneficiaries, shall be treated for all federal income tax purposes by all parties involved as a deemed transfer of such Litigation Trust Assets (other than the amounts set aside in the LT Reserves which will be subject to an entity level tax) to the Litigation Trust Beneficiaries followed by a deemed transfer by such Litigation Trust Beneficiaries of such Litigation Trust Assets to the Litigation Trust. The Litigation Trust Assets so transferred shall be valued consistently by the Litigation Trustee and the Litigation Trust Beneficiaries, including all valuations used for federal income tax purposes, and such Litigation Trust Beneficiaries shall be treated as the grantors and deemed owners of the Litigation Trust. The Litigation Trustee shall file federal income tax returns for the Litigation Trust as a grantor trust in accordance with United States Treasury Regulation Section 1.671-4 and report, but not pay tax on, the LT Tax Items (other than LT Tax Items attributable to the LT Reserves, which will be subject to an entity level tax). The Litigation Trust Beneficiaries shall report such LT Tax Items on their federal income tax returns and pay any resulting federal income tax liability. The Litigation Trust shall file an election pursuant to Treasury Regulation 1.468B-9(c) to treat the LT Reserves as a disputed ownership fund and file federal income tax returns and pay taxes for the LT Reserves as a separate taxable entity. (o) Resignation, Death or Removal of the Litigation Trustee. The Litigation Trustee may resign at any time upon not less than thirty (30) days’ written notice to the Bankruptcy Court. In the event of the death, resignation, or removal of the Litigation Trustee, any party in interest (including in the case of resignation, the Litigation Trustee) may file a motion in the Bankruptcy Court to appoint a successor Litigation Trustee (who shall be reasonably acceptable to the Reorganized Debtors). Any successor Litigation Trustee shall not have any liability or responsibility for the acts or omissions of any of its predecessor(s). (p) Termination of Litigation Trust. Notwithstanding anything to the contrary herein or in the Litigation Trust Agreement, the Litigation Trust will terminate on or before the fifth (5th) anniversary of the Effective Date; provided, however, that, at any time within six (6) months before such termination, the Bankruptcy Court, upon motion by the Litigation Trustee, may extend the term of the Litigation Trust if such extension is determined to be in the best interests of the Litigation Trust Beneficiaries; provided, further, that such extension or extensions shall not exceed three (3) years after the initial termination date, unless the Litigation Trust receives a favorable ruling from the IRS, or an opinion of counsel, that such extension will not adversely affect the status of the trust as a liquidating trust. Notwithstanding the foregoing, if the Chapter 11 Cases have been closed before the filing of any such motion requesting an extension of the term of the Litigation Trust, any Statutory Fees incurred in connection with and after the reopening of the Chapter 11 Cases shall be paid by the Litigation Trust. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 136 of 179

51 (q) Privilege. In connection with the transfer of the Non-Released D&O Causes of Action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) to the extent related to the Non-Released D&O Causes of Action shall be shared by the Litigation Trust and the Reorganized Debtors and shall vest in the Litigation Trustee and attorneys, agents, and representatives to the extent necessary to effect such shared privilege; provided, however, that neither the Debtors nor the Reorganized Debtors shall have any obligation to provide any privileged documents or work product created after the Petition Date to the Litigation Trustee unless such documents are reasonably related to the Litigation Trust’s pursuit of the Non- Released D&O Causes of Action. The Debtors or the Reorganized Debtors, as the case may be, and the Litigation Trustee are authorized to take all necessary actions to effectuate the sharing and vesting of such privileges. The Confirmation Order shall provide that (i) the Creditors’ Committee may turn over to the Litigation Trust any and all confidential or privileged documents or communications (whether written or oral) received by the Creditors’ Committee during the Chapter 11 Cases, provided that the Litigation Trustee agrees to keep such information confidential to the same extent as the Creditors’ Committee, and (ii) the Litigation Trustee’s receipt of the shared privileges shall be without waiver of any such privileges, in recognition of the joint and/or successorship interest in prosecuting claims on behalf of the Debtors’ Estates. The Litigation Trustee shall not waive any privilege with respect to any documents or communication covered under this Section without the prior written consent of the Reorganized Debtors. ARTICLE IX. DISTRIBUTIONS UNDER THE PLAN 9.1 Distributions on Allowed General Unsecured Claims Distributions with respect to holders of Allowed Claims shall only be made on a Distribution Date. Solely for purposes of Distribution under the Plan and not for purposes of voting to accept or reject the Plan, (a) all Allowed Claims in Class 4A or Class 4B held by a single creditor against GT Inc. shall be aggregated and treated as a single Claim against such entity, (b) all Allowed Claims in Class 4C held by a single creditor against the Corp Debtors shall be aggregated and treated as a single Claim against the Corp Debtors, and (c) all Allowed Claims in Class 4D held by a single creditor against GT Hong Kong shall be aggregated and treated as a single Claim against GT Hong Kong. At the written request of the Reorganized Debtors or the Litigation Trustee, any creditor holding multiple Allowed General Unsecured Claims shall provide to the Reorganized Debtors or the Litigation Trustee, as the case may be, a single address to which any Distributions shall be sent. 9.2 Date of Distributions In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 137 of 179

52 9.3 Disbursing Agent Except as otherwise provided in Section 9.6(b), (c), or (d) of the Plan, all Distributions under the Plan shall be made by the Reorganized Debtors, as Disbursing Agent or such other Person designated by the Reorganized Debtors. Other than the Litigation Trustee, no Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties. 9.4 Rights and Powers of Disbursing Agent The applicable Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all Distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof, but solely with respect to those Claims on account of which the applicable Disbursing Agent is designated to make distributions under the Plan and with respect to the Litigation Trust. In furtherance of the rights and powers of the Disbursing Agent, the Disbursing Agent shall have no duty or obligation to make Distributions to any holder of an Allowed Claim unless and until such holder executes and delivers, in a form acceptable to the Disbursing Agent, any documents applicable to such Distributions. 9.5 No Liability The Debtors, the Reorganized Debtors, the Indenture Trustee, the DIP Agent, and the Litigation Trustee, or their respective designees, each in their capacity as the Disbursing Agent, as applicable, shall only be required to act and make Distributions in accordance with the terms of the Plan. A Disbursing Agent shall have no (i) Liability to any Person for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (ii) obligation or Liability for Distributions under the Plan to any Person who does not hold a Claim against the Debtors as of the Distribution Record Date or any other date on which a Distribution is made or who does not otherwise comply with the terms of the Plan. 9.6 Delivery of Distributions (a) Distributions to Last Known Address. Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or its agents, as applicable, unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, including by the filing of a proof of claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in this Plan shall require the Debtors or the Litigation Trustee to attempt to locate any holder of an Allowed Claim. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 138 of 179

53 (b) Distributions to DIP Agent. The DIP Agent shall be the Disbursing Agent for the holders of all DIP Facility Claims. Accordingly, Distributions for the benefit of the holders of DIP Facility Claims shall be made to the DIP Agent. The DIP Agent shall, in turn, promptly administer the Distributions to the holders of Allowed DIP Facility Claims, in accordance with the Plan and the DIP Facility. The issuance and Distribution of Reorganized Common Stock, Cash, and DIP Warrants, in each case as applicable, to the DIP Agent, shall be deemed a Distribution to the respective holders of Allowed DIP Facility Claims. Upon delivery of the Distributions required under the Plan as provided in this paragraph, the Reorganized Debtors shall be released of all Liability with respect to the delivery of such Distributions. A reasonable fee for the DIP Agent’s service as Disbursing Agent shall be paid by the Reorganized Debtors. (c) Distribution to Indenture Trustee. The Indenture Trustee shall be the Disbursing Agent for the holders of all GT Inc. Notes Claims on account of the Distributions that are to be made on or about the Effective Date. Accordingly, Distributions for the benefit of the holders of Allowed GT Inc. Notes Claims shall be made to the Indenture Trustee who, subject to the right of the Indenture Trustee to assert its Indenture Trustee Charging Lien against such Distributions, shall transmit such Distributions to the holders of GT Inc. Notes Claims as provided in the GT Inc. Notes Indentures. Notwithstanding any provision in the Plan to the contrary, the distribution provisions contained in the GT Inc. Notes Indentures shall continue in effect to the extent necessary to authorize the Indenture Trustee to receive and make Distributions to the holders of GT Inc. Notes Claims. On the Effective Date, or as soon as reasonably practicable thereafter, the Indenture Trustee, at the direction of the Debtors or the Reorganized Debtors, shall direct DTC and any other applicable securities depository to surrender the GT Inc. Notes to the Indenture Trustee. All Distributions by the Indenture Trustee to holders of GT Inc. Notes Claims shall be made by the Indenture Trustee, in its capacity as Disbursing Agent through the facilities of DTC or another third-party distribution agent. The issuance and Distribution of the Reorganized Common Stock and the Noteholder Warrants to the Indenture Trustee shall be deemed a Distribution to the respective holders of Allowed GT Inc. Notes Claims. Upon delivery of the Distributions required under the Plan as provided in this Section, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Distributions that are to be made on or about the Effective Date. Any Distributions made to any holder of GT Inc. Notes Claims on any subsequent Distribution Date shall be made by the Indenture Trustee as Disbursing Agent for the GT Inc. Notes Claims. A reasonable fee for the Indenture Trustee’s service as Disbursing Agent shall be paid by the Reorganized Debtors. (d) Distribution to Litigation Trustee. The Litigation Trustee, or such other Person designated by the Litigation Trustee, shall be the Disbursing Agent for the Litigation Trust Beneficiaries. Except as otherwise ordered by the Bankruptcy Court, the Litigation Trustee shall be bonded to the extent set forth in the Litigation Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 139 of 179

54 Trust Agreement. Initial Distributions for the benefit of the Litigation Trust Beneficiaries shall be made to the Litigation Trustee. The Litigation Trustee shall, in turn, promptly administer the Distributions to the Litigation Trust Beneficiaries, in accordance with the Plan and the Litigation Trust Agreement. The Distribution of the Litigation Trust Assets to the Litigation Trust shall be deemed a Distribution to the respective Litigation Trust Beneficiaries. Upon delivery of the Distributions required under the Plan as provided in this paragraph, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Distributions. From and after the Effective Date, the Reorganized Debtors (or, as the case may be, the Claims Agent) shall cooperate with the Litigation Trustee regarding the resolution of General Unsecured Claims. Upon request by the Litigation Trustee, the Reorganized Debtors or the Claims Agent shall provide the Litigation Trustee with an updated Claims Register with respect to General Unsecured Claims, provided that the Reorganized Debtors and the Claims Agent shall not be required to provide an updated Claims Register more than once per month. The Reorganized Debtors or the Claims Agent shall further provide the Litigation Trustee with such additional information as may be reasonably requested by the Litigation Trustee for purposes of making Distributions to the Litigation Trust Beneficiaries. (e) Distribution of Reorganized Common Stock Except as provided in the Plan or the Confirmation Order, the Reorganized Common Stock to be distributed under the Plan will be issued in book-entry form, and DTC or its nominee will be the holder of record of such Reorganized Common Stock. One or more global certificates representing such Reorganized Common Stock will be registered with the transfer agent as agent for the Reorganized Common Stock in the name of, and will be deposited with, DTC or its nominee. The ownership interest of each holder of such Reorganized Common Stock, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC. To receive distributions of Reorganized Common Stock, holders of applicable Allowed Claims will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such Reorganized Common Stock may be deposited. 9.7 Unclaimed Distributions All Distributions to be made by the Reorganized Debtors under the Plan that are unclaimed for a period of 120 days after Distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors and any entitlement of any holder of any Claims to such Distributions shall be extinguished, discharged and forever barred. To the extent that any Person whose reclamation demand was granted pursuant to an order of the Bankruptcy Court during the Chapter 11 Cases has not, by the Effective Date, taken possession of the goods that are the subject of the granted reclamation demand, such goods shall be deemed unclaimed property pursuant to section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors, and any entitlement of such Person to such goods shall be extinguished, discharged, and forever barred. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 140 of 179

55 9.8 Distribution Record Date With respect to Claims in Classes 4B, 4C, and 4D, the Claims Register shall be closed on the Distribution Record Date and the Debtors, the Reorganized Debtors and the Litigation Trustee shall have no obligation to recognize any transfer of any such Claims against the Debtors occurring after the Distribution Record Date. The Debtors, Reorganized Debtors, and Litigation Trust will be entitled to recognize and deal for all purposes under the Plan only with those recordholders of such Claims against the Debtors as of the Distribution Record Date. For the avoidance of doubt, the Distribution Record Date does not apply to the Holders of Allowed GT Inc. Notes Claims. 9.9 Manner of Payment At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements. 9.10 Time Bar to Cash Payments by Check Checks issued by, or on behalf of, the Debtors, the Reorganized Debtors, or the Litigation Trust on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Any holder of an Allowed Claim that fails to cash any such checks within the ninety (90) day period shall forfeit all rights to any Distributions under the Plan, and the proceeds of such checks shall revest in the Reorganized Debtors or the Litigation Trustee, as applicable. Any such holder shall have no claim whatsoever against the Debtors, the Reorganized Debtors, the Litigation Trust, or any other holder of an Allowed Claim to whom Distributions are made under the Plan. The Reorganized Debtors and the Litigation Trustee shall not be obligated to investigate an alternative address for any holder of an Allowed Claim whose Distribution is returned as undeliverable. 9.11 No Fractional Distributions No fractional shares of Reorganized Common Stock or Cash in lieu thereof, shall be distributed under the Plan. When any Distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of Reorganized Common Stock that is not a whole number, the actual Distribution of shares of Reorganized Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number, with no further payment therefor. The total number of authorized shares of Reorganized Common Stock (including shares of Reorganized Common Stock issuable upon the exercise of the New Warrants) to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding. 9.12 No Fractional Cents Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 141 of 179

56 such fraction to the nearest whole penny (up or down) with half cents or more being rounded up and fractions less than half of a cent being rounded down. 9.13 Setoffs and Recoupment Except as otherwise provided in section 5.4 of the Plan, the Reorganized Debtors may, but shall not be required to, set off against, recoup from, or withhold Distribution on account of any Claim (including any Allowed Claim) and the payments to be made pursuant to the Plan in respect of such Claim any Causes of Action of any nature whatsoever that the Debtors may have against the claimant; provided, however, neither the failure to do so nor any Claim being an Allowed Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Cause of Action they may have against such claimant. 9.14 Allocation of Plan Distributions Between Principal and Interest To the extent that any Allowed Claim entitled to a Distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts. 9.15 Distributions After Effective Date Distributions made after the Effective Date shall be deemed to have been made on the Effective Date. 9.16 Interest on Claims Except as specifically provided for in the Plan or the Confirmation Order, interest accruing from and after the Petition Date shall not accrue on Claims, and no holders of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. In addition, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition Date through the date such Claim becomes an Allowed Claim. Except as expressly provided herein, no Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges. 9.17 No Distribution in Excess of Allowed Amount of Claim Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive on account of such Claim any Distribution in excess of the Allowed amount of such Claim. 9.18 Ordinary Course Postpetition Liabilities Except as otherwise specifically provided for in the Plan or required by any order of the Bankruptcy Court, holders of Claims against the Debtors (other than Professional Fee Claims) based on Liabilities incurred after the Petition Date in the ordinary course of the Debtors’ businesses shall not be required to file any request for payment of such Claims with the Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 142 of 179

57 Bankruptcy Court. Such Claims shall be assumed and paid by the Reorganized Debtors in the ordinary course of business of the Reorganized Debtors, in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to the transaction underlying such Claims, without any further action by the holders of such Claims. 9.19 Payment of Taxes on Distributions Received Pursuant to the Plan All Persons that receive Distributions under the Plan shall be responsible for reporting and paying, as applicable, all appropriate federal, state and local taxes on account of such Distributions. 9.20 Claims Reserves (a) On the Effective Date, and after making all Distributions required to be made on the Effective Date under the Plan, the Reorganized Debtors shall establish and maintain a separate reserve (each, a “Reserve”) for Disputed Claims in each Class of Claims and Disputed Unclassified Claims (other than Intercompany Claims), which Reserve shall be administered by the Reorganized Debtors. To the extent that Reserves are established and maintained for the benefit of any holder of a Disputed Claim, such Reserves shall include an amount of Reorganized Common Stock, New Warrants and/or Cash, as the case may be, equal to the Distributions that would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the amount of the Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim ultimately may become an Allowed Claim, or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors. In addition, the Reorganized Debtors shall establish and maintain a Reserve in the amount of any Claim, including an Allowed Claim, for which the Reorganized Debtors are authorized under the Plan to withhold Distributions and are withholding such Distributions. (b) All Reorganized Common Stock, New Warrants, and Cash, as applicable, allocable to a Class of Claims or Unclassified Claims hereunder shall be distributed by the Reorganized Debtors to the relevant Reserve on the Effective Date. Cash held in Reserve shall only be invested in Section 345 Securities. Each Reserve shall be closed and extinguished by Reorganized GT Inc. upon its determination that all Distributions of Reorganized Common Stock, New Warrants, and Cash required to be made under the Plan have been made in accordance with the terms of the Plan. Subject to Section 6.1(d)(v) of the Plan, upon closure of a Reserve, all Reorganized Common Stock, New Warrants, and Cash then held in such Reserve shall be subject to re-Distribution to the applicable Class, as appropriate, all in accordance with the provisions of Article V and Article VI of the Plan; provided, however, for purposes of clarification, any Cash reserved for Priority Claims shall be returned to the Reorganized Debtors and shall in no event become Unrestricted Cash whether or not any such Claims are ultimately Disallowed in full or in part or estimated by the Bankruptcy Court for distribution purposes. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 143 of 179

58 (c) The Reorganized Debtors may, but shall not be obligated to, physically segregate and maintain separate accounts or sub-accounts for the Reserves. Reserves may be merely bookkeeping entries or accounting methodologies which may be revised from time to time, to enable the Reorganized Debtors to determine reserves and amounts to be distributed in accordance with the Plan. (d) Without limiting the foregoing, on the Effective Date, the Debtors or Reorganized Debtors shall reserve or escrow cash sufficient to pay all Priority Claims, other than Disallowed Claims, that are Disputed, unresolved, or otherwise have not been Allowed in the full amount that would be payable on such Claims in Cash under the Plan if all such claims were allowed in the full amount asserted or sought by the holders of such Claims. Such reserved or escrowed Cash shall in no event become Unrestricted Cash, regardless of whether any such Claims are ultimately not Allowed in the full amount asserted or sought by the claimants or estimated by the Bankruptcy Court for purposes of Distribution. 9.21 Withholdings Notwithstanding anything to the contrary in this Plan, including Section 9.19, the Disbursing Agent may withhold from amounts distributable to any Person any and all amounts, determined in the Disbursing Agent’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. 9.22 De Minimis Distributions All De Minimis Distributions will be held by the Reorganized Debtors or the Litigation Trust, as applicable, for the benefit of the holders of Allowed Claims entitled to such De Minimis Distributions. When the aggregate amount of De Minimis Distributions held by the Reorganized Debtors or the Litigation Trust, as applicable, for the benefit of a holder of an Allowed Claim exceeds $25.00, the Reorganized Debtors or the Litigation Trust, as applicable, will distribute such De Minimis Distributions to such holder. If, at the time that the final Distribution under this Plan is to be made, the De Minimis Distributions held by the Reorganized Debtors or the Litigation Trust, as applicable, for the benefit of a holder of a Claim total less than $25.00, such funds shall not be distributed to such holder, but rather, such Claims shall be deemed expunged and such Distribution shall revest in the Reorganized Debtors or, in the case of the Litigation Trust, shall be available for distribution to any remaining Litigation Trust Beneficiaries. ARTICLE X. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS 10.1 Claims Administration Responsibilities Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority (a) to file, withdraw, or litigate to judgment objections to Claims or Equity Interests, (b) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, (c) to amend the Schedules in accordance with the Bankruptcy Code, and (d) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 144 of 179

59 order, or approval by the Bankruptcy Court; provided, however, that the Reorganized Debtors shall not be entitled to amend the Schedule so as to add previously unscheduled General Unsecured Claims or increase the amount of an already scheduled General Unsecured Claim of a Litigation Trust Beneficiary without (i) the consent of the Litigation Trustee, which consent shall not be unreasonably withheld, or (ii) an order of the Bankruptcy Court. 10.2 Claim Objections Unless a Claim is expressly described as an Allowed Claim pursuant to or under this Plan, or otherwise becomes an Allowed Claim prior to the Effective Date, upon the Effective Date, the Reorganized Debtors shall be deemed to have a reservation of any and all objections of the Estates to any and all Claims and motions or requests for the payment of Claims, whether administrative expense, priority, secured or unsecured, including any and all objections to the validity or amount of any and all alleged Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, DIP Facility Claims, Other Secured Claims, Secured Tax Claims, General Unsecured Claims, Subordinated Securities Claims, Intercompany Equity Interests, Equity Interests, Liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. Until the Claim Objection Deadline, the Debtors’ or the Reorganized Debtors’ failure to object to any Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ rights to contest or otherwise defend against such Claim in the Bankruptcy Court when and if such Claim is sought to be enforced by the Holder of such Claim. Unless otherwise provided in this Plan or by order of the Bankruptcy Court, any objections to Claims (including Administrative Expense Claims but excluding Professional Fee Claims) shall be filed and served by the Claim Objection Deadline, provided that the Reorganized Debtors may, in accordance with Bankruptcy Rule 9006(b)(1), request (and the Bankruptcy Court may grant) an extension of such deadline by filing a motion with the Bankruptcy Court, based upon a reasonable exercise of the Reorganized Debtors’ business judgment. 10.3 Estimation of Claims The Reorganized Debtors may (but are not required to) at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim pursuant to, and subject to the requirements of, section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors, as applicable, previously objected to such Claim (unless such Claim has been Allowed or Disallowed by Final Order), and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, until such Claim is Allowed or Disallowed by Final Order. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 145 of 179

60 10.4 Adjustment to Claims Without Objection Any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Claims Agent at the direction of the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, Claim Objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, all Claims filed on account of an employee benefit, Benefit Plan, or retiree benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent Reorganized Debtors elect to honor such employee benefit, Benefit Plan, or retiree benefit, without any further notice to or action, order or approval of the Bankruptcy Court. 10.5 Single Satisfaction Where a claimant has asserted one or more Priority Claims or rights of reclamation arising out of a single transaction, the Debtors shall have the option which of these Priority Claims or rights of reclamation to satisfy, and all other remedies, Claims, and theories of recovery by such claimant arising out of that transaction shall then be disallowed upon such satisfaction without further order of the Bankruptcy Court. 10.6 No Distributions Pending Allowance Notwithstanding any other provision hereof, if any portion of a Claim is Disputed, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes Allowed. 10.7 Distributions After Allowance Subject to Section 9.13 of the Plan, to the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. 10.8 Resolutions of Claims As of and following the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims against the Debtors and to compromise, settle or otherwise resolve any Disputed Claims against the Debtors without approval of the Bankruptcy Court. 10.9 Disallowance of Certain Claims Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any Distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 146 of 179

61 all sums due, if any, to the Debtors by such Person have been turned over or paid to the Reorganized Debtors. 10.10 [Intentionally Omitted] 10.11 Amendments to Claims (a) Where a proof of Claim is amended after the applicable Bar Date to (i) assert a Priority Claim that was not asserted in a timely-filed proof of Claim or (ii) increase the amount of the Claim asserted in the timely-filed proof of Claim, such Claim(s) shall be deemed Disallowed in full and expunged without any further action for purposes of the Plan, unless the holder of such Claim(s) obtains leave of the Bankruptcy Court to amend its proof of Claim on or prior to the date of the Confirmation Hearing. (b) On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors and, in the case of a General Unsecured Claim, the Litigation Trustee. Any such new or amended Claim filed without prior authorization shall be deemed Disallowed in full and expunged without any further action. 10.12 Claims Paid and Payable by Third Parties A Claim shall be disallowed without a Claim Objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtors or the Reorganized Debtors. No Distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged from the Claims Register without a Claim Objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court. ARTICLE XI. EXECUTORY CONTRACTS AND LEASES 11.1 Executory Contracts and Unexpired Leases Deemed Rejected (a) On the Effective Date, all of the Debtors’ executory contracts and unexpired leases will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent (i) the Debtors previously have assumed, assumed and assigned, or rejected such executory contract or unexpired lease, (ii) prior to the Effective Date, the Debtors have filed a motion to assume, assume and assign, or reject an executory contract or unexpired lease on which the Bankruptcy Court has not ruled, (iii) an executory contract and unexpired lease is identified in the Plan Supplement as an executory contract or unexpired lease to be assumed or assumed and assigned pursuant to the Plan, or (iv) executory contracts and unexpired leases Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 147 of 179

62 under which the counterparty has consented to the extension of the time by which the Debtors must assume or reject to a date beyond the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all rejections of executory contracts and unexpired leases pursuant to this Section 11.1 and sections 365(a) and 1123 of the Bankruptcy Code. (b) Notwithstanding Section 11.1(a) of the Plan, to the extent (i) any Debtor is a party to any non-disclosure or confidentiality agreement, (ii) any such agreement constitutes an executory contract, and (iii) such agreement (1) has not been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (2) is not subject to a pending motion for reconsideration or appeal of an order authorizing the assumption or rejection of such executory contract, (3) has not been noticed for rejection and such notice has been served on the applicable counterparty on or prior to the Effective Date, then such agreement will be assumed as of the Effective Date by the corresponding Debtor, in accordance with the provisions and requirements of sections 365 of the Bankruptcy Code. No Cure shall be paid in connection with the assumption of such an agreement. (c) The listing of a document in the Plan Supplement shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any Liability thereunder. At any time before the Effective Date, the Debtors, with the consent of the Majority Financing Support Parties, may withdraw or modify the designation of any executory contract or unexpired lease for assumption or assumption and assignment. 11.2 Inclusiveness Unless otherwise specified in the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and all executory contracts or unexpired leases appurtenant to the premises thereof, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to the premises thereof, in each case, without regard to whether such agreement, instrument or other document is listed in the Plan Supplement. 11.3 Provisions Related to Cure Payments and Rejection Damages The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions or rejections described in this Article XI pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption or rejection of such executory contract or unexpired lease, including objecting to the Cure amount designated by the Debtors as payable in connection with an assumption, will be deemed to have consented to such assumption or rejection and agreed to the specified Cure amount. Approval in the Confirmation Order of the assumption of an executory contract or unexpired lease shall constitute a finding Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 148 of 179

63 that there are no defaults under such contract or lease or that all defaults are cured (including any defaults that would allow the counterparty to terminate such contract or lease on the basis that a Debtor sought chapter 11 relief). (a) Claims on Account of the Rejection of Executory Contracts and Unexpired Leases All proofs of Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan must be filed with the Claims Agent and served upon the Debtors or the Reorganized Debtors, as applicable, and the Litigation Trustee no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease and (b) notice of entry of the Confirmation Order. Any Person that is required to file a proof of Claim arising from the rejection of an executory contract or an unexpired lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors or the Reorganized Debtors or the Estates and their respective properties or the Litigation Trustee, and the Debtors and the Reorganized Debtors and the Estates and their respective properties and the Litigation Trustee shall be forever discharged from any and all Liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to permanent injunction. In no event shall any counterparty to a rejected contract or lease be permitted to exercise any non-monetary contractual remedies under such contract or lease against the Debtors, the Reorganized Debtors, the Estates, their respective properties, the Litigation Trust, or the Litigation Trustee. All such remedies shall, as of the Effective Date, be subject to permanent injunction. (b) Procedures for Counterparties to Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan. (i) Any monetary defaults under each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied by the Debtors or the Reorganized Debtors, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure amount in Cash on the Effective Date or as soon thereafter as is practicable. The Plan Supplement will identify any contracts or leases proposed to be assumed under the Plan, as well as the proposed Cure amounts to be paid to applicable counterparties in connection with such assumption. In the event that the Debtors do not propose a Cure amount to be paid to the applicable counterparty, the Cure amount for such party’s executory contract or unexpired lease shall be deemed to be zero dollars ($0.00). Any objection by a counterparty to an executory contract or unexpired lease to a proposed assumption or related Cure amount must be filed, served and actually received by the Debtors by the deadline for filing objections to the Plan. Any counterparty to a contract or lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have assented to the assumption of its contract or leases on the terms proposed in the Plan and the Plan Supplement. (ii) In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 149 of 179

64 assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the Cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption, unless otherwise agreed between the Debtors or the Reorganized Debtors, as the case may be, and the counterparty to such executory contract or unexpired lease. If any objection of a counterparty to Cure is sustained by the Bankruptcy Court, whether prior to or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may elect to reject such executory contract or unexpired lease in lieu of assuming it without further order of the Bankruptcy Court. 11.4 Indemnification Obligations Except as specifically set forth in the Exit Financing Commitment Letter, the Plan, or the Plan Documents, as of the Effective Date, the Debtors and the Reorganized Debtors shall have no continuing indemnification obligations under any executory contracts or unexpired leases. 11.5 Insurance Policies Unless specifically rejected by order of the Bankruptcy Court, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, shall, to the extent executory, be assumed under the Plan. Nothing contained in this Section 11.5 shall constitute or be deemed a waiver of any Cause of Action that the Debtors or the Reorganized Debtors, as applicable, may hold against any Person, including the insurer, under any of the Debtors’ insurance policies. 11.6 Benefit Plans Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtors may, in their discretion, continue to honor, in the ordinary course of business, the Benefit Plans of the Debtors from and after the Effective Date. 11.7 Retiree Benefits On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 150 of 179

65 ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN 12.1 Conditions Precedent to the Confirmation Confirmation of the Plan shall not occur, unless and until the following conditions are satisfied in full or waived in accordance with Section 12.2 of this Plan: (a) The Debtors shall have filed the Plan and Disclosure Statement with the Bankruptcy Court on or before December 21, 2015; (b) The Bankruptcy Court shall have entered the Disclosure Statement Order on or before February 2, 2016, and such order shall not have been stayed or vacated; (c) The DIP Amendment Order shall not have been vacated; (d) The Exit Financing Commitment Letter Order shall not have been modified or vacated; (e) The Bankruptcy Court shall have entered the Confirmation Order confirming the Plan, which Plan shall be consistent with the Plan Term Sheet in all material respects, in form and substance reasonably acceptable to the Debtors, the Committee, the Majority Financing Support Parties and the Majority Consenting Parties on or prior to March 9, 2016; and (f) All Plan Documents shall be consistent with the Plan Term Sheet in all material respects and in form and substance reasonably acceptable to the Majority Financing Support Parties; all Plan Documents other than those listed in clauses (a)-(d) and (f) of the definition of Plan Documents shall also be in form and substance reasonably acceptable to the Majority Consenting Parties; and the Shareholder Agreement and Litigation Trust Agreement shall also be in form and substance reasonably acceptable to the Creditors’ Committee. 12.2 Waiver of Conditions Precedent to Confirmation Each of the conditions set forth in Section 12.1 of the Plan may be waived or modified by the Debtors, with the consent of the Majority Financing Support Parties and, in the case of subsections (a), (b), (e), and, to the extent applicable (f), the Majority Consenting Parties; provided, however, that any waiver or modification that is not consistent with the terms of the Plan Term Sheet in all material respects shall require the consent of all Financing Support Parties and the Majority Consenting Parties; provided, further, any waiver or modification that is not consistent with the terms of the Plan Term Sheet and is materially adverse to the Consenting Parties that are not Financing Support Parties shall also require the consent of the Majority Consenting Parties; provided, further, that any waiver or modification that is not consistent with Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 151 of 179

66 the other terms of the Plan Term Sheet and is materially adverse to any holders of General Unsecured Claims shall also require the consent of the Creditors’ Committee. 12.3 Conditions Precedent to the Effective Date The Effective Date shall not occur, and the Plan shall not become effective with respect to the Debtors, unless and until the following conditions are satisfied in full or waived in accordance with Section 12.4 of the Plan: (a) The Confirmation Order shall be in full force and effect, and shall have become a Final Order; (b) All documents and agreements, and all consents, approvals and other conditions, necessary to consummate the Plan shall have been effected or executed, and the Effective Date shall occur by March 14, 2016; (c) The Litigation Trust Agreement shall have been executed; (d) The Debtors shall not, without the consent of the Majority Financing Support Parties, amend or propose to amend any terms of the DIP Facility (other than as amended by the DIP Amendment Order); (e) The Debtors shall have received the Minimum Tax Refund; (f) All reasonable and documented fees and expenses as set forth in Section 4.3 of the Plan shall have been paid in full in Cash; (g) All reasonable and documented fees and expenses as set forth in Section 4.4 of the Plan shall have been paid in Cash; (h) Without the consent of the Majority Financing Support Parties, from and after November 28, 2015, none of the Debtors shall have sold, conveyed, transferred or otherwise disposed, whether in a single transaction or a series of related transactions, of property or assets of the Debtors or their estates, other than (i) sales of the ASF Furnaces pursuant to the ASF Auction; (ii) Post-Auction Sales; (iii) sales of equipment, materials and other excess assets pursuant to the online auction procedures, which can be found on the Bankruptcy Court’s docket at Docket No. 1671, or the excess assets procedures order, which can be found on the Bankruptcy Court’s docket at Docket No. 811; and (iv) dispositions of assets in the ordinary course of business; (i) Without the consent of Majority Financing Support Parties, which consent shall not be unreasonably withheld, from and after November 28, 2015, none of the Debtors shall have entered into any proposed settlement (other than as contemplated by the Plan) or allowance of any Priority Claim or any proposed settlements, releases or dismissals of any material causes of action, claims or litigation; and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 152 of 179

67 (j) As of the Effective Date, the Closing Cash shall be in an amount no less than the Minimum Closing Cash Threshold; provided, however, that, if the Majority Financing Support Parties refuse to consent to a proposed sale by the Debtors of the Merlin Assets, then the Minimum Closing Cash Threshold Amount shall be reduced by the amount of any Cash losses incurred after such refusal as a result of the continued operation of Merlin pursuant to a budget approved by the Majority Financing Support Parties. 12.4 Waiver of Conditions Precedent to the Effective Date Each of the conditions set forth in Section 12.3 of the Plan may be waived or modified by the Debtors, with the consent of the Majority Financing Support Parties and, in the case of subsections (a), (b), (c), (e), and (f) the Majority Consenting Parties; provided, however, any waiver or modification that is not consistent with the terms of the Plan Term Sheet in all material respects shall require the consent of all Financing Support Parties and the Majority Consenting Parties; provided, further, any waiver or modification that is not consistent with the terms of the Plan Term Sheet and is materially adverse to the Consenting Parties that are not Financing Support Parties shall also require the consent the Majority Consenting Parties; provided, further, that any waiver or modification that is not consistent with the terms of the Plan Term Sheet and is materially adverse to holders of General Unsecured Claims shall also require the consent of the Creditors’ Committee. 12.5 Satisfaction of Conditions Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in Section 12.3 hereof shall not have occurred or otherwise been waived pursuant to Section 12.4 hereof, (a) the Confirmation Order shall be vacated, (b) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (c) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors. ARTICLE XIII. EFFECT OF CONFIRMATION 13.1 Compromise and Settlement of Claims, Equity Interests, and Controversies Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 153 of 179

68 or any Distribution to be made on account of such Allowed Claim or Allowed Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, and controversies (including the settlement and compromise described in Section 8.2 of the Plan), as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Equity Interests, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors and the Litigation Trustee may compromise and settle Claims against them and Causes of Action against other Entities as provided for in this Plan. 13.2 Binding Effect Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan, the Plan Supplement, and the Confirmation Order shall bind (a) any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns (whether or not the Claim or Equity Interests are Impaired under the Plan, whether or not such holder has vote to accept the Plan, and whether or not such holder is entitled to a Distribution under the Plan), (b) all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, (c) each Person acquiring property under the Plan or the Confirmation Order, and (d) any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan. 13.3 Discharge of Claims and Termination of Equity Interests Except as provided in the Plan, the rights afforded in and the payments and Distributions to be made under the Plan shall terminate all Equity Interests and shall discharge all existing Liabilities and Claims of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties, in accordance with section 1141 of the Bankruptcy Code. Except as provided in the Plan, on the Effective Date, all existing Claims against the Debtors and Equity Interests shall be, and shall be deemed to be, released, terminated, extinguished and discharged, and all holders of such Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors and assigns and any of their respective assets or properties or the Litigation Trustee, any other or further Claim or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of interest and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. 13.4 Discharge of Debtors Except as otherwise provided in this Plan or in the Confirmation Order, (1) the rights afforded in this Plan and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 154 of 179

69 Equity Interests of any nature whatsoever, known or unknown that arose prior to the Effective Date, (2) on the Effective Date, all such Claims against, or Equity Interests in, the Debtors shall be satisfied, discharged, and released in full, and (3) all Persons shall be precluded from asserting against the Debtors, the Reorganized Debtors, the Litigation Trust, or any of their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as provided in this Plan or the Confirmation Order, Confirmation will, as of the Effective Date, discharge the Debtors, pursuant to section 1141 of the Bankruptcy Code, from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not a proof of claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code or the holder of a Claim based on such debt has accepted this Plan and satisfy or terminate all Equity Interests and other rights of equity security holder in the Debtors. Without limiting the foregoing, any Claim (or request for monetary relief) that a claimant believes would not be subject to the discharge of claims pursuant to section 1141(d) of the Bankruptcy Code or could otherwise be asserted against the Reorganized Debtor or the Litigation Trust, to the extent such Claim (or request for monetary relief) is based on events occurring before the Effective Date, is hereby discharged. As of the Effective Date, any default by the Debtors with respect to any Claim that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured and without any further force or effect. Upon the Effective Date, all Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against, or terminated Equity Interests in, the Debtors, the Reorganized Debtors, or the Litigation Trust. 13.5 Reservation of Causes of Action/Reservation of Rights Except as provided in Sections 14.1, 14.2, and 14.3 of the Plan, nothing contained in the Plan or under applicable law shall be deemed to be a waiver or the relinquishment of, or give rise to any defense to, any Causes of Action, including Avoidance Actions, Preference Causes of Action, and all other avoidance or equitable subordination actions, recovery Causes of Action, Claim Objections under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code, and Non-Released D&O Causes of Action, that the Debtors, the Reorganized Debtors or the Litigation Trust, as applicable, may have or may choose to assert against any Person, including any creditor of the Debtors. For the avoidance of doubt, the failure to include any Cause of Action that the Debtors, the Reorganized Debtors, or the Litigation Trust may have on the schedule of material causes of actions included in the Plan Supplement shall not be construed as a waiver or relinquishment of such omitted Causes of Action, and all such omitted Causes of Action are hereby preserved for the benefit of the Reorganized Debtors or the Litigation Trust, as the case may be. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 155 of 179

70 ARTICLE XIV. EXCULPATION, RELEASE, INJUNCTION, AND RELATED PROVISIONS 14.1 Exculpation None of the Released Parties or the Committee Exculpated Parties shall have or incur any liability for any claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, relating to or arising out of the Chapter 11 Cases, the formulation, dissemination, implementation, approval, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not release, impair, or otherwise affect (a) the liability of any Person resulting from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence, or (b) the obligations of the Debtors and Reorganized Debtors under the Plan, the Exit Financing, and the Plan Documents; provided further, however, that the foregoing shall not be construed to prohibit (A) the Reorganized Debtors from prosecuting and collecting on any Retained Causes of Action or (b) the Litigation Trust from prosecuting or collecting on any Non-Released D&O Causes of Action. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, discharges and any other applicable law or rules protecting such persons from liability. For the avoidance of doubt, the exculpation of members of the Creditors’ Committee pursuant to this Section 14.1 is limited to the exculpation of liability for any claim, cause of action or other assertion of liability arising out of the discharge of their duties as members of the Creditors’ Committee, and all of the Debtors’ rights and defenses against them in their individual capacity or any other capacity, including as counterparty to any prepetition transaction with the Debtors, are preserved. 14.2 Releases of D&O Releasees Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the efforts expended and to be expended by the D&O Releasees in conjunction with the Debtors’ operational and financial restructuring during the Chapter 11 Cases, the Debtors and the Reorganized Debtors automatically shall release and shall be deemed to release the D&O Releasees from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their estates would have been legally entitled to assert in their own right or on behalf of the holder of any claim or interest or other person, based in whole or in part upon any actions, conduct or omissions occurring prior to the Effective Date and including any actions, conduct or omissions occurring in connection with the Chapter 11 Cases; provided, however, such releases shall not impair any Causes of Action against any Person that is not a D&O Releasee, including the Non-Released D&O Causes of Action. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 156 of 179

71 Notwithstanding anything in the preceding paragraph to the contrary, the Debtors and the Reorganized Debtors do not waive, release or discharge the D&O Releasees from any claims, causes of action, and Liabilities to the extent they have been, are now, could have been, or could be asserted defensively or as a right of offset or recoupment against any Claims arising prior to the Petition Date held or asserted by the D&O Releasees; provided, however, that neither the Debtors nor the Reorganized Debtors will pursue affirmative recovery from any of the D&O Releasees in connection with such a defense, offset, or recoupment. For the avoidance of doubt, nothing in this Section should be construed as a waiver of any defenses that the Debtors or the Reorganized Debtors may have to the merits of any Claims that are not expressly Allowed under the Plan. 14.3 Releases of the Plan Support Party Releasees and the DIP Facility Lender Releasees Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the efforts expended and to be expended and the services and obligations of the Plan Support Party Releasees and the DIP Facility Lender Releasees, each of the Debtor Releasees, the D&O Releasees, the Litigation Trust, the Litigation Trustee, and each holder of a Claim against any of the Debtors (other than the Debtor Releasees, the D&O Releasees, the Litigation Trust, and the Litigation Trustee) who either (a) is entitled to vote to accept or reject the Plan and does not opt out of the release under this Section 14.3 on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases, waives, and discharges unconditionally and forever each of the Plan Support Party Releasees and the DIP Facility Lender Releasees from any and all claims, causes of action, and Liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with, or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date; provided, however, (i) the foregoing release shall not apply to obligations arising under the Plan or Exit Financing; and (ii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or Exit Financing; provided further, however, that the foregoing release shall not impair Claims or Causes of Action against any Person that is not a Plan Support Party Releasee or DIP Facility Lender Releasee. Notwithstanding anything in the preceding paragraph to the contrary, the Debtor Releasees, the Litigation Trust, and the Litigation Trustee do not waive, release or discharge the Plan Support Party Releasees or the DIP Facility Lender Releasees from any claims, causes of action, and Liabilities to the extent they have been, are now, could have been, or could be asserted defensively or as a right of offset or recoupment against any Claims arising prior to the Petition Date, other than any GT Inc. Notes Claims, held or asserted by the Plan Support Party Releasees or the DIP Facility Lender Releasees; provided, however, that none of the Debtor Releasees, the Litigation Trust or the Litigation Trustee will pursue affirmative recovery from any of the Plan Support Party Releasees or the DIP Facility Lender Releasees in connection with such a defense, offset, or recoupment. For the avoidance of doubt, nothing in this Section should be construed as a waiver of any Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 157 of 179

72 defenses that the Debtor Releasees, the Litigation Trust or the Litigation Trustee may have to the merits of any Claims that are not expressly Allowed under the Plan. For the avoidance of doubt, no Underwriter is giving a release against any non- Debtor under this Section 14.3 of the Plan. 14.4 Release of the Debtor Releasees and the D&O Releasees Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for the Distributions to be made under the Plan and in consideration of the efforts expended and to be expended and the services and obligations of the Debtor Releasees and the D&O Releasees, each of the Financing Support Parties, each of the Consenting Parties, and each holder of a Claim against any of the Debtors (other than the Financing Support Parties and the Consenting Parties) who either (a) is entitled to vote to accept or reject the Plan and does not opt out of the release under this Section 14.4 on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases, waives, and unconditionally and forever discharges the Debtor Releasees and the D&O Releasees from any Claims, causes of action, and Liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date; provided, however, (i) the foregoing release shall not apply to obligations arising under the Plan or the Exit Financing; (ii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or Exit Financing; and (iii) the foregoing release shall not be construed to prohibit (A) the Reorganized Debtors from prosecuting and collecting on any Retained Causes of Action or (B) the Litigation Trust from prosecuting or collecting on any Non-Released D&O Causes of Action; provided further, however, that the foregoing release, as it relates to the Financing Support Parties and the Consenting Parties, shall be effective only with respect to the Debtor Releasees and the D&O Releasees who provide reciprocal releases on comparable terms for the benefit of each of the Plan Support Party Releasees. For the avoidance of doubt, no Underwriter is giving a release against any non- Debtor under this Section 14.4 of the Plan. 14.5 Avoidance Actions/Objections Except as provided in Sections 14.1, 14.2, and 14.3 of the Plan, in the Confirmation Order, or by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any and all Causes of Action, including Avoidance Actions, Preference Causes of Action and all other avoidance or equitable subordination actions, recovery Causes of Action, and Claim Objections under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors, against any Person, including any creditor of the Debtors, other than the Non-Released D&O Causes of Action. Notwithstanding anything to the contrary contained in this Plan or under applicable law, Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 158 of 179

73 neither the Allowance of, nor Distribution on account of, any Claim shall be deemed to be a waiver or the relinquishment of, or give rise to any defense to, any such Causes of Action or any Non-Released D&O Causes of Action. 14.6 Injunction Except as otherwise expressly provided in the Plan or Confirmation Order, from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, cause of action, or other proceeding of any kind (including in any judicial, arbitration, administrative or other forum) against or affecting the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, Equity Interest, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (ii) enforcing, levying, attaching (including any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (iv) asserting, directly or indirectly, any setoff, right of subrogation or recoupment right of any kind in respect of any claim against any debt, liability, or obligation due to the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; or (v) commencing or continuing any action or proceeding in any manner or in any place whatsoever that does not conform to or comply with the provisions of this Plan; provided, however, that except as to the Debtors, Reorganized Debtors, the Estates, the Litigation Trust and the Committee Exculpated Parties, the Injunction under this Section 14.6 of the Plan against any of the actions specified in subsections (i)-(v) hereof shall not enjoin any Underwriter from taking any action against any Person. The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their respective assets, properties or Estates. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be fully released and discharged. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 159 of 179

74 Notwithstanding anything in the Plan (including any amendments) or the Confirmation Order, nothing in this Section 14.6 shall (a) preclude the plaintiffs in the Securities Litigation from conducting discovery of the Reorganized Debtors, including seeking production of documents from the Reorganized Debtors through a third-party subpoena with respect to any documents in the possession, custody, or control of the Reorganized Debtors or their agents or (b) preclude the lead plaintiff in the Securities Litigation from seeking recovery from an insurance company, solely to the extent of available insurance coverage and any proceeds thereof, on account of their Subordinated Securities Claims against the Debtors. For the avoidance of doubt, any recoveries on account of such Securities Litigation shall be limited to, and any payments or settlements shall only be provided by available insurance, if any, and no action shall be taken to collect any portion of any settlement, judgment, or other costs from the assets or the properties of the Debtors, the Debtors’ Estates, or the Reorganized Debtors. 14.7 Terms of Stays and Injunctions Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. The discharge and injunctions set forth in Sections 4.1, 8.16(l), 11.3(a), 13.3, 13.4, and 14.6 of the Plan shall permanently remain in full force and effect. 14.8 Securities and Exchange Commission Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Debtor Releasees and the D&O Releasees, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such Governmental Unit against such Person(s) to the extent related to events that occurred prior to the Petition Date. ARTICLE XV. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising under, or arising in or relating to the Chapter 11 Cases or the Plan to the fullest extent legally permissible by 28 U.S.C. § 1334 to hear, and by 28 U.S.C. § 157 to determine, all proceedings in respect thereof, including jurisdiction to: (a) hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom; (b) determine any and all adversary proceedings, including Avoidance Actions, applications, and contested matters; Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 160 of 179

75 (c) hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code; (d) hear and determine any Claim Objections (including requests for estimation) in respect of Disputed Claims, in whole or in part; (e) enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated; (f) issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (g) consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including the Confirmation Order; (h) hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, the Litigation Trust Agreement, any transactions or payments contemplated hereby or thereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court; provided, however, that any dispute arising under or in connection with the Exit Financing shall be determined in accordance with the governing law designated by the applicable documents; (i) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 362(b)(26), 505, and 1146 of the Bankruptcy Code (including any request by the Debtors), prior to the Effective Date or a request by the Reorganized Debtors after the Effective Date for a determination of tax issues under section 362(b)(26) of the Bankruptcy Code or for an expedited determination of tax issues under section 505(b) of the Bankruptcy Code; (j) hear and determine all disputes involving the existence, scope, and nature of the discharges granted under the Plan, the Confirmation Order, or the Bankruptcy Code; (k) issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court; (l) determine such other matters and for such other purposes as may be provided in the Confirmation Order; Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 161 of 179

76 (m) hear and determine any rights or Retained Causes of Action held by the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory; (n) hear and determine any rights or Non-Released D&O Causes of Action held by the Litigation Trustee pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory; (o) recover all assets of the Debtors and property of the Debtors’ Estates, wherever located, including orders under section 542 of the Bankruptcy Code for the turnover of such assets; (p) enforce the terms of the Litigation Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, the Litigation Trust Agreement, any breach or default under the Litigation Trust Agreement, or the transactions contemplated by the Litigation Trust Agreement; (q) enable the Litigation trustee to commence and prosecute the Non-Released D&O Causes of Action which may be brought after the Effective Date; (r) enforce the discharges and releases granted and injunctions issued pursuant to the Plan and the Confirmation Order; (s) enter a final decree closing the Chapter 11 Cases; and (t) hear any other matter not inconsistent with the Bankruptcy Code. ARTICLE XVI. MISCELLANEOUS PROVISIONS 16.1 Effectuating Documents and Further Transactions On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan. 16.2 Withholding and Reporting Requirements In connection with the Plan and all instruments issued in connection therewith and distributed with respect thereto, any party issuing any instrument or making any Distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 162 of 179

77 holder of an Allowed Claim that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution. Any party issuing any instrument or making any Distribution under the Plan has the right, but not the obligation, to refrain from making a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations and, if any party issuing any instrument or making any Distribution under the Plan fails to withhold with respect to any such holder’s Distribution, and is later held liable for the amount of such withholding, the holder shall reimburse such party. The Disbursing Agent may require, as a condition to the receipt of a Distribution, that the holder complete the appropriate Form W-8 or Form W-9, as applicable to each holder or such other information as such Disbursing Agent reasonably requests to comply with applicable tax reporting and withholding laws. If the holder fails to comply with such a request within one year, such Distribution shall be deemed an unclaimed distribution. 16.3 Preservation of Documents Until a final order of judgment or settlement has been entered with respect to all defendants in the Securities Litigation and any other litigation initiated on or before the date that is six years after the Effective Date against the Debtors’ officers or directors (together with the Securities Ligation, collectively, the “D&O Litigation”), the Debtors, the Reorganized Debtors, and/or any transferee of the Debtors’ or the Reorganized Debtors’ books, records, documents, files, electronic data (in whatever format, including native format), or any tangible objects shall preserve and maintain such books and records relevant or potentially relevant to the D&O Litigation consistent with the provisions of the Private Securities Litigation Reform Act and the Federal Rules of Civil Procedure, as if the Debtors or the Reorganized Debtors were parties to the applicable D&O Litigation. Notwithstanding the foregoing, if the Reorganized Debtors determine that they no longer have any need for such books and records, they may destroy or abandon such books and records only if permitted to do so as a result of a final, non-appealable order or orders of either the Bankruptcy Court or the court(s) in which the D&O Litigation is pending, entered after a hearing on reasonable notice to parties-in-interest, including counsel of record for all plaintiffs and defendants in the D&O Litigation. 16.4 Modification of Plan Prior to the Confirmation Date, subject to the consent of the Majority Financing Support Parties, the Plan may be modified to the extent permitted by section 1127(a) of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, subject to the consent of the Majority Financing Support Parties; provided, that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan prior to any alteration, amendment, or modification will be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the holders of the Claims. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 163 of 179

78 Prior to the Effective Date, the Debtors, after consultation with the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee, may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not materially change the treatment of holders of Claims or Equity Interests and are reasonably acceptable to the Majority Financing Support Parties. 16.5 Revocation or Withdrawal of the Plan The Debtors reserve the right to revoke or withdraw the Plan, after consultation with the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee, prior to the Confirmation Date. Subject to the foregoing sentence, if the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors. To the extent that the Bankruptcy Court determines that the requirements for confirmation under section 1129 of the Bankruptcy Code are not satisfied with respect to any particular Debtor, the Plan may go forward with respect to the other Debtors, subject to the consent of the Majority Financing Support Parties and the Debtors, and the Chapter 11 Case of the particular Debtor withdrawing from the Plan shall, at the option of the particular Debtor withdrawing from the Plan and subject to an order of the Bankruptcy Court, be converted to a case under chapter 7 of the Bankruptcy Code. In the event of a conversion to chapter 7 of the Bankruptcy Code by a Debtor that withdraws from the Plan, the Distributions under the Plan to creditors of that Debtor shall not be made and are reserved. 16.6 Plan Supplement The documents identified in clauses (a) through (i) of the definition of Plan Documents and the New Management Agreements will be filed with the Plan Supplement no later than ten (10) calendar days before the deadline for voting to accept or reject the Plan; provided, that the documents included in the Plan Supplement may thereafter be amended and supplemented, prior to the Effective Date or, if later, execution, so long as such amendment or supplement does not materially and adversely change the treatment of holders of Claims. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein. 16.7 Consent Rights Under Plan Term Sheet For purposes of clarification, prior to the occurrence of the Effective Date, nothing in the Plan is intended to or shall be deemed to alter or modify any approval, consent, or objection rights of the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee set forth in the Plan Term Sheet, the Exit Financing Commitment Letter, or the Exit Financing Commitment Letter Order. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 164 of 179

79 16.8 Payment of Statutory Fees On or before the Effective Date, all fees due and payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash. Following the Effective Date, all such fees that become due and payable shall be paid by the applicable entity included in the definition of “Reorganized Debtors” until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code. 16.9 Exemption from Transfer Taxes To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor, the Litigation Trust, or to any other Person pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. 16.10 Expedited Tax Determination The Debtors and the Reorganized Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date. 16.11 Exhibits/Schedules All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein. 16.12 Substantial Consummation On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 165 of 179

80 16.13 Non-Severability of Plan Provisions The terms and provisions of the Plan are non-severable. To the extent the Bankruptcy Court holds any term or provision to be invalid, void, or unenforceable, the Plan may not be confirmed; provided, however, that with the consent of the Debtors and, with respect to matters having an adverse economic effect on the Financing Support Parties, the Majority Financing Support Parties, the Bankruptcy Court may alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. 16.14 Governing Law Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New Hampshire without giving effect to its principles of conflict of law; provided, however, that governance matters relating to the Reorganized Debtors or the Litigation Trust shall be governed by the laws of the state of incorporation or formation thereof. 16.15 Conflicts Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement or Plan Term Sheet conflicts with or is in any way inconsistent with any provision of the Plan, the Plan shall govern and control. 16.16 Reservation of Rights If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Chapter 11 Cases are and will be reserved in full. Any concessions or settlements reflected herein, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Chapter 11 Cases shall be bound or deemed prejudiced by any such concession or settlement. 16.17 Notices All notices, requests and demands to or upon the Debtors, the Reorganized Debtors or the Litigation Trustee must be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided under the Plan, will be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received during the normal business hours of the Reorganized Debtors or Litigation Trustee (otherwise Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 166 of 179

81 any such notice shall be deemed to have been received on the next Business Day) and telephonically confirmed, addressed as follows: If to the Debtors: GTAT Corporation Daniel Webster Highway Merrimack, NH 03054 Attn: Hoil Kim with a copy to: PAUL HASTINGS LLP Park Avenue Tower 75 East 55th Street, First Floor New York, New York 10022 Attn: Luc A. Despins, Esq. Andrew V. Tenzer, Esq. G. Alexander Bongartz, Esq. John J. Ramirez, Esq. and PAUL HASTINGS LLP 600 Travis Street, 58th Floor Houston, Texas 77002 Attn: James T. Grogan, Esq. and NIXON PEABODY LLP 900 Elm Street Manchester, New Hampshire 03101 Attn: Daniel W. Sklar, Esq. Holly J. Barcroft, Esq. If to the Litigation Trust or the Litigation Trustee: Litigation Trust Attn: Eugene I. Davis PIRINATE CONSULTING GROUP, LLC 5 Canoe Brook Drive Livingston, New Jersey 07039 [Remainder of page intentionally left blank.] Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 167 of 179

Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 168 of 179

EXHIBIT B Notice of Confirmation Order Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 169 of 179

Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 170 of 179

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW HAMPSHIRE

In re:	:	**Chapter 11**
GT ADVANCED TECHNOLOGIES INC., *et al.*,	:	**Case No. 14-11916-HJB**
Debtors.[1]	:	**Jointly Administered**

NOTICE OF ENTRY OF ORDER CONFIRMING DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED MARCH 7, 2016

PLEASE TAKE NOTICE THAT:

1. On [___________], 2016, the United States Bankruptcy Court for the District of New Hampshire (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the *Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated March 7, 2016* (the "Plan"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Plan or the Confirmation Order, as applicable.

2. The Plan and Confirmation Order are available free of charge on the website of GTAT's claims and noticing agent, Kurtzman Carson Consultants, LLC ("KCC") at http://www.kccllc net/gtat. The Plan and Confirmation Order are also on file with the Bankruptcy Court and may be viewed by accessing the Court's website at www.nhb.uscourts.gov. To access documents on the Bankruptcy Court's website, you will need a PACER password and login, which can be obtained at www.pacer.psc.uscourts.gov.

Discharge of Claims and Termination of Equity Interests

3. Except as provided in the Plan, the rights afforded in and the payments and Distributions to be made under the Plan shall terminate all Equity Interests and shall discharge all existing Liabilities and Claims of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties, in accordance with section 1141 of the Bankruptcy Code. Except as provided in the Plan, on the Effective Date, all existing Claims against the Debtors and Equity Interests shall be, and shall be deemed to be, released, terminated, extinguished and discharged, and all holders of such Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors and assigns and any of their respective assets or properties or the Litigation Trustee, any other or further Claim or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

Discharge of Debtors and Permanent Injunction

4. Except as otherwise provided in the Plan or in the Confirmation Order, (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, known or unknown that arose prior to the Effective Date, (2) on the Effective Date, all such Claims against, or Equity Interests in, the Debtors shall be satisfied, discharged, and released in full, and (3) all Persons shall be precluded from asserting against the Debtors, the Reorganized Debtors, the Litigation Trust, or any of their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as provided in the Plan or the Confirmation Order, Confirmation will, as of the Effective Date, discharge the Debtors, pursuant to section 1141 of the Bankruptcy Code, from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code or the holder of a Claim based on such debt has accepted the Plan and satisfy or terminate all Equity Interests and other rights of equity security holder in the Debtors. Without limiting the foregoing, any Claim (or request for monetary relief) that a claimant believes would not be subject to the discharge of claims pursuant to section 1141(d) of the Bankruptcy Code or could otherwise be asserted against the Reorganized Debtor or the Litigation Trust, to the extent such Claim (or request for monetary relief) is based on events occurring before the Effective Date, is hereby discharged. As of the Effective Date, any default by the Debtors with respect to any Claim that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured and without any further force or effect.

[1] The Debtors, along with the last four digits of each debtor's tax identification number, as applicable, are: GT Advanced Technologies Inc. (6749), GTAT Corporation (1760), GT Advanced Equipment Holding LLC (8329), GT Equipment Holdings, Inc. (0040), Lindbergh Acquisition Corp. (5073), GT Sapphire Systems Holding LLC (4417), GT Advanced Cz LLC (9815), GT Sapphire Systems Group LLC (5126), and GT Advanced Technologies Limited (1721). The Debtors' corporate headquarters are located at 243 Daniel Webster Highway, Merrimack, NH 03054.

2 5. Except as otherwise expressly provided in the Plan or Confirmation Order, from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, cause of action, or other proceeding of any kind (including in any judicial, arbitration, administrative or other forum) against or affecting the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, Equity Interest, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to the Plan; (ii) enforcing, levying, attaching (including any pre- judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to the Plan; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to the Plan; (iv) asserting, directly or indirectly, any setoff, right of subrogation or recoupment right of any kind in respect of any claim against any debt, liability, or obligation due to the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to the Plan; or (v) commencing or continuing any action or proceeding in any manner or in any place whatsoever that does not conform to or comply with the provisions of the Plan. The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their respective assets, properties or Estates. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be fully released and discharged. Notwithstanding anything in the Plan (including any amendments) or the Confirmation Order, nothing in the Section 14.6 shall (a) preclude the plaintiffs in the Securities Litigation from conducting discovery of the Reorganized Debtors, including seeking production of documents from the Reorganized Debtors through a third-party subpoena with respect to any documents in the possession, custody, or control of the Reorganized Debtors or their agents or (b) preclude the lead plaintiff in the Securities Litigation from seeking recovery from an insurance company, solely to the extent of available insurance coverage and any proceeds thereof, on account of their Subordinated Securities Claims against the Debtors. For the avoidance of doubt, any recoveries on account of such Securities Litigation shall be limited to, and any payments or settlements shall only be provided by available insurance, if any, and no action shall be taken to collect any portion of any settlement, judgment, or other costs from the assets or the properties of the Debtors, the Debtors’ Estates, or the Reorganized Debtors. Deadline For Filing Contract Rejection Damage Claims 6. If you are a counterparty to an executory contract or unexpired lease that (i) has not been previously assumed, assumed and assigned, or rejected or is not the subject of a motion to assume, assume and assign, or reject that has been filed prior to the Effective Date and on which the Bankruptcy Court has not yet ruled, (ii) is not identified in the Plan Supplement, the Plan, or the Confirmation Order as an executory contract or unexpired lease to be assumed and assigned pursuant to the Plan, or (iii) is not the subject of an agreement to extend the time by which the Debtors must assume or reject to a date beyond the Effective Date, then your contract or unexpired lease has been rejected by GTAT as provided for in the Plan.2 7. All proofs of Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan must be filed with the Claims Agent and served upon the Debtors or the Reorganized Debtors, as applicable, and the Litigation Trustee no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease and (b) notice of entry of the Confirmation Order. No proofs of Claim may be delivered by facsimile, telecopy, or electronic mail transmission. 8. Any Person that is required to file a proof of Claim arising from the rejection of an executory contract or an unexpired lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors or the Reorganized Debtors or the Estates and their respective properties or the Litigation Trustee, and the Debtors and the Reorganized Debtors and the Estates and their respective properties and the Litigation Trustee shall be forever discharged from any and all Liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to permanent injunction. In no event shall any counterparty to a rejected contract or lease be permitted to exercise any non-monetary 2 GTAT reserves the right, on or prior to the Effective Date, to amend the Plan Supplement to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be assumed as of the Effective Date. GTAT shall provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on the Plan Supplement shall not constitute an admission by GTAT that such document is an executory contract or an unexpired lease or that GTAT has any liability thereunder. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 171 of 179

Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 172 of 179

EXHIBIT C Disbursement Agent Agreement Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 173 of 179

DISBURSING AGENT AGREEMENT March __, 2016 Delaware Trust Company One Little Falls Centre 2711 Centerville Road Wilmington, DE 19808 Attention: Corporate Trust Administration Re: In re GT Advanced Technologies, Inc. et al. Chapter 11 Case No. 14-11916 (HJB); Disbursing Agent Agreement Ladies and Gentlemen: You have been requested to act as a “Disbursing Agent” under that certain Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated February 1, 2016 [Docket No. 2998] (as it may be amended or modified, the “Plan”).1 WHEREAS; on October 6, 2014 (the “Petition Date”), GT Advanced Technologies, Inc. and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) commenced voluntary cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Hampshire (the “Court”). WHEREAS; a hearing to consider confirmation of the Plan under section 1129 of the Bankruptcy Code is scheduled to commence on March 3, 2016. WHEREAS section 9.3 of the Plan provides for disbursements to be made by the Disbursing Agent, which may be a person designated by the Reorganized Debtors; and For purposes of this Agreement, the term Debtors shall mean the Reorganized Debtors on and after the Effective Date of the Plan. As used herein “Agreement” shall mean this Disbursing Agent Agreement. To the extent that any terms of this Agreement conflict with the terms of the Plan, the terms of the Plan shall govern. References to “you” or the “Disbursing Agent” shall mean Delaware Trust Company in its capacity as Disbursing Agent pursuant to this Agreement and the Plan. The Debtors and the Disbursing Agent, in consideration of the mutual covenants herein and intending to be legally bound hereby, agree as follows: 1. Appointment as Disbursing Agent. Subject to confirmation of the Plan by the Court, Delaware Trust Company has been appointed to act as Disbursing Agent of this 1 Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Plan. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 174 of 179

Agreement and Delaware Trust Company hereby agrees to serve in such capacity, upon the terms and conditions set forth herein. 2. Payment Schedule. The Debtors or their authorized representatives have furnished or will furnish you with one or more electronic schedules in a form acceptable to the Disbursing Agent (the “Payment Schedule”) showing the name, tax identification number, phone number, address, tax withholding instructions and payment instructions of each payee of record at the Distribution Record Date, the amount to be paid to each such payee and such other information as the Disbursing Agent may reasonably request in order to complete its duties hereunder. Any such Payment Schedule shall identify whether it is with regard to payment of administrative expenses or professional expenses. Upon receipt of written direction of the Debtors or the Reorganized Debtors you shall promptly distribute all of the Disbursing Agent Funds in accordance with the Payment Schedule. Unless otherwise indicated in writing by the Debtors, no taxes or other withholdings are required to be made under applicable law or otherwise with respect to any payment to be made by Disbursing Agent. All documentation necessary to support a claim of exemption or reduction in such taxes or other withholdings has been timely collected by the Debtors and copies will be provided to Disbursing Agent promptly upon a request therefor. Unless otherwise agreed to in writing by Disbursing Agent, all tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to payments made hereunder shall be timely filed and prepared by the Debtors, including but not limited to any applicable reporting or withholding pursuant to the Foreign Account Tax Reporting Act ("FATCA"). The Debtors acknowledge and agree that the Disbursing Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable reporting with respect to the Disbursing Agent Funds. Notwithstanding the above, Disbursing Agent shall have the right to withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution. 3. Provision of Disbursing Agent Funds. Prior to the Distribution Date, the Debtors or such other party on behalf of the Debtors will deposit, or cause to be deposited, with you in a special segregated account titled "GTAT Disbursing Agent Account" for the benefit of the payees set forth on the Payment Schedule, immediately available funds in U.S. dollars (the “Disbursing Agent Funds”) that total the aggregate of the amounts referred to on the Payment Schedule and required to be distributed by the Disbursing Agent on the Distribution Date. The Disbursing Agent shall establish a subaccount of the GTAT Disbursing Agent Account for payment of professional expense claims titled “GTAT Disbursing Agent Account – Professional Expense Subaccount”. The Disbursing Agent is hereby authorized and directed to, upon receipt of a Payment Schedule for such professional expenses to transfer Disbursing Agent Funds equaling the amount of such professional expenses into the GTAT Disbursing Agent Account – Professional Expense Subaccount for further payment as directed by the Payment Schedule. The Disbursing Agent Funds shall be paid and disbursed only in accordance with the terms of this Agreement and the Plan and shall not be withdrawn by the Debtors or used or applied for any purpose other than for payment to the payees. 4. Investment of Disbursing Agent Funds. The Disbursing Agent Fund shall not be invested by Disbursing Agent. The Disbursing Agent may earn compensation in the form of short-term interest on items like uncashed distribution checks (from the date issued until the date cashed), funds that we are directed not to invest, or deposits awaiting investment direction or received too late to be invested overnight in previously directed investments. Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 175 of 179

5. Termination. The Debtors may terminate this Agreement upon 30 days written notice; provided, however that the effective date of such termination shall be such date as provided in the termination letter. You may resign from your appointment under this Agreement upon 60 days’ prior written notice to the Debtors. Upon resignation, any portion of the Disbursing Agent Funds provided by the Debtors to you shall be released by you to a successor Disbursing Agent to be determined by the Debtors. Should the Debtors not be able to identify a successor Disbursing Agent within 30 days of the Disbursing Agent's resignation, the Disbursing Agent may petition the Bankruptcy Court to appoint a successor Disbursing Agent. Upon any such resignation and any such release of Disbursing Agent Funds, you shall be relieved and discharged of any further responsibilities with respect to your duties hereunder. Upon payment by the Debtors of all your outstanding fees and expenses, you will forward to the Debtors or its designee promptly any document relating to your previous duties hereunder that you may receive after your appointment has so terminated. 6. Concerning the Disbursing Agent. As an agent for the Debtors to the extent provided in the Plan, you: (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by you and the Debtors; (b) shall have no obligation to make payment unless the Debtors or other party on behalf of Debtors, has provided or caused to be provided the necessary immediately available funds and reasonably acceptable instructions to pay in full amounts due and payable with respect thereto; (c) subject to compliance with your obligations hereunder , shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any certificates or other agreements; (d) may rely on, and shall be fully authorized and protected in acting, or failing to act, as the case may be, upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to you and believed by you, based on your experience, to be genuine and to have been signed by the proper party or parties; (e) shall not be liable or responsible for any failure of the Debtors to comply with any of its obligations, including without limitation obligations under applicable securities laws; (f) may rely on and shall be authorized and protected in acting or failing to act, as the case may be, upon the written, telephonic and oral instructions of authorized officers of the Debtors with respect to any matter relating to you acting as Disbursing Agent covered by this Agreement (or supplementing or qualifying any such actions); (g) may consult counsel satisfactory to you at your own expense; (h) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person, and; Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 176 of 179

(j) make no representations and warranties as to the validity, value, genuiness or collectibility of any security or other documents or instruments held by or delivered to it. 7. Further Assurances. From time to time and after the date hereof, the Debtors shall deliver or cause to be delivered to the Disbursing Agent such further documents and instruments and shall do and cause to be done such further acts as the Disbursing Agent shall reasonably request (it being understood that the Disbursing Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement and the Plan, to evidence compliance herewith or to assure itself that it is protected in acting hereunder and under the Plan. 8. Oral Instructions. Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Debtors as soon as practicable. You shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section. 9. Compensation; Fees and Expenses. For your services as Disbursing Agent hereunder in connection with (i) professional fee claims, the Debtors jointly and severally shall pay to you a one-time set-up fee of $1,000.00 payable upon the Effective Date of the Plan, an annual disbursing agent fee of $5,000.00 payable upon the effective date of this Agreement and upon each annual anniversary date of this Agreement and transaction fees of $35.00/domestic wire initiated; $50.00/international wire initiated; $10.00/check issued and $12.00 for each 1099 form issued (together, the “Professional Claims Fee”) and (ii) in connection with administrative expense claims, the Debtors shall pay to you a one-time set-up fee of $5,000.00 payable upon the Effective Date of the Plan, an initial disbursing agent fee of $5,000.00 (covering the first block of 200 or fewer disbursements in each distribution) and an additional fee of $2,500.00 (covering each additional block of 200 or fewer disbursements for each distribution) and transaction fees of $35.00/domestic wire initiated; $50.00/international wire initiated; $10.00/check issued and $12.00 for each 1099 form issued (together, the “Administrative Claims Fee”). The Fee shall include all of the services provided by you under this Agreement and the Plan, including, without limitation, providing toll free telephone service. In addition to the Fee, the Debtors will reimburse you for reasonable out-of-pocket expenses (including overtime, postage, stationary, file conversion costs, telephone expenses unrelated to the toll free telephone service, mailing service costs, etc.). 10. Standard of Care. The Disbursing Agent shall at all times act in good faith and agree to use its best efforts within reasonable time limits to insure the accuracy of all services performed under this Agreement and the Plan, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its gross negligence, fraud, bad faith or intentional misconduct or that of its employees, agents or representatives. 11. Indemnification. The Debtors, jointly and severally, solely from each of their assets, covenant to indemnify and hold harmless the Disbursing Agent and its directors, officers, agents, affiliates and employees (the “Indemnitees”) to the fullest extent permitted by law from and against any and all losses, claims, taxes, damages, reasonable expenses and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted against such Indemnitees with respect to the execution, delivery or performance of this Agreement or the transactions contemplated hereby and the Indemnitees shall not be liable for actions taken or Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 177 of 179

omitted in your capacity as Disbursing Agent of, or on behalf of, or in fulfillment of your duties with respect to this Agreement, except those acts that are determined by Final Order to have arisen out of The Disbursing Agent’s own gross negligence, fraud or reckless or willful misconduct, and the Indemnitees shall be entitled to be indemnified, held harmless, and reimbursed for fees and expenses including, without limitation, reasonable attorney’s fees, which such persons and entities may incur or may become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such Indemnitees regarding the implementation or administration of this Agreement or the discharge of your duties hereunder or in respect hereof, except for any actions or inactions that are determined by Final Order to have arisen out of their own gross negligence, fraud, recklessness, or willful misconduct. 12. Severability. If any provision of this Agreement shall be held illegal, invalid, or unenforceable under any applicable law, this Agreement shall be construed and enforced as if such provision had not been contained herein and the legality, validity and enforceability of the other provisions of this Agreement will not be affected or impaired thereby. 13. Notices. Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Debtors, to its address set forth beneath its signature to this Agreement, or, if to the Disbursing Agent, to Delaware Trust Company, One Little Falls Centre, Suite 400, 2711 Centerville Road, Wilmington, DE 19808, Attention: Corporate Trust Administration, or to such other address as a party hereto shall notify the other party hereto. 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws rules or principles, and shall inure to the benefit of, and be enforceable by, and be binding upon, the respective successors and assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of the other party hereto. 15. Amendment. No provision of this Agreement may be amended, modified, or waived, except in writing signed by both parties hereto. 16. Third Party Beneficiaries. This Agreement is intended to be for the benefit of, and shall be enforceable in all respects by, the holders of Allowed Claims. Very truly yours, __________________________________ By: Name: Title: Address: Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 178 of 179

Accepted and agreed to as of the date above first written: Delaware Trust Company as Disbursing Agent By: _________________________ Name: Title: Fax: (302) 636-8666 Tel: (302) 291-6116 Case: 14-11916-HJB Doc #: 3310 Filed: 03/08/16 Desc: Main Document Page 179 of 179